Oppenheimer Intermediate Municipal Fund

6803 South Tucson Way, Englewood, Colorado 80112
1-800-525-7048

Statement of Additional Information dated January 28, 2002

         This Statement of Additional  Information is not a prospectus.  This document contains additional information about the Fund and supplements  information in the Prospectus  dated January 28, 2002. It should be read together with the  Prospectus,  which may be obtained by writing to the Fund's Transfer Agent,  OppenheimerFunds  Services,  at P.O.
Box 5270,  Denver,  Colorado  80217 or by  calling  the  Transfer  Agent at the  toll-free  number  shown  above or by downloading it from the OppenheimerFunds Internet website at www.oppenheimerfunds.com.

Contents                                                                                                       Page

About the Fund

About Your Account

Financial Information About the Fund

A B O U T  T H E  F U N D

Additional Information About the Fund's Investment Policies and Risks

The  investment  objective and the principal  investment  policies of the Fund are described in the  Prospectus.  This
Statement  of  Additional  Information  contains  supplemental  information  about  those  policies  and the  types of securities  that  the  Fund's  investment  Manager,  OppenheimerFunds,  Inc.,  can  select  for the  Fund.  Additional explanations are also provided about the strategies the Fund may use to try to achieve its objective.

The Fund's  Investment  Policies.  The composition of the Fund's  portfolio and the techniques and strategies that the
Fund's  Manager uses in selecting  portfolio  securities  will vary over time.  The Fund is not required to use all of the  investment  techniques and  strategies  described  below at all times in seeking its goal. It may use some of the special investment techniques and strategies at some times or not at all.

         The Fund does not make investments with the objective of seeking capital growth.  However,  the values of the securities  held by the Fund may be affected by changes in general  interest rates and other  factors,  prior to their maturity.  Because the current values of debt securities vary inversely with changes in prevailing  interest rates, if interest rates increase after a security is purchased,  that security will normally fall in value. Conversely,  should interest rates decrease after a security is purchased, normally its value will rise.

         However,  those  fluctuations  in value will not  generally  result in  realized  gains or losses to the Fund unless the Fund sells the security  prior to the security's  maturity.  A debt security held to maturity is redeemable by its  issuer at full  principal  value  plus  accrued  interest.  The Fund does not  usually  intend to  dispose  of securities prior to their maturity,  but may do so for liquidity  purposes,  or because of other factors affecting the issuer that cause the Manager to sell the  particular  security.  In that case,  the Fund could realize a capital gain or loss on the sale.

         There are  variations  in the  credit  quality of  municipal  securities,  both  within a  particular  rating classification  and between  classifications.  These variations  depend on numerous  factors.  The yields of municipal securities depend on a number of factors,  including general  conditions in the municipal  securities market, the size of a  particular  offering,  the  maturity  of the  obligation  and rating (if any) of the issue.  These  factors  are discussed in greater detail below.

         |X| Portfolio  Turnover.  A change in the securities held by the Fund from buying and selling  investments is known as "portfolio  turnover."  Short-term  trading  increases the rate of portfolio  turnover and could increase the
Fund's  transaction  costs.  However,  the Fund ordinarily  incurs little or no brokerage  expense because most of the
Fund's portfolio transactions are principal trades that do not require payment of brokerage commissions.

         The Fund  ordinarily  does not  trade  securities  to  achieve  capital  gains,  because  they  would  not be tax-exempt  income.  To a limited  degree,  the Fund may engage in short-term  trading to attempt to take advantage of short-term market variations.  It may also do so to dispose of a portfolio security prior to its maturity.  That might be done if, on the basis of a revised credit  evaluation of the issuer or other  considerations,  the Manager believes such disposition is advisable or the Fund needs to generate cash to satisfy  requests to redeem Fund shares.  In those cases,  the Fund may realize a capital gain or loss on its  investments.  The Fund's  annual  portfolio  turnover rate normally is not expected to exceed 100%.

Municipal  Securities.  The types of municipal securities in which the Fund may invest are described in the Prospectus under "About the Fund's  Investments."  Municipal  securities are generally  classified as general  obligation  bonds, revenue  bonds  and  notes.  A  discussion  of the  general  characteristics  of these  principal  types of  municipal securities follows below.

         |X|  Municipal  Bonds.  We have  classified  municipal  securities  having a maturity  (when the  security is issued) of more than one year as "municipal  bonds." The principal  classifications  of long-term  municipal bonds are
"general  obligation" and "revenue"  (including  "industrial  development")  bonds.  They may have fixed,  variable or floating rates of interest, as described below.

         Some bonds may be  "callable,"  allowing the issuer to redeem them before  their  maturity  date.  To protect bondholders,  callable bonds may be issued with  provisions  that prevent them from being called for a period of time.
Typically,  that is 5 to 10 years from the issuance date.  When interest rates  decline,  if the call  protection on a bond has  expired,  it is more  likely  that the  issuer  may call the bond.  If that  occurs,  the Fund might have to reinvest the proceeds of the called bond in bonds that pay a lower rate of return.

           |_| General  Obligation  Bonds.  The basic security behind general  obligation bonds is the issuer's pledge of its full faith and credit and taxing  power,  if any, for the  repayment of principal  and the payment of interest.
Issuers of general obligation bonds include states,  counties,  cities, towns, and regional districts. The proceeds of these  obligations  are used to fund a wide  range of  public  projects,  including  construction  or  improvement  of schools,  highways  and roads,  and water and sewer  systems.  The rate of taxes that can be levied for the payment of debt service on these bonds may be limited or  unlimited.  Additionally,  there may be limits as to the rate or amount of special assessments that can be levied to meet these obligations.

           |_| Revenue Bonds.  The principal  security for a revenue bond is generally the net revenues derived from a particular  facility,  group of facilities,  or, in some cases, the proceeds of a special excise tax or other specific revenue source.  Revenue bonds are issued to finance a wide variety of capital  projects.  Examples include  electric,
gas,  water  and  sewer  systems;  highways,  bridges,  and  tunnels;  port  and  airport  facilities;   colleges  and
universities; and hospitals.

         Although  the  principal  security  for  these  types  of bonds  may vary  from  bond to bond,  many  provide additional  security  in the form of a debt  service  reserve  fund that may be used to make  principal  and  interest payments on the issuer's obligations.  Housing finance authorities have a wide range of security,  including partially or fully insured mortgages, rent subsidized and/or collateralized  mortgages,  and/or the net revenues from housing or other  public  projects.  Some  authorities  provide  further  security  in the  form of a  state's  ability  (without obligation) to make up deficiencies in the debt service reserve fund.

           |_| Industrial  Development  Bonds.  Industrial  development  bonds are considered  municipal  bonds if the interest  paid is exempt from  federal  income  tax.  They are issued by or on behalf of public  authorities  to raise money to finance  various  privately  operated  facilities  for  business  and  manufacturing,  housing,  sports,  and pollution control.  These bonds may also be used to finance public facilities such as airports,  mass transit systems, ports,  and parking.  The payment of the  principal  and interest on such bonds is dependent  solely on the ability of the facility's user to meet its financial  obligations and the pledge,  if any, of real and personal property financed by the bond as security for those payments.

         |_| Private Activity  Municipal  Securities.  The Tax Reform Act of 1986 (the "Tax Reform Act")  reorganized, as well as amended, the rules governing tax exemption for interest on certain types of municipal  securities.  The Tax
Reform Act  generally did not change the tax  treatment of bonds issued in order to finance  governmental  operations.
Thus,  interest on general  obligation  bonds  issued by or on behalf of state or local  governments,  the proceeds of which are used to finance the  operations of such  governments,  continues to be tax-exempt.  However,  the Tax Reform
Act limited the use of tax-exempt bonds for  non-governmental  (private)  purposes.  More stringent  restrictions were placed on the use of proceeds of such bonds.  Interest on certain private  activity bonds is taxable under the revised rules.  There is an exception for "qualified"  tax-exempt  private activity bonds, for example,  exempt facility bonds including certain  industrial  development  bonds,  qualified  mortgage bonds,  qualified Section 501(c)(3) bonds, and qualified student loan bonds.

         In addition,  limitations as to the amount of private  activity bonds which each state may issue were revised downward by the Tax Reform Act, which will reduce the supply of such bonds.  The value of the Fund's  portfolio  could be affected if there is a reduction in the availability of such bonds.

         Interest on certain  private  activity bonds issued after August 7, 1986,  which  continues to be tax-exempt, will be treated as a tax preference  item subject to the  alternative  minimum tax (discussed  below) to which certain taxpayers are subject.  The Fund may hold municipal  securities the interest on which (and thus a proportionate  share of the  exempt-interest  dividends  paid by the Fund)  will be  subject  to the  Federal  alternative  minimum  tax on individuals and corporations.

         The Federal  alternative  minimum tax is designed to ensure that all persons who receive income pay some tax, even if their  regular  tax is  zero.  This is  accomplished  in part by  including  in  taxable  income  certain  tax preference  items that are used to calculate  alternative  minimum taxable income.  The Tax Reform Act made tax-exempt interest from certain  private  activity bonds a tax preference  item for purposes of the  alternative  minimum tax on individuals and corporations.  Any exempt-interest  dividend paid by a regulated investment company will be treated as interest  on a specific  private  activity  bond to the extent of the  proportionate  relationship  the  interest  the investment company receives on such bonds bears to all its exempt interest dividends.

         In addition,  corporate taxpayers subject to the alternative minimum tax may, under some circumstances,  have to include  exempt-interest  dividends in calculating  their alternative  minimum taxable income.  That could occur in situations where the "adjusted current earnings" of the corporation exceeds its alternative minimum taxable income.

         To determine  whether a municipal  security is treated as a taxable private activity bond, it is subject to a test for: (a) a trade or business use and security  interest,  or (b) a private loan  restriction.  Under the trade or business use and security  interest  test, an obligation is a private  activity bond if: (i) more than 10% of the bond proceeds  are used for private  business  purposes and (ii) 10% or more of the payment of principal or interest on the issue is directly or  indirectly  derived from such private use or is secured by the  privately  used  property or the payments  related to the use of the property.  For certain types of uses, a 5% threshold is  substituted  for this 10%
threshold.

         The term  "private  business  use" means any direct or indirect  use in a trade or business  carried on by an individual  or entity other than a state or municipal  governmental  unit.  Under the private  loan  restriction,  the amount of bond  proceeds  that may be used to make private loans is limited to the lesser of 5% or $5.0 million of the proceeds.  Thus,  certain issues of municipal  securities  could lose their  tax-exempt  status  retroactively  if the issuer  fails to meet  certain  requirements  as to the  expenditure  of the  proceeds of that issue or the use of the bond-financed  facility.  The Fund  makes no  independent  investigation  of the  users of such  bonds or their use of proceeds of the bonds. If the Fund should hold a bond that loses its tax-exempt status  retroactively,  there might be an adjustment to the tax-exempt income previously distributed to shareholders.

         Additionally,  a private activity bond that would otherwise be a qualified  tax-exempt  private activity bond will not, under Internal  Revenue Code Section  147(a),  be a qualified bond for any period during which it is held by a person who is a  "substantial  user" of the  facilities or by a "related  person" of such a substantial  user.  This
"substantial user" provision applies primarily to exempt facility bonds,  including industrial  development bonds. The
Fund may invest in industrial  development bonds and other private activity bonds.  Therefore,  the Fund may not be an appropriate  investment for entities which are  "substantial  users" (or persons  related to  "substantial  users") of such exempt  facilities.  Those entities and persons should consult their tax advisors before purchasing shares of the
Fund.

         A  "substantial  user" of such  facilities is defined  generally as a "non-exempt  person who regularly  uses part of a facility"  financed from the proceeds of exempt  facility  bonds.  Generally,  an  individual  will not be a
"related person" under the Internal Revenue Code unless such individual or the individual's  immediate family (spouse, brothers,  sisters and immediate  descendants)  own directly or indirectly in the aggregate  more than 50% in value of the equity of a corporation or partnership  which is a "substantial  user" of a facility financed from the proceeds of exempt facility bonds.

         |X| Municipal Notes.  Municipal  securities  having a maturity (when the security is issued) of less than one year are generally known as municipal  notes.  Municipal  notes  generally are used to provide for short-term  working capital needs. Some of the types of municipal notes the Fund can invest in are described below.

           |_| Tax  Anticipation  Notes.  These  are  issued  to  finance  working  capital  needs of  municipalities.
Generally,  they are issued in  anticipation  of various  seasonal tax revenue,  such as income,  sales,  use or other business taxes, and are payable from these specific future taxes.

           |_|  Revenue  Anticipation  Notes.  These are notes  issued in  expectation  of receipt  of other  types of revenue, such as Federal revenues available under Federal revenue-sharing programs.

           |_| Bond  Anticipation  Notes.  Bond  anticipation  notes are issued to  provide  interim  financing  until long-term  financing can be arranged.  The long-term  bonds that are issued  typically  also provide the money for the repayment of the notes.

           |_|  Construction  Loan Notes.  These are sold to provide  project  construction  financing until permanent financing  can be secured.  After  successful  completion  and  acceptance  of the project,  it may receive  permanent financing through public agencies, such as the Federal Housing Administration.

         |X| Tax Exempt Commercial Paper.  This type of short-term  obligation  (usually having a maturity of 270 days or less) is issued by a municipality to meet current working capital needs.

         |X| Municipal  Lease  Obligations.  The Fund's  investments  in municipal  lease  obligations  may be through certificates of  participation  that are offered to investors by public  entities.  Municipal leases may take the form of a lease or an installment  purchase  contract  issued by a state or local  government  authority to obtain funds to acquire a wide variety of equipment and facilities.

         Some municipal lease securities may be deemed to be "illiquid"  securities.  Their purchase by the Fund would be limited as  described  below in  "Illiquid  Securities."  From time to time the Fund may invest more than 5% of its net assets in municipal  lease  obligations  that the Manager has determined to be liquid under  guidelines set by the
Board of Trustees. Those guidelines require the Manager to evaluate:
         |_| the frequency of trades and price quotations for such securities;
         |_| the number of dealers or other potential buyers willing to purchase or sell such securities;
         |_| the availability of market-makers; and
         |_| the nature of the trades for such securities.

         Municipal  leases have special risk  considerations.  Although lease  obligations  do not constitute  general obligations  of the  municipality  for which  the  municipality's  taxing  power is  pledged,  a lease  obligation  is ordinarily  backed by the  municipality's  covenant to budget for,  appropriate  and make the  payments  due under the lease  obligation.  However,  certain lease  obligations  contain  "non-appropriation"  clauses which provide that the municipality  has no  obligation  to make lease or  installment  purchase  payments in future  years  unless  money is appropriated  for that purpose on a yearly  basis.  While the  obligation  might be secured by the lease,  it might be difficult to dispose of that property in case of a default.

         Projects financed with certificates of participation  generally are not subject to state  constitutional debt limitations or other  statutory  requirements  that may apply to other  municipal  securities.  Payments by the public entity on the obligation  underlying the certificates are derived from available  revenue sources.  That revenue might be diverted to the funding of other municipal  service  projects.  Payments of interest and/or  principal with respect to the  certificates  are not  guaranteed  and do not  constitute  an  obligation  of a state or any of its  political subdivisions.

         In addition to the risk of  "non-appropriation,"  municipal  lease  securities do not have as highly liquid a market as conventional  municipal bonds.  Municipal leases, like other municipal debt obligations,  are subject to the risk of  non-payment of interest or repayment of principal by the issuer.  The ability of issuers of municipal  leases to make timely lease payments may be adversely  affected in general  economic  downturns and as relative  governmental cost burdens are reallocated among federal,  state and local governmental  units. A default in payment of income would result in a reduction of income to the Fund. It could also result in a reduction in the value of the  municipal  lease and that,  as well as a default in  repayment of  principal,  could result in a decrease in the net asset value of the
Fund. While the Fund holds such securities,  the Manager will also evaluate the likelihood of a continuing  market for these securities and their credit quality.

         |X|  Duration of the Fund's  Portfolio.  The Fund can invest in debt  securities  of any maturity or duration but currently has an operating policy to maintain a dollar-weighted  average effective  portfolio duration of 4.5 to 8 years.  The goal is to try to manage the  sensitivity  of the Fund's  portfolio to changes in interest  rates,  and in doing so to manage the  volatility  of the Fund's share prices in response to those  changes.  However,  unanticipated events may change the  effective  duration of a security  after the Fund buys it, and there can be no  assurance  that the Fund will achieve its targeted duration at all times.

         The Manager determines the effective duration of debt obligations  purchased by the Fund considering  various factors that apply to a particular type of debt  obligation,  including those described  below.  Duration is a measure of the expected life of a security on a current-value  basis expressed in years,  using calculations that consider the security's yield, coupon interest payments, final maturity and call features.

         While a debt security's  maturity can be used to measure the  sensitivity of the security's  price to changes in interest  rates,  the term to maturity of a security  does not take into account the pattern (or expected  pattern)
of the  security's  payments of interest or principal  prior to maturity.  Duration,  on the other hand,  measures the length of the time  interval  from the present to the time when the interest and  principal  payments are scheduled to be received (or, in the case of a callable  bond,  when the interest  payments are expected to be received).  Duration calculations  weigh  them by the  present  value of the  cash to be  received  at each  future  point in time.  If the interest  payments on a debt security occur prior to the repayment of principal,  the duration of the security is less than its stated maturity. For zero-coupon securities, duration and term to maturity are equal.

         Absent other  factors,  the lower the stated or coupon rate of interest on a debt  security or the longer the maturity  or the  lower  the  yield-to-maturity  of the debt  security,  the  longer  the  duration  of the  security.
Conversely,  the  higher  the  stated or  coupon  rate of  interest,  the  shorter  the  maturity  or the  higher  the yield-to-maturity of a debt security, the shorter the duration of the security.

         Futures,  options and options on futures in general have  duration's that are closely related to the duration of the  securities  that underlie  them.  Holding long futures  positions or call option  positions  (backed by liquid assets) will tend to lengthen the portfolio's duration.

         In some cases the  standard  effective  duration  calculation  does not properly  reflect the  interest  rate exposure of a security.  For example,  floating and variable  rate  securities  often have final  maturities of ten or more years.  However,  their  exposure to interest  rate changes  corresponds  to the  frequency of the times at which their interest  coupon rate is reset.  In these and other similar  situations,  the Manager will use other  analytical techniques  that consider the economic life of the security as well as relevant  macroeconomic  factors in determining the Fund's effective duration.

         |X| Ratings of Municipal  Securities.  Ratings by ratings  organizations  such as Moody's Investors  Service,
Standard & Poor's Ratings Service and Fitch,  Inc.  represent the respective  rating  agency's  opinions of the credit quality of the municipal  securities they undertake to rate.  However,  their ratings are general opinions and are not guarantees  of  quality.  Municipal  securities  that have the same  maturity,  coupon and  rating may have  different yields,  while other municipal  securities  that have the same maturity and coupon but different  ratings may have the same yield.

         Subsequent  to its  purchase  by the Fund,  a municipal  security  may cease to be rated or its rating may be reduced below the minimum  required for purchase by the Fund.  Neither  event  requires the Fund to sell the security, but the Manager will consider such events in  determining  whether the Fund should  continue to hold the security.  To the extent that ratings  given by Moody's,  Standard & Poor's,  or Fitch change as a result of changes in those rating organizations  or their rating systems,  the Fund will attempt to use comparable  ratings as standards for investments in accordance with the Fund's investment policies.

         The Fund  can buy  municipal  securities  that are  "pre-refunded."  The  issuer's  obligation  to repay  the principal  value of the security is  generally  collateralized  with U.S.  government  securities  placed in an escrow account. This causes the pre-refunded security to have essentially the same risks of default as a AAA-rated security.

         The rating  definitions  of Moody's,  Standard & Poor's and Fitch for municipal  securities  are contained in
Appendix  A to this  Statement  of  Additional  Information.  The Fund can  purchase  securities  that are  unrated by nationally  recognized  rating  organizations.  The  Manager  will make its own  assessment  of the credit  quality of unrated issues the Fund buys. The Manager will use criteria similar to those used by the rating  agencies,  and assign a rating  category to a security that is comparable to what the Manager  believes a rating agency would assign to that security. However, the Manager's rating does not constitute a guarantee of the quality of a particular issue.

         |_| Special Risk of Lower-Grade  Securities.  Lower grade  securities may have a higher yield than securities rated in the higher rating categories.  In addition to having a greater risk of default than higher-grade  securities, there may be less of a market for these  securities.  As a result they may be harder to sell at an  acceptable  price.
The additional  risks mean that the Fund may not receive the anticipated  level of income from these  securities,  and the Fund's net asset value may be affected by declines in the value of lower-grade  securities.  However,  because the added risk of lower quality  securities  might not be consistent  with the Fund's policy of  preservation  of capital, the Fund limits its  investments  in lower quality  securities.  While  securities  rated "Baa" by Moody's or "BBB" by
Standard  &  Poor's,  are  investment  grade,  they  may be  subject  to  special  risks  and  have  some  speculative characteristics.

Other  Investment  Techniques  and  Strategies.  In seeking its  objective,  the Fund may from time to time employ the types of investment  strategies and  investments  described  below. It is not required to use all of the strategies at all times and at times may not use them.

         The interest  rate on a floating  rate note is based on a stated  prevailing  market  rate,  such as a bank's prime rate, the 91-day U.S. Treasury Bill rate, or some other standard,  and is adjusted  automatically each time such rate is adjusted.  The interest rate on a variable rate note is also based on a stated  prevailing  market rate but is adjusted  automatically at specified intervals of not less than one year. Generally,  the changes in the interest rate on such  securities  reduce the  fluctuation  in their market  value.  As interest  rates  decrease or  increase,  the potential  for  capital  appreciation  or  depreciation  is less  than  that for  fixed-rate  obligations  of the same maturity.  The Manager may  determine  that an unrated  floating  rate or variable  rate  obligation  meets the Fund's quality  standards  by reason of being  backed by a letter of credit or  guarantee  issued by a bank that meets  those quality standards.

         |X| Floating  Rate and Variable Rate  Obligations.  Some fixed and variable  rate  obligations  have a demand feature  that  allows the Fund to tender the  obligation  to the issuer or a third party  prior to its  maturity.  The tender may be at par value plus accrued interest, according to the terms of the obligation.

         Floating  rate and  variable  rate  demand  notes that have a stated  maturity in excess of one year may have features  that permit the holder to recover the principal  amount of the  underlying  security at specified  intervals not  exceeding  one year and upon not more  than 30 days'  notice.  The  issuer of that  type of note  normally  has a corresponding  right in its discretion,  after a given period, to prepay the outstanding  principal amount of the note plus accrued interest. Generally the issuer must provide a specified number of days' notice to the holder.

         |X| Inverse  Floaters and Other  Derivative  Investments.  Inverse floaters may offer relatively high current income,  reflecting the spread between  long-term and short-term tax exempt  interest  rates. As long as the municipal yield curve remains  relatively  steep and short-term  rates remain  relatively low,  owners of inverse  floaters will have the  opportunity to earn interest at  above-market  rates because they receive  interest at the higher  long-term rates but have paid for bonds with lower short-term  rates. If the yield curve flattens and shifts upward,  an inverse floater will lose value more quickly than a conventional  long-term bond. The Fund will invest in inverse  floaters to seek higher  tax-exempt  yields than are available from fixed-rate  bonds that have  comparable  maturities and credit ratings.  In some cases the holder of an inverse  floater may have an option to convert  the  floater to a  fixed-rate bond, pursuant to a "rate-lock option."

         Some  inverse  floaters  have a  feature  known  as an  interest  rate  "cap"  as  part of the  terms  of the investment.  Investing in inverse  floaters that have interest rate caps might be part of a portfolio  strategy to try to maintain a high current  yield for the Fund when the Fund has invested in inverse  floaters that expose the Fund to the risk of  short-term  interest  rate  fluctuations.  "Embedded"  caps can be used to hedge a portion  of the Fund's exposure to rising  interest rates.  When interest rates exceed a  pre-determined  rate, the cap generates  additional cash flows that offset the decline in interest rates on the inverse  floater,  and the hedge is  successful.  However, the Fund  bears  the risk  that if  interest  rates do not rise  above  the  pre-determined  rate,  the cap  (which is purchased for additional cost) will not provide additional cash flows and will expire worthless.

         Inverse  floaters  are a form of  derivative  investment.  Certain  derivatives,  such as  options,  futures, indexed  securities  and entering  into swap  agreements,  can be used to increase or decrease the Fund's  exposure to changing  security  prices,  interest  rates or other  factors  that affect the value of  securities.  However,  these techniques  could result in losses to the Fund,  if the Manager  judges  market  conditions  incorrectly  or employs a strategy that does not correlate  well with the Fund's other  investments.  These  techniques  can cause losses if the counterparty  does not perform its  promises.  An  additional  risk of  investing  in  municipal  securities  that are derivative  investments  is that their market value could be expected to vary to a much greater extent than the market value of municipal  securities  that are not  derivative  investments  but have  similar  credit  quality,  redemption provisions and maturities.

         |X| "When-Issued" and  "Delayed-Delivery"  Transactions.  The Fund can purchase securities on a "when-issued"
basis,  and  may  purchase  or  sell  such  securities  on  a  "delayed-delivery"  (or  "forward  commitment")  basis.
"When-issued"  or  "delayed-delivery"  refers to  securities  whose terms and  indenture are available and for which a market exists, but which are not available for immediate delivery.

         When such  transactions  are negotiated  the price (which is generally  expressed in yield terms) is fixed at the time the  commitment is made.  Delivery and payment for the  securities  take place at a later date.  Normally the settlement  date is within six months of the purchase of municipal bonds and notes.  However,  the Fund may, from time to time,  purchase  municipal  securities  having a  settlement  date more than six months and possibly as long as two years or more after the trade date. The securities are subject to change in value from market  fluctuation  during the settlement period.  The value at delivery may be less than the purchase price. For example,  changes in interest rates in a direction  other than that expected by the Manager  before  settlement  will affect the value of such  securities and may cause  loss to the Fund.  No income  begins  to accrue to the Fund on a  when-issued  security  until the Fund receives the security at settlement of the trade.

         The  Fund  will  engage  in  when-issued  transactions  in  order  to  secure  what  is  considered  to be an advantageous  price and yield at the time of entering into the  obligation.  When the Fund engages in  when-issued  or delayed-delivery  transactions,  it relies on the buyer or seller,  as the case may be, to complete  the  transaction.
Its  failure  to do so may  cause the Fund to lose the  opportunity  to obtain  the  security  at a price and yield it considers advantageous.

         When the Fund  engages  in  when-issued  and  delayed-delivery  transactions,  it does so for the  purpose of acquiring or selling  securities  consistent  with its investment  objective and policies or for delivery  pursuant to options contracts it has entered into, and not for the purposes of investment  leverage.  Although the Fund will enter into  when-issued  or  delayed-delivery  purchase  transactions  to  acquire  securities,  the Fund may  dispose  of a commitment  prior to settlement.  If the Fund chooses to dispose of the right to acquire a when-issued  security prior to its  acquisition  or to dispose of its right to deliver  or receive  against a forward  commitment,  it may incur a gain or loss.

         At the time  the Fund  makes a  commitment  to  purchase  or sell a  security  on a  when-issued  or  forward commitment  basis,  it records the  transaction  on its books and reflects the value of the security  purchased.  In a sale transaction,  it records the proceeds to be received,  in determining its net asset value. The Fund will identify on its  books  liquid  assets  at least  equal to the  value  of  purchase  commitments  until  the Fund  pays for the investment.

         When-issued  transactions and forward  commitments can be used by the Fund as a defensive  technique to hedge against  anticipated  changes in interest  rates and prices.  For instance,  in periods of rising  interest  rates and falling  prices,  the Fund might sell  securities in its portfolio on a forward  commitment  basis to attempt to limit its exposure to anticipated  falling prices.  In periods of falling  interest rates and rising prices,  the Fund might sell portfolio  securities and purchase the same or similar  securities on a when-issued or forward  commitment basis, to obtain the benefit of currently higher cash yields.

         |X| Puts and Standby  Commitments.  When the Fund buys a municipal  security subject to a standby  commitment to repurchase  the security,  the Fund is entitled to same-day  settlement  from the  purchaser.  The Fund receives an exercise  price equal to the  amortized  cost of the  underlying  security  plus any  accrued  interest at the time of exercise.  A put purchased in conjunction with a municipal  security enables the Fund to sell the underlying  security within a specified period of time at a fixed exercise price.

         The Fund might  purchase a standby  commitment  or put  separately  in cash or it might  acquire the security subject to the standby commitment or put (at a price that reflects that additional feature).

         The Fund will enter into these  transactions  only with banks and  securities  dealers that, in the Manager's opinion,  present minimal credit risks. The Fund's ability to exercise a put or standby  commitment will depend on the ability of the bank or dealer to pay for the  securities if the put or standby  commitment  is exercised.  If the bank or dealer  should  default  on its  obligation,  the Fund  might not be able to  recover  all or a portion of any loss sustained from having to sell the security elsewhere.

         Puts and  standby  commitments  are not  transferable  by the  Fund.  They  terminate  if the Fund  sells the underlying  security to a third  party.  The Fund intends to enter into these  arrangements  to  facilitate  portfolio liquidity,  although such  arrangements  might enable the Fund to sell a security at a pre-arranged  price that may be higher than the  prevailing  market price at the time the put or standby  commitment is exercised.  However,  the Fund might refrain from  exercising a put or standby  commitment  if the exercise  price is  significantly  higher than the prevailing  market  price,  to  avoid  imposing  a loss on the  seller  that  could  jeopardize  the  Fund's  business relationships with the seller.

         A put or standby  commitment  increases  the cost of the security and reduces the yield  otherwise  available from the  security.  Any  consideration  paid by the Fund for the put or standby  commitment  will be reflected on the
Fund's books as unrealized  depreciation while the put or standby commitment is held, and a realized gain or loss when the put or  commitment  is  exercised  or expires.  Interest  income  received by the Fund from  municipal  securities subject  to puts or  stand-by  commitments  may not  qualify  as tax  exempt  in its  hands if the terms of the put or stand-by commitment cause the Fund not to be treated as the tax owner of the underlying municipal securities.

         |X| Repurchase  Agreements.  The Fund may acquire securities subject to repurchase  agreements.  It may do so for liquidity  purposes to meet  anticipated  redemptions  of Fund shares,  or pending the  investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities transactions.

         In a  repurchase  transaction,  the Fund  acquires  a  security  from,  and  simultaneously  resells it to an approved  vendor for delivery on an agreed upon future date.  The resale price exceeds the purchase price by an amount that reflects an  agreed-upon  interest rate  effective  for the period  during which the  repurchase  agreement is in effect.  Approved vendors include U.S.  commercial banks,  U.S. branches of foreign banks or broker-dealers  that have been  designated a primary  dealer in government  securities,  which meet the credit  requirements  set by the Manager from time to time.

         The majority of these  transactions  run from day to day.  Delivery  pursuant to resale  typically will occur within one to five days of the  purchase.  Repurchase  agreements  having a maturity  beyond seven days are subject to the Fund's limits on holding  illiquid  investments.  The Fund will not enter into  transactions  that will cause more than 25% of the Fund's total assets to be subject to repurchase agreements.

         Repurchase  agreements,  considered  "loans"  under the  Investment  Company Act, are  collateralized  by the underlying security.  The Fund's repurchase  agreements require that at all times while the repurchase agreement is in effect,  the  collateral's  value must equal or exceed  the  repurchase  price to fully  collateralize  the  repayment obligation.

         The Manager will monitor the vendor's  creditworthiness  to confirm that the vendor is financially  sound and will  continuously  monitor  the  collateral's  value.  However,  if the vendor  fails to pay the resale  price on the delivery  date,  the Fund may incur costs in disposing of the  collateral  and may  experience  losses if there is any delay in its ability to do so.

         |X|  Illiquid and  Restricted  Securities.  To enable the Fund to sell its holdings of a restricted  security not registered under the Securities Act of 1933, the Fund might have to cause those  securities to be registered.  The expenses of  registering  restricted  securities  may be  negotiated  by the Fund with the issuer at the time the Fund buys the  securities.  When the Fund  must  arrange  registration  because  the Fund  wishes to sell the  security,  a considerable  period may elapse  between the time the  decision is made to sell the security and the time the security is registered so that the Fund could sell it. The Fund would bear the risks of any downward price  fluctuation  during that period.

         The Fund has  percentage  limitations  that apply to purchases of  restricted  and  illiquid  securities,  as stated in the Prospectus.  Those  percentage  restrictions  do not limit  purchases of restricted  securities that are eligible for resale to qualified  institutional  purchasers  pursuant to Rule 144A under the  Securities  Act of 1933, provided  that those  securities  have been  determined  to be liquid by the Board of  Trustees  of the Fund or by the
Manager under  guidelines  approved by the Board of Trustees.  Those guidelines take into account the trading activity for such securities and the availability of reliable pricing  information,  among other factors. If there is a lack of trading  interest  in a  particular  Rule 144A  security,  the  Fund's  holding of that  security  may be deemed to be illiquid.

         The  Fund  can  also  acquire  restricted  securities  through  private  placements.  Those  securities  have contractual  restrictions on their public resale.  Those restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         |X| Loans of Portfolio  Securities.  To attempt to raise  income or raise cash for  liquidity  purposes,  the
Fund may lend its  portfolio  securities  to brokers,  dealers and other  financial  institutions.  There are risks in connection with securities lending. The Fund might experience a delay in receiving  additional  collateral to secure a loan, or a delay in recovery of the loaned securities.  The Fund presently does not intend to lend securities;  but if it does,  these loans cannot exceed 5% of the value of the Fund's total assets.  Income from securities loans does not constitute exempt-interest income for the purpose of paying tax-exempt dividends.

         The Fund must receive  collateral for a loan. Under current  applicable  regulatory  requirements  (which are subject  to  change),  on each  business  day the loan  collateral  must be at least  equal to the value of the loaned securities.  It must consist of cash,  bank letters of credit,  securities  of the U.S.  government or its agencies or instrumentalities,  or other  cash  equivalents  in  which  the Fund is  permitted  to  invest.  To be  acceptable  as collateral,  letters of credit must obligate a bank to pay amounts  demanded by the Fund if the demand meets the terms of the letter. The terms of the letter of credit and the issuing bank both must be satisfactory to the Fund.

         When it lends  securities,  the Fund  receives  amounts  equal to the  dividends  or  interest  on the loaned securities.  It also receives one or more of (a) negotiated  loan fees, (b) interest on securities used as collateral, and (c) interest on short-term  debt  securities  purchased with the loan  collateral.  Either type of interest may be shared with the borrower.  The Fund may pay  reasonable  finder's,  administrative  or other fees in  connection  with these  loans.  The terms of the Fund's  loans must meet  applicable  tests under the  Internal  Revenue  Code and must permit the Fund to reacquire loaned securities on five days' notice or in time to vote on any important matter.

         |X|  Hedging.  The Fund can use hedging to attempt to protect  against  declines  in the market  value of its portfolio,  to permit the Fund to retain unrealized gains in the value of portfolio  securities that have appreciated, or to facilitate selling securities for investment reasons. To do so the Fund could:
         |_|  sell interest rate futures or municipal bond index futures,
         |_|  buy puts on such futures or securities, or

         |_|  write  covered  calls  on  securities,  interest  rate  futures,  broadly-based  municipal  indices,  or municipal  bond  index  futures.  The Fund can also  write  covered  calls on debt  securities  to attempt to increase the Fund's income,  but that income would not be tax-exempt.  Therefore it is unlikely that the Fund would write covered calls for that purpose.

         The Fund can also use  hedging  to  establish  a  position  in the  debt  securities  market  as a  temporary substitute  for  purchasing  individual  debt  securities.  In that case the Fund would  normally seek to purchase the securities, and then terminate that hedging position. For this type of hedging, the Fund could:
         |_|  buy interest rate futures or municipal bond index futures, or
         |_|  buy calls on such futures or on securities.

         The Fund is not  obligated  to use  hedging  instruments,  even  though  it is  permitted  to use them in the
Manager's  discretion,  as described below. The Fund's strategy of hedging with futures and options on futures will be incidental to the Fund's investment  activities in the underlying cash market. The particular hedging  instruments the
Fund can use are  described  below.  The Fund  may  employ  new  hedging  instruments  and  strategies  when  they are developed,  if those  investment  methods are consistent  with the Fund's  investment  objective,  are approved by its
Board, and are permissible under the Fund's investment restrictions and applicable regulations.

           |_| Futures.  The Fund can buy and sell futures  contracts  relating to debt  securities  (these are called
"interest rate futures") and municipal bond indices  (these are referred to as "municipal  bond index  futures"),  but only as a hedge against interest rate changes.

         An interest  rate future  obligates the seller to deliver (and the purchaser to take) cash or a specific type of debt  security to settle the futures  transaction.  Either  party could also enter into an  offsetting  contract to close out the futures position.

         A "municipal  bond index" assigns  relative  values to the municipal  bonds in the index,  and is used as the basis for trading  long-term  municipal bond futures  contracts.  Municipal bond index futures are similar to interest rate futures except that  settlement is made only in cash. The obligation  under the contract may also be satisfied by entering into an offsetting  contract.  The  strategies  which the Fund employs in using  municipal bond index futures are similar to those with regard to interest rate futures.

         No money is paid by or received  by the Fund on the  purchase or sale of a futures  contract.  Upon  entering into a  futures  transaction,  the Fund  will be  required  to  deposit  an  initial  margin  payment  in cash or U.S.
government  securities with the futures commission  merchant (the "futures  broker").  Initial margin payments will be deposited with the Fund's custodian bank in an account registered in the futures broker's name.  However,  the futures broker can gain access to that  account only under  certain  specified  conditions.  As the future is marked to market
(that is, its value on the Fund's  books is  changed)  to reflect  changes  in its  market  value,  subsequent  margin payments, called variation margin, will be paid to or by the futures broker daily.

         At any time prior to the  expiration  of the future,  the Fund may elect to close out its  position by taking an opposite  position at which time a final  determination of variation margin is made and additional cash is required to be paid by or released to the Fund.  Any gain or loss is then  realized by the Fund on the Future for tax purposes.
Although  interest rate futures by their terms call for settlement by the delivery of debt  securities,  in most cases the  obligation  is  fulfilled  without  such  delivery  by  entering  into an  offsetting  transaction.  All  futures transactions are effected through a clearing house associated with the exchange on which the contracts are traded.

         The Fund may  concurrently  buy and sell  futures  contracts in a strategy  anticipating  that the future the
Fund  purchased  will perform  better than the future the Fund sold.  For example,  the Fund might buy municipal  bond futures and concurrently sell U.S.  Treasury bond futures (a type of interest rate future).  The Fund would benefit if municipal  bonds  outperform  U.S.  Treasury  bonds on a  duration-adjusted  basis.  There are risks that this type of futures strategy will not be successful.  U.S. Treasury bonds might perform better on a  duration-adjusted  basis than municipal  bonds, and the assumptions  about duration that were used might be incorrect (for example,  the duration of municipal bonds relative to U.S. Treasury bonds might turn out to be greater than anticipated).

           |_| Put and Call Options.  The Fund can buy and sell certain  kinds of put options  (puts) and call options
(calls), including index options, securities options and options on futures. These strategies are described below.

           |_| Writing  Covered Call Options.  The Fund can write (that is, sell) call  options.  Calls the Fund sells may be listed on a securities  or  commodities  exchange or quoted on NASDAQ,  the automated  quotation  system of The
Nasdaq  Stock  Market,  Inc. or traded in the  over-the-counter  market.  Each call the Fund writes must be  "covered"
while it is  outstanding.  That means the Fund must own the  investment  on which the call was  written.  The Fund may write calls on futures contracts,  but if it does not own the futures contract or deliverable securities,  these calls must be covered by  securities  or other liquid  assets that the Fund owns and  segregates to enable it to satisfy its obligations if the call is exercised. Up to 20% of the Fund's total assets may be subject to calls.

         When the Fund  writes  a call on a  security,  it  receives  cash (a  premium).The  Fund  agrees  to sell the underlying  investment to a purchaser of a  corresponding  call on the same security during the call period at a fixed exercise  price  regardless of market price changes  during the call period.  The call period is usually not more than nine months.  The exercise  price may differ from the market price of the underlying  security.  The Fund has retained the risk of loss that the price of the  underlying  security  may  decline  during the call  period.  That risk may be offset to some extent by the premium the Fund receives.  If the value of the  investment  does not rise above the call price,  it is likely  that the call will  lapse  without  being  exercised.  In that case the Fund would keep the cash premium and the investment.

         When the Fund writes a call on an index,  it receives  cash (a premium).  If the buyer of the call  exercises it,  the Fund  will pay an  amount of cash  equal to the  difference  between  the  closing  price of the call and the exercise  price,  multiplied by the specified  multiple that  determines the total value of the call for each point of difference.  If the value of the underlying  investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium.

         The Fund's custodian bank, or a securities  depository  acting for the custodian bank, will act as the Fund's escrow agent through the facilities of the Options Clearing  Corporation  ("OCC"),  as to the investments on which the
Fund has written calls traded on exchanges,  or as to other acceptable escrow securities.  In that way, no margin will be required for such  transactions.  OCC will release the securities on the expiration of the calls or upon the Fund's entering into a closing purchase transaction.

         When the Fund writes an  over-the-counter  ("OTC") option,  it will enter into an arrangement  with a primary
U.S.  Government  securities  dealer  which will  establish a formula  price at which the Fund will have the  absolute right to  repurchase  that OTC  option.  The  formula  price  would  generally  be based on a multiple  of the premium received for the option,  plus the amount by which the option is exercisable  below the market price of the underlying security (that is, the option is  "in-the-money").  When the Fund writes an OTC option, it will treat as illiquid (for purposes of its  restriction on illiquid  securities)  the  mark-to-market  value of any OTC option held by it, unless the option is subject to a buy-back  agreement by the executing  broker.  The  Securities  and Exchange  Commission is evaluating  whether OTC options  should be  considered  liquid  securities.  The  procedure  described  above could be affected by the outcome of that evaluation.

         To terminate  its  obligation  on a call it has  written,  the Fund may  purchase a  corresponding  call in a
"closing  purchase  transaction."  The Fund will then realize a profit or loss,  depending upon whether the net of the amount of the option  transaction  costs and the premium received on the call the Fund wrote was more or less than the price of the call the Fund  purchased to close out the  transaction.  A profit may also be realized if the call lapses unexercised,  because the Fund  retains the  underlying  investment  and the premium  received.  Any such  profits are considered  short-term  capital gains for Federal tax purposes,  as are premiums on lapsed calls.  When distributed by the Fund they are taxable as ordinary income.

         The Fund may also  write  calls on futures  contracts  without  owning the  futures  contract  or  securities deliverable  under  the  contract.  To do so,  at the time the  call is  written,  the  Fund  must  cover  the call by segregating in escrow an equivalent  dollar value of liquid assets.  The Fund will segregate  additional liquid assets if the value of the  escrowed  assets  drops  below 100% of the current  value of the  future.  Because of this escrow requirement,  in no  circumstances  would the Fund's receipt of an exercise notice as to that future put the Fund in a
"short" futures position.

           |_| Writing Put Options.  The Fund can sell put options.  A put option on  securities  gives the  purchaser the right to sell, and the writer the  obligation to buy, the  underlying  investment at the exercise price during the option  period.  The Fund will not write  puts if, as a result,  more than 20% of the  Fund's  total  assets  would be required to be segregated to cover such put options.

         If the Fund  writes a put,  the put must be covered by liquid  assets  identified  on the Fund's  books.  The premium the Fund receives from writing a put represents a profit,  as long as the price of the  underlying  investment remains equal to or above the exercise  price of the put.  However,  the Fund also assumes the  obligation  during the option period to buy the underlying  investment from the buyer of the put at the exercise price,  even if the value of the investment  falls below the exercise price. If a put the Fund has written expires  unexercised,  the Fund realizes a gain in the amount of the premium  less the  transaction  costs  incurred.  If the put is  exercised,  the Fund must fulfill its obligation to purchase the  underlying  investment at the exercise  price.  That price will usually exceed the market value of the  investment at that time. In that case,  the Fund may incur a loss if it sells the  underlying investment.  That  loss  will be equal  to the sum of the sale  price of the  underlying  investment  and the  premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

         When writing a put option on a security,  to secure its  obligation  to pay for the  underlying  security the
Fund will deposit in escrow liquid assets with a value equal to or greater than the exercise  price of the  underlying securities.  The Fund therefore  forgoes the  opportunity of investing the segregated  assets or writing calls against those assets.

         As long as the Fund's  obligation as the put writer  continues,  it may be assigned an exercise notice by the broker-dealer  through which the put was sold.  That notice will require the Fund to take  delivery of the  underlying security and pay the exercise  price.  The Fund has no control over when it may be required to purchase the underlying security,  since it may be assigned an exercise  notice at any time prior to the  termination of its obligation as the writer of the put.  That  obligation  terminates  upon  expiration  of the put. It may also  terminate  if,  before it receives an exercise notice,  the Fund effects a closing  purchase  transaction by purchasing a put of the same series as it sold. Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         The Fund may  decide to effect a closing  purchase  transaction  to  realize a profit on an  outstanding  put option it has written or to prevent the underlying  security from being put. Effecting a closing purchase  transaction will also permit the Fund to write  another put option on the  security,  or to sell the security and use the proceeds from the sale for other  investments.  The Fund will  realize  a profit  or loss from a closing  purchase  transaction depending  on whether the cost of the  transaction  is less or more than the  premium  received  from  writing the put option.  Any profits from writing puts are  considered  short-term  capital gains for Federal tax  purposes,  and when distributed by the Fund, are taxable as ordinary income.

           |_|  Purchasing  Calls  and  Puts.  The Fund can buy  calls on  securities,  broadly-based  municipal  bond indices,  municipal  bond index futures and interest  rate  futures.  It can also buy calls to close out a call it has written, as discussed above. Calls the Fund buys may be listed on a securities or commodities  exchange,  or quoted on
NASDAQ,  or traded in the  over-the-counter  market.  A call or put option may not be purchased if the purchase  would cause the value of all the Fund's put and call options to exceed 5% of its total assets.

         When the Fund purchases a call (other than in a closing purchase  transaction),  it pays a premium. For calls on securities  that the Fund buys, it has the right to buy the underlying  investment from a seller of a corresponding call on the same investment  during the call period at a fixed exercise price.  The Fund benefits only if (1) the call is sold at a profit or (2) the call is exercised when the market price of the  underlying  investment is above the sum of the exercise price plus the  transaction  costs and premium paid for the call. If the call is not either  exercised or sold  (whether or not at a profit),  it will become  worthless at its  expiration  date. In that case the Fund will lose its premium payment and the right to purchase the underlying investment.

         The Fund can buy puts on debt securities,  municipal bond indices,  and interest rate or municipal bond index futures,  whether or not it owns the  underlying  investment.  When the Fund  purchases a put, it pays a premium  and, except  as to  puts  on  indices,  has  the  right  to  sell  the  underlying  investment  to a  seller  of a put on a corresponding  investment  during the put period at a fixed exercise price. Puts on municipal bond indices are settled in cash.

         Buying a put on an investment  the Fund does not own (such as an index or future)  permits the Fund either to resell the put or to buy the  underlying  investment  and sell it at the  exercise  price.  The resale price will vary inversely to the price of the underlying  investment.  If the market price of the  underlying  investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

         Buying a put on a debt  security,  interest rate future or municipal  bond index future the Fund owns enables the Fund to protect  itself during the put period against a decline in the value of the  underlying  investment  below the exercise  price by selling the investment at the exercise  price to a seller of  corresponding  put. If the market price of the  underlying  investment  is equal to or  above  the  exercise  price  and,  as a  result,  the put is not exercised or resold,  the put will become  worthless at its expiration date. In that case the Fund will, have paid the premium  but  lost the  right  to sell the  underlying  investment.  However,  the Fund may sell the put  prior to its expiration. That sale may or may not be at a profit.

           |_| Risks of Hedging with Options and Futures.  The use of hedging instruments  requires special skills and knowledge of investment  techniques that are different than what is required for normal portfolio  management.  If the
Manager uses a hedging  instrument at the wrong time or judges market conditions  incorrectly,  hedging strategies may reduce the Fund's returns.

         The Fund's  option  activities  could affect its  portfolio  turnover  rate and  brokerage  commissions.  The exercise of calls written by the Fund may cause the Fund to sell related  portfolio  securities,  thus  increasing its turnover  rate.  The  exercise  by the Fund of puts on  securities  will  cause  the sale of  underlying  investments, increasing  portfolio  turnover.  Although  the  decision  whether  to  exercise  a put it holds is within  the Fund's control,  holding a put might cause the Fund to sell the related  investments  for reasons that would not exist in the absence of the put.

         The Fund could pay a brokerage  commission  each time it buys a call or put,  sells a call,  or buys or sells an  underlying  investment in connection  with the exercise of a call or put.  Such  commissions  might be higher on a relative basis than the commissions  for direct  purchases or sales of the underlying  investments.  Premiums paid for options are small in relation to the market value of the underlying  investments.  Consequently,  put and call options offer large  amounts of  leverage.  The  leverage  offered by trading in options  could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered call written by the Fund is exercised on an  investment  that has  increased in value,  the Fund will be  required  to sell the  investment  at the  call  price.  It will not be able to  realize  any  profit  if the investment has increased in value above the call price.

         There is a risk in using short hedging by selling  interest rate futures and municipal  bond index futures or purchasing  puts on  municipal  bond  indices or futures to attempt to protect  against  declines  in the value of the
Fund's  securities.  The risk is that the prices of such futures or the applicable  index will  correlate  imperfectly with the behavior of the cash (that is,  market)  prices of the Fund's  securities.  It is possible for example,  that while  the Fund has used  hedging  instruments  in a short  hedge,  the  market  might  advance  and the value of debt securities  held in the Fund's  portfolio  might decline.  If that occurred,  the Fund would lose money on the hedging instruments  and also  experience a decline in value of its debt  securities.  However,  while this could occur over a brief period or to a very small degree,  over time the value of a diversified  portfolio of debt  securities will tend to move in the same direction as the indices upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the  composition of the Fund's  portfolio  diverges from the securities  included in the applicable  index.  To compensate for the imperfect  correlation of movements in the price of debt  securities  being hedged and  movements in the price of the hedging  instruments,  the Fund might use hedging instruments in a greater dollar amount than the dollar amount of debt securities  being hedged.  It might do so if the historical  volatility of the prices of the debt securities being hedged is greater than the historical  volatility of the applicable index.

         The  ordinary  spreads  between  prices in the cash and futures  markets are  subject to  distortions  due to differences in the natures of those markets.  All  participants  in the futures  markets are subject to margin deposit and maintenance  requirements.  Rather than meeting  additional margin deposit  requirements,  investors may close out futures contracts through  offsetting  transactions which could distort the normal  relationship  between the cash and futures  markets.  From the point of view of  speculators,  the deposit  requirements  in the futures markets are less onerous than margin requirements in the securities markets.  Therefore,  increased participation by speculators in the futures markets may cause temporary price distortions.

         The Fund can use  hedging  instruments  to  establish  a position in the  municipal  securities  markets as a temporary  substitute for the purchase of individual  securities (long hedging).  It is possible that the market might decline.  If the Fund then concludes not to invest in such securities  because of concerns that there might be further market decline or for other reasons,  the Fund will realize a loss on the hedging  instruments that is not offset by a reduction in the purchase price of the securities.

         An option  position  may be closed out only on a market that  provides  secondary  trading for options of the same series.  There is no assurance that a liquid  secondary  market will exist for a particular  option.  If the Fund could  not  effect a  closing  purchase  transaction  due to a lack of a market,  it would  have to hold the  callable investment until the call lapsed or was exercised, and could incur losses.

           |_| Interest Rate Swap  Transactions.  In an interest rate swap,  the Fund and another party exchange their right to receive or their  obligation  to pay interest on a security.  For  example,  they may swap a right to receive floating rate  payments for fixed rate  payments.  The Fund can enter into swaps only on securities it owns.  The Fund may not enter into swaps with  respect to more than 25% of its total  assets.  Also,  the Fund will  segregate  liquid assets  (such as cash or U.S.  government  securities)  to cover any  amounts it could owe under swaps that exceed the amounts it is entitled to receive,  and it will adjust that amount daily,  as needed.  Income from interest rate swaps may be taxable.

         Swap agreements  entail both interest rate risk and credit risk.  There is a risk that, based on movements of interest  rates in the future,  the payments made by the Fund under a swap agreement will have been greater than those received by it. Credit risk arises from the possibility  that the  counterparty  will default.  If the counterparty to an interest rate swap defaults,  the Fund's loss will consist of the net amount of contractual  interest payments that the Fund has not yet  received.  The  Manager  will  monitor  the  creditworthiness  of  counterparties  to the Fund's interest rate swap transactions on an ongoing basis.

         The Fund can enter  into  swap  transactions  with  appropriate  counterparties  pursuant  to master  netting agreements.  A master netting agreement  provides that all swaps done between the Fund and that counterparty under the master  agreement  shall be regarded as parts of an integral  agreement.  If on any date amounts are payable under one or more swap  transactions,  the net amount  payable  on that date  shall be paid.  In  addition,  the master  netting agreement may provide that if one party defaults  generally or on one swap, the  counterparty  can terminate the swaps with that party.  Under  master  netting  agreements,  if there is a default  resulting  in a loss to one party,  that party's  damages are calculated by reference to the average cost of a replacement  swap with respect to each swap. The gains and losses on all swaps are then netted, and the result is the counterparty's  gain or loss on termination.  The termination  of all  swaps  and  the  netting  of  gains  and  losses  on  termination  is  generally  referred  to as
"aggregation."

           |_|  Regulatory  Aspects of Hedging  Instruments.  When using  futures and options on futures,  the Fund is required  to operate  within  certain  guidelines  and  restrictions  established  by the  Commodity  Futures  Trading
Commission  (the "CFTC").  In particular,  the Fund is exempted from  registration  with the CFTC as a "commodity pool operator" if the Fund complies  with the  requirements  of Rule 4.5 adopted by the CFTC.  That Rule does not limit the percentage  of the Fund's  assets that may be used for Futures  margin and related  options  premiums  for a bona fide hedging  position.  However,  under the Rule the Fund must limit its  aggregate  initial  futures  margin and  related options  premiums  to no more than 5% of the Fund's net assets for hedging  strategies  that are not  considered  bona fide hedging  strategies  under the Rule.  Under the Rule, the Fund also must use short futures and options on futures positions  solely for bona fide hedging  purposes  within the meaning and intent of the  applicable  provisions of the
Commodity Exchange Act.

         Transactions  in options by the Fund are subject to  limitations  established  by the option  exchanges.  The exchanges  limit the maximum number of options that may be written or held by a single  investor or group of investors acting in concert.  Those  limits  apply  regardless  of whether the options  were written or purchased on the same or different  exchanges,  or are held in one or more accounts or through one or more  different  exchanges or through one or more  brokers.  Thus,  the number of options that the Fund may write or hold may be affected by options  written or held by other entities,  including other investment  companies having the same advisor as the Fund (or an advisor that is an  affiliate of the Fund's  advisor).  The  exchanges  also impose  position  limits on futures  transactions.  An exchange  may order the  liquidation  of positions  found to be in  violation  of those limits and may impose  certain other sanctions.

         Under the  Investment  Company Act, when the Fund  purchases an interest rate future or municipal  bond index future,  it must maintain cash or readily  marketable  short-term  debt  instruments  in an amount equal to the market value of the investments underlying the future, less the margin deposit applicable to it.

         |X|  Temporary  Defensive  and  Interim  Investments.  The  securities  the Fund can invest in for  temporary defensive purposes include the following:
              |_| short-term municipal securities;
              |_| obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities;
              |_|  corporate debt securities rated within the three highest grades by a nationally  recognized  rating agency;
              |_|  commercial  paper  rated  "A-1" by  Standard  & Poor's,  or having a  comparable  rating by another nationally recognized-rating agency; and
              |_|  certificates of deposit of domestic banks with assets of $1 billion or more.

         |X|  Taxable  Investments.  While  the Fund can  invest up to 20% of its total  assets  in  investments  that generate  income  subject to income  taxes,  it does not  anticipate  investing  substantial  amounts of its assets in taxable  investments under normal market conditions or as part of its normal trading  strategies and policies.  To the extent it invests in taxable  securities,  the Fund would not be able to meet its  objective of  providing  tax exempt income to its shareholders.  Taxable investments include, for example,  hedging  instruments,  repurchase  agreements, and some of the types of securities it would buy for temporary defensive purposes.

Investment Restrictions

         |X| What Are  "Fundamental  Policies?"  Fundamental  policies are those policies that the Fund has adopted to govern  its  investments  that can be  changed  only by the vote of a  "majority"  of the  Fund's  outstanding  voting securities.  Under the  Investment  Company Act,  such a "majority"  vote is defined as the vote of the holders of the lesser of:
         |_|  67% or more of the shares present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         |_|  more than 50% of the outstanding shares.

         The Fund's investment  objective is a fundamental policy.  Other policies described in the Prospectus or this
Statement of  Additional  Information  are  "fundamental"  only if they are  identified  as such.  The Fund's Board of
Trustees  can  change  non-fundamental  policies  without  shareholder  approval.  However,   significant  changes  to
investment  policies will be described in  supplements  or updates to the  Prospectus or this  Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X|  Does  the  Fund  Have  Additional  Fundamental  Policies?  The  following  investment  restrictions  are fundamental policies of the Fund:

         |_| The Fund may not  borrow  money,  except  to the  extent  permitted  under  the 1940  Act,  the  rules or regulations  thereunder  or any  exemption  therefrom  that is  applicable  to the  Fund,  as such  statute,  rules or regulations may be amended or interpreted from time to time.

         |_| The Fund cannot make loans,  except to the extent  permitted under the 1940 Act, the rules or regulations thereunder or any exemption  therefrom that is applicable to the Fund, as such statute,  rules or  regulations  may be amended or interpreted from time to time.

         |_| The Fund cannot buy securities or other  instruments  issued or guaranteed by any one issuer if more than
5% of its total assets would be invested in  securities  or other  instruments  of that issuer or if it would then own more than 10% of that issuer's  voting  securities.  This  limitation  applies to 75% of the Fund's total assets.  The limit  does  not  apply  to  securities  issued  or  guaranteed  by the  U.S.  government  or any of its  agencies  or instrumentalities or securities of other investment companies.

         |_| The Fund cannot  invest 25% or more of its total  assets in any one  industry.  That limit does not apply to securities issued or guaranteed by the U.S. government or its agencies and  instrumentalities  or securities issued by other investment companies.

         |_| The Fund cannot  invest in real estate.  However,  the Fund can invest in municipal  securities  or other permissible securities or instruments secured by real estate or interests in real estate.

         |_|  The  Fund  cannot  underwrite  securities.  A  permitted  exception  is in case  it is  deemed  to be an underwriter under the Securities Act of 1933 when reselling in securities held in its portfolio.

         |_| The Fund cannot issue "senior  securities," but this does not prohibit certain investment  activities for which assets of the Fund are designated as segregated or margin  collateral or escrow  arrangements are established to cover the related obligations.  Examples of those activities include borrowing money,  reverse repurchase  agreements, delayed-delivery  and when-issued  arrangements for portfolio  securities  transactions,  and contracts to buy or sell derivatives, hedging instruments, options or futures.

      |X| Does the Fund Have Additional  Non-Fundamental  Policies?  The Fund has additional  operating  policies that are not fundamental,  and which can be changed by the Board of Trustees without  shareholder  approval.  The following investment restrictions are not fundamental policies of the Fund:

      |_|  Although  the Fund can invest  25% or more of its assets in a  particular  segment  of the  municipal  bond market, it will not invest 25% or more of its total assets in industrial revenue bonds in a single industry.

      |_| The Fund will not  purchase or retain  securities  if, as a result,  the Fund would have more than 5% of its total  assets  invested  in  securities  of  private  issuers  having a record of less than  three  years'  continuous operation,  or in industrial  development bonds if the private entity on whose credit the security is based,  directly or indirectly,  is less than three years old, unless the security is rated by a nationally-recognized  rating service.
In each case, that period may include the operation of predecessor companies or enterprises.

      |_| The Fund will not  invest  in common  stock or any  warrants  related  to  common  stocks.  These  operating policies are not fundamental policies.

         Unless the Prospectus or Statement of Additional  Information  states that a percentage  restriction  applies on an ongoing  basis,  it applies only at the time the Fund makes an  investment.  In that case the Fund need not sell securities to meet the  percentage  limits if the value of the  investment  increases in proportion to the size of the
Fund.

Diversification.  The Fund intends to be  "diversified"  as defined in the  Investment  Company Act and to satisfy the restrictions  against  investing  too much of its assets in any "issuer" as set forth in the  restrictions  above.  In implementing  this  policy,  the  identification  of the  issuer  of a  municipal  security  depends  on the terms and conditions of the security. When the assets and revenues of an agency,  authority,  instrumentality or other political subdivision  are separate from those of the  government  creating it and the security is backed only by the assets and revenues of the subdivision,  agency, authority or instrumentality,  the latter would be deemed to be the sole issuer.
Similarly,  if an industrial  development bond is backed only by the assets and revenues of the non-governmental user, then that user would be deemed to be the sole  issuer.  However,  if in either case the  creating  government  or some other entity  guarantees a security,  the guarantee would be considered a separate security and would be treated as an issue of such government or other entity.

Applying the Restriction Against Concentration.  To implement its policy not to concentrate its investments,  the Fund has adopted the industry  classifications set forth in Appendix B to this Statement of Additional  Information.  Those industry classifications are not a fundamental policy.

         In  implementing  the  Fund's  policy  not to  concentrate  its  investments,  the  Manager  will  consider a non-governmental user of facilities financed by industrial  development bonds as being in a particular industry.  That is done even  though  the bonds  are  municipal  securities,  as to which  the Fund has no  concentration  limitation.
Although this  application of the  concentration  restriction is not a fundamental  policy of the Fund, it will not be changed without shareholder approval.

How the Fund is Managed

Organization and History. The Fund is a diversified  investment  portfolio or "series" of Oppenheimer  Municipal Fund, an open-end,  diversified  management investment company organized as a Massachusetts  business trust in 1986, with an unlimited number of authorized shares of beneficial interest.

         Oppenheimer  Municipal Fund (and therefore the Fund as its series) is governed by a Board of Trustees,  which
is  responsible  for  protecting  the  interests  of  shareholders  under   Massachusetts's  law.  The  Trustees  meet
periodically throughout the year to oversee the Fund's activities,  review its performance,  and review the actions of the Manager.

         |X|  Classes  of Shares.  The Board of  Trustees  has the  power,  without  shareholder  approval,  to divide unissued  shares  of the Fund  into two or more  classes.  The Board  has done so,  and the Fund  currently  has three classes of shares,  Class A, Class B and Class C. All classes invest in the same investment  portfolio.  Each class of shares:
         |_|  has its own dividends and distributions,
         |_|  pays certain expenses which may be different for the different classes,
         |_|  may have a different net asset value,
|_|      may have  separate  voting  rights on  matters in which the  interests  of one class are  different  from the interests of another class, and
         |_|  votes as a class on matters that affect that class alone.

         |X| Meetings of  Shareholders.  As a series of a Massachusetts  business  trust,  the Fund is not required to hold, and does not plan to hold,  regular annual meetings of  shareholders.  The Fund will hold meetings when required to do so by the  Investment  Company Act or other  applicable  law. It will also do so when a  shareholder  meeting is called by the Trustees or upon proper request of the shareholders.
         Shareholders  have the  right,  upon the  declaration  in writing or vote of  two-thirds  of the  outstanding shares of Oppenheimer  Municipal  Fund, to remove a Trustee.  The Trustees will call a meeting of shareholders to vote on the  removal  of a Trustee  upon the  written  request of the record  holders of 10% of the  outstanding  shares of
Oppenheimer  Municipal Fund. If the Trustees  receive a request from at least 10  shareholders  stating that they wish to communicate  with other  shareholders to request a meeting to remove a Trustee,  the Trustees will then either make the shareholder  lists of Oppenheimer  Municipal Fund available to the applicants or mail their  communication  to all other  shareholders at the applicants'  expense.  The shareholders  making the request must have been shareholders for at least six  months  and must hold  shares of series of  Oppenheimer  Municipal  Fund  valued at  $25,000  or more or constituting at least 1% of the  outstanding  shares of Oppenheimer  Municipal  Fund,  whichever is less. The Trustees may also take other action as permitted by the Investment Company Act.

           |_|  Shareholder  and  Trustee  Liability.  The  Declaration  of Trust  contains an express  disclaimer  of shareholder or Trustee liability for the Fund's  obligations.  It also provides for  indemnification and reimbursement of  expenses  out of the  Fund's  property  for any  shareholder  held  personally  liable  for its  obligations.  The
Declaration  of Trust also states that upon  request,  the Fund shall  assume the defense of any claim made  against a shareholder  for any act or  obligation of the Fund and shall  satisfy any judgment on that claim.  Massachusetts  law permits a  shareholder  of a business  trust  (such as the Fund) to be held  personally  liable as a  "partner"  under certain  circumstances.  However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively  remote  circumstances  in which the Fund would be unable to meet its obligations.

         The  Fund's  contractual  arrangements  state  that  any  person  doing  business  with the  Fund  (and  each shareholder  of the  Fund)  agrees  under  the  Declaration  of Trust to look  solely  to the  assets  of the Fund for satisfaction  of any  claim or demand  that may arise out of any  dealings  with the Fund.  The  Declaration  of Trust states that the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Trustees  and  Officers of the Fund.  The Fund's  Trustees,  officers  and their  principal  occupations  and business affiliations  during the past five years are listed below.  Trustees  denoted with an asterisk (*) below are deemed to be  "interested  persons"  of the Fund under the  Investment  Company  Act.  All of the  Trustees  are also  trustees, directors or managing general partners of the following Denver-based Oppenheimer funds1:

Oppenheimer Cash Reserves                                   Oppenheimer Select Managers
Oppenheimer Champion Income Fund                            Oppenheimer Senior Floating Rate Fund
Oppenheimer Capital Income Fund                             Oppenheimer Strategic Income Fund
Oppenheimer High Yield Fund                                 Oppenheimer Total Return Fund, Inc.
Oppenheimer International Bond Fund                         Oppenheimer Variable Account Funds
Oppenheimer Integrity Funds                                 Panorama Series Fund, Inc.
Oppenheimer Limited-Term Government Fund                    Centennial America Fund, L. P.
Oppenheimer Main Street Funds, Inc.                         Centennial California Tax Exempt Trust
Oppenheimer Main Street Opportunity Fund                    Centennial Government Trust
Oppenheimer Main Street Small Cap Fund                      Centennial Money Market Trust
Oppenheimer Municipal Fund                                  Centennial New York Tax Exempt Trust
Oppenheimer Real Asset Fund                                 Centennial Tax Exempt Trust

         Messrs.  Swain, Murphy,  Wixted,  Zack, Molleur,  Bishop and Farrar, and Mses. Feld and Ives who are officers of the Fund,  respectively  hold the same  offices with the other  Denver-based  Oppenheimer  funds.  As of January 3,
2002, the Trustees and officers of the Fund as a group owned less than 1% of the  outstanding  shares of the Fund. The foregoing  statement does not reflect  shares held of record by an employee  benefit plan for employees of the Manager other than shares  beneficially  owned  under that plan by the  officers of the Fund  listed  below.  Mr.  Murphy is a trustee of that plan.

James C. Swain, Chairman, Chief Executive Officer and Trustee, Age: 68.
6803 South Tucson Way, Englewood, Colorado 80112

Formerly  Vice  Chairman  of the Manager  (September  1988 - January 2, 2002);  formerly  President  and a director of
Centennial  Asset  Management  Corporation,  a  wholly-owned  subsidiary  of the Manager and  Chairman of the Board of
Shareholder Services, Inc., a transfer agent subsidiary of the Manager.

Edward L. Cameron, Trustee, Age: 63.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (from 1974-1999) a partner with PricewaterhouseCoopers LLC (an accounting firm) and Chairman, Price
Waterhouse LLP Global Investment management Industry Services Group (from 1994-1998).

F. William Marshall, Jr., Trustee Age: 59.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (until 1999) Chairman of SIS & Family Bank, F.S.B. (formerly SIS Bank); President, Chief Executive Officer and Director of SIS Bankcorp., Inc. and SIS Bank (formerly Springfield Institution for Savings) (1993-1999);
Executive Vice President (until 1999) of Peoples Heritage Financial Group, Inc.; Chairman and Chief Executive Office
of Bank of Ireland First Holdings, Inc. and First New Hampshire Banks (1990-1993); Trustee (since 1996) of
MassMutual Institutional Funds and of MML Series Investment Fund (open-end investment companies).

John V. Murphy*, President and Trustee; Age: 52.
498 Seventh Avenue, New York, New York 10018
Chairman,  Chief Executive  Officer and a director (since July 2001) and President (since August 2000) of the Manager;
President and a director (since July 2001) of Oppenheimer  Acquisition  Corp.,  the Manager's  parent holding company,
Oppenheimer  Partnership  Holdings,  Inc., a holding  company  subsidiary of the Manager and  OppenheimerFunds  Legacy
Program,  a charitable trust program  established by the Manager;  President,  Chief Executive  Officer and a director
(since July 2001) of OFI Private  Investments,  Inc., an investment adviser subsidiary of the Manager;  Chairman and a director (since July 2001) of Shareholder Services,  Inc. and of Shareholder Financial Services,  Inc., transfer agent subsidiaries  of the  Manager;  a director  (since  July 2001) of  HarbourView  Asset  Management  Corporation  and of
Oppenheimer Real Asset Management,  Inc.,  investment adviser  subsidiaries of the Manager; a director (since November
2001) of Trinity Investment Management Corporation,  an investment adviser subsidiary of the Manager;  President and a trustee of other  Oppenheimer  funds.  Formerly  Chief  Operating  Officer of the  Manager  (August  2000-July  2001);
Executive Vice President of Massachusetts Life Insurance Company,  the Manager's parent company (February  1997-August
2000);  President and director of MassMutual  Institutional Funds, MML Series Funds, open-end investment companies and a director of David L. Babson  Acquisition  Corporation  (February  1997-October  2001);  Executive Vice President and
Chief Operating Officer of David L. Babson & Company  (1995-1997),  an investment advisor;  Chief Operating Officer of
Concert Capital Management, Inc., an investment advisor (1993-1996).

William L. Armstrong, Trustee, Age: 65.
6803 South Tucson Way, Englewood, Colorado 80112
Chairman of the following private mortgage banking companies:  Cherry Creek Mortgage Company (since 1991),  Centennial
State Mortgage Company (since 1994), The El Paso Mortgage Company (since 1993),  Transland  Financial  Services,  Inc.
(since 1997);  Chairman of the following private companies:  Great Frontier Insurance  (insurance agency) (since 1995)
and  Ambassador  Media  Corporation  (since 1984);  Director of the following  public  companies:  Storage  Technology
Corporation  (computer  equipment  company)  (since 1991),  Helmerich & Payne,  Inc. (oil and gas  drilling/production company) (since 1992),  UNUMProvident  (insurance  company) (since 1991);  formerly  Director of International  Family
Entertainment  (television  channel)  (1992 - 1997) and Natec  Resources,  Inc. (air pollution  control  equipment and services  company)  (1991-1995),  Frontier Real Estate,  Inc.  (residential real estate  brokerage)  (1994-1999),  and
Frontier Title (title insurance agency) (1995-June 1999); formerly U.S. Senator (January 1979-January 1991).

Robert G. Avis, Trustee, Age: 71.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly,  (until February 2001) Director and President of A.G.  Edwards  Capital,  Inc.  (General  Partner of private equity funds), formerly,  (until March 2000) Chairman,  President and Chief Executive Officer of A.G. Edwards Capital,
Inc.;  formerly,  (until  March 1999) Vice  Chairman  and Director of A.G.  Edwards,  Inc.  and Vice  Chairman of A.G.
Edwards & Sons, Inc. (its brokerage  company  subsidiary);  (until March 1999) Chairman of A.G.  Edwards Trust Company and A.G.E.  Asset  Management  (investment  advisor);  (until  March 2000) a Director of A.G.  Edwards & Sons and A.G.
Edwards Trust Company.

George C. Bowen, Trustee, Age: 66.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly  (until April 1999) Mr. Bowen held the following  positions:  Senior Vice President (from September 1987) and
Treasurer  (from March 1985) of the  Manager;  Vice  President  (from June 1983) and  Treasurer  (since March 1985) of
OppenheimerFunds,  Distributor,  Inc., a subsidiary of the Manager and the Fund's  Distributor;  Senior Vice President
(since  February  1992),  Treasurer  (since July 1991)  Assistant  Secretary and a director  (since  December 1991) of
Centennial  Asset  Management  Corporation;  Vice President  (since October 1989) and Treasurer  (since April 1986) of
HarbourView  Asset  Management  Corporation;  President,  Treasurer and a director of Centennial  Capital  Corporation
(since June 1989);  Vice President and Treasurer  (since August 1978) and Secretary  (since April 1981) of Shareholder
Services,  Inc.;  Vice  President,  Treasurer and Secretary of Shareholder  Financial  Services,  Inc. (since November
1989); Assistant Treasurer of Oppenheimer  Acquisition Corp. (since March 1998); Treasurer of Oppenheimer  Partnership
Holdings,  Inc. (since November 1989); Vice President and Treasurer of Oppenheimer Real Asset Management,  Inc. (since
July 1996);  Treasurer of  OppenheimerFunds  International  Ltd. and Oppenheimer  Millennium  Funds plc (since October
1997).

Jon S. Fossel, Trustee, Age: 60.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly  (until  October  1996)  Chairman  and a director of the  Manager;  President  and a director of  Oppenheimer
Acquisition Corp., Shareholder Services, Inc. and Shareholder Financial Services, Inc.

Sam Freedman, Trustee, Age: 62.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly (until October 1994) Chairman and Chief  Executive  Officer of  OppenheimerFunds  Services,  Chairman,  Chief
Executive  Officer and a director of Shareholder  Services,  Inc.,  Chairman,  Chief Executive Officer and director of
Shareholder Financial Services,  Inc., Vice President and director of Oppenheimer  Acquisition Corp. and a director of
OppenheimerFunds, Inc.

C. Howard Kast, Trustee, Age: 80.
6803 South Tucson Way, Englewood, Colorado 80112
Formerly Managing Partner of Deloitte, Haskins & Sells (an accounting firm).

Robert M. Kirchner, Trustee, Age: 81.
6803 South Tucson Way, Englewood, Colorado 80112
President of The Kirchner Company (management consultants).

Jerry A. Webman, Vice President and Portfolio Manager, Age: 51.
498 Seventh Avenue, New York, New York  10018
Senior Vice President,  Senior  Investment  Officer and Director of the Fixed Income  Department of the Manager (since
February  1996) and Senior Vice  President  of  HarbourView  Asset  Management  Corporation  (since May 1999);  before joining the Manager in February  1996,  he was a  Vice-President  and  portfolio  manager with  Prudential  Investment
Corporation from November 1990.

Merrell Hora, Vice President and Portfolio Manager, Age: 33.
498 Seventh Avenue, New York, New York  10018
Assistant  Vice  President  of the Manager  (since July 1998);  Portfolio  Manager of the Manager  since  August 2000,
Senior  Quantitative  Analyst for the Manager's Fixed Income  Department's  Quantitative  Analysis Team from July 1998 until August 2000;  prior to joining the Manager in July 1998 he was a  quantitative  analyst with a subsidiary of the
Cargill  Financial  Services  Group  (January  1997  -September  1997) and was a teaching  assistant,  instructor  and research assistant at the University of Minnesota from which he obtained his Ph.D. in Economics.

Robert G. Zack, Vice President and Secretary, Age: 54.
498 Seventh Avenue, New York, New York  10018
Acting General  Counsel (since  November 1, 2001),  Senior Vice President  (since May 1985) of the Manager;  Assistant
Secretary of Shareholder  Services,  Inc.  (since May 1985),  Shareholder  Financial  Services,  Inc.  (since November
1989);  OppenheimerFunds  International Ltd. and Oppenheimer  Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds; formerly Associate General Counsel of the Manager (May 1981-October 2001).

Katherine P. Feld, Assistant Secretary; Age: 42
498 Seventh Avenue, New York, New York 10018

Vice President and Senior Counsel of the Manager (since July 1999);  Vice President of  OppenheimerFunds  Distributor,
Inc.  (since June 1990); an officer of other  Oppenheimer  funds;  formerly a Vice President and Associate  Counsel of the Manager (June 1990 - July 1999).

Denis R. Molleur, Assistant Secretary; Age: 44
498 Seventh Avenue, New York, New York 10018
Vice President and Senior Counsel of the Manager (since July 1999); an officer of other  Oppenheimer  funds;  formerly a Vice President and Associate Counsel of the Manager (September 1995 - July 1999).

Kathleen Ives, Assistant Secretary; Age: 36
6803 South Tucson Way, Englewood, CO 80112
Vice  President  and  Assistant  Counsel of the  Manager  (since June 1998);  an officer of other  Oppenheimer  funds;
formerly an Assistant Vice  President and Assistant  Counsel of the Manager  (August 1997 - June 1998);  and Assistant
Counsel of the Manager (August 1994-August 1997).

Brian W. Wixted, Treasurer and Principal Financial and Accounting Officer, Age: 43.
6803 South Tucson Way, Englewood, Colorado 80112

Senior Vice  President and Treasurer  (since March 1999) of the Manager;  Treasurer  (since March 1999) of HarbourView
Asset Management Corporation,  Shareholder Services, Inc., Oppenheimer Real Asset Management Corporation,  Shareholder
Financial Services,  Inc. and Oppenheimer  Partnership Holdings,  Inc., of OFI Private Investments,  Inc. (since March
2000) and of  OppenheimerFunds  International  Ltd. and Oppenheimer  Millennium Funds plc (since May 2000);  Treasurer and Chief Financial Officer (since May 2000) of Oppenheimer Trust Company;  Assistant  Treasurer (since March 1999) of
Oppenheimer  Acquisition  Corp.;  an  officer of other  Oppenheimer  funds;  formerly  Principal  and Chief  Operating
Officer, Bankers Trust Company - Mutual Fund Services Division (March 1995 - March 1999).

Robert J. Bishop, Assistant Treasurer, Age: 44.
6803 South Tucson Way, Englewood, Colorado 80112

Vice President of the Manager/Mutual Fund Accounting (since May 1996); an officer of other Oppenheimer funds.

Scott T. Farrar, Assistant Treasurer, Age: 37.
6803 South Tucson Way, Englewood, Colorado 80112

Vice President of the Manager/Mutual Fund Accounting (since May 1996);  Assistant Treasurer of Oppenheimer  Millennium
Funds plc (since October 1997); an officer of other Oppenheimer Funds.

         |X|  Remuneration  of Trustees.  The  officers of the Fund and one of the  Trustees of the Fund (Mr.  Murphy)
are  affiliated  with the  Manager  and  receive no salary or fee from the Fund.  The  remaining  Trustees of the Fund received the  compensation  shown below during the Fund's fiscal period ending  September 30, 2001.  The  compensation from all of the Oppenheimer funds represents that compensation  which was received as a director,  trustee,  or member of a committee of the boards of those funds during the calendar year 2001. Mr. Swain was  affiliated  with the Manager until January 2, 2002.

--------------------------------------------- ------------------------------- ----------------------------------------

Trustee's Name                                          Aggregate                      Total Compensation
and Position                                           Compensation                   From all Denver-based
                                                        From Fund1               Oppenheimer Funds (41 funds) 2

--------------------------------------------- ------------------------------- ----------------------------------------
--------------------------------------------- ------------------------------- ----------------------------------------

William L. Armstrong                                       $459                              $78,865
Review Committee Member

--------------------------------------------- ------------------------------- ----------------------------------------
--------------------------------------------- ------------------------------- ----------------------------------------

Robert G. Avis                                             $496                              $79,452
Review Committee Member

--------------------------------------------- ------------------------------- ----------------------------------------
--------------------------------------------- ------------------------------- ----------------------------------------

George C.Bowen                                             $450                              $75,936
Review Committee Member

--------------------------------------------- ------------------------------- ----------------------------------------
--------------------------------------------- ------------------------------- ----------------------------------------

Edward L. Cameron                                          $398                              $75,794
Audit Committee Chairman

--------------------------------------------- ------------------------------- ----------------------------------------
--------------------------------------------- ------------------------------- ----------------------------------------

Jon S. Fossel                                              $533                              $84,177
Review Committee Chairman

--------------------------------------------- ------------------------------- ----------------------------------------
--------------------------------------------- ------------------------------- ----------------------------------------

Sam Freedman                                               $550                              $83,402
Review Committee Member

--------------------------------------------- ------------------------------- ----------------------------------------
--------------------------------------------- ------------------------------- ----------------------------------------

C. Howard Kast                                             $576                              $87,452
Audit Committee Member

--------------------------------------------- ------------------------------- ----------------------------------------
--------------------------------------------- ------------------------------- ----------------------------------------

Robert M. Kirchner                                         $525                               $79,452

--------------------------------------------- ------------------------------- ----------------------------------------
--------------------------------------------- ------------------------------- ----------------------------------------

F. William Marshall, Jr.                                   $327                              $69,922
Audit Committee Member

--------------------------------------------- ------------------------------- ----------------------------------------

* Effective July 1, 2000,  William A. Baker and Ned M. Steel resigned as Trustees of the Fund and subsequently  became
Trustees  Emeritus of the Fund. For the fiscal year ended  September 30, 2001,  Messrs.  Baker and Steel each received
$386  aggregate  compensation  from the Fund and for the calendar  year ended  December 31, 2001,  they each  received
$60,000 total  compensation  from all  Denver-based  Oppenheimer  funds.  Effective  April 5, 2001 Raymond  Kalinowski resigned  as Trustee of the Fund.  For the fiscal  year  ended  September  30,  2001,  Mr.  Kalinowski  received  $270 aggregate  compensation  from the Fund and for the calendar year ended  December 31, 2001,  he received  $20,901 total compensation from all Denver-based Oppenheimer funds.

1. For the Fund's fiscal year ended September 30, 2001.
2. For the 2001 calendar year.

         |X| Deferred  Compensation Plan for Trustees.  The Board of Trustees has adopted a Deferred Compensation Plan for  disinterested  trustees  that enables them to elect to defer  receipt of all or a portion of the annual fees they are  entitled  to receive  from the Fund.  Under the plan,  the  compensation  deferred  by a Trustee is  periodically adjusted as though an equivalent  amount had been invested in shares of one or more Oppenheimer  funds selected by the
Trustee.  The amount paid to the Trustee under the plan will be determined  based upon the performance of the selected funds.

         Deferral of Trustees'  fees under the plan will not materially  affect the Fund's assets,  liabilities or net income per share.  The plan will not obligate the Fund to retain the services of any Trustee or to pay any  particular level of  compensation  to any Trustee.  Pursuant to an Order issued by the  Securities and Exchange  Commission,  the
Fund may invest in the funds  selected by the Trustee  under the plan  without  shareholder  approval  for the limited purpose of determining the value of the Trustee's deferred fee account.

         |X| Major  Shareholders.  As of January 3, 2002,  the only  persons  who owned of record or who were known by the Fund to own beneficially 5% or more of any class of the Fund's outstanding shares were:

         MLPF & S, Attn. Fund Admin.  #97HF3, 4800 Deer Lake Drive East, Floor 3, Jacksonville,  FL 32246-6486,  which owned 113,606,619 Class B Shares, representing 8.03% of  the Class B Shares then outstanding.

The  Manager.  The  Manager is  wholly-owned  by  Oppenheimer  Acquisition  Corp.,  a holding  company  controlled  by
Massachusetts Mutual Life Insurance Company.

         |X| Code of Ethics.  The Fund,  the  Manager  and the  Distributor  have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain employees,  including portfolio  managers,  that would compete with or take advantage of the Fund's  portfolio  transactions.  Covered  persons include persons with knowledge of the investments  and  investment  intentions of the Fund and other funds  advised by the Manager.  The Code of Ethics does permit personnel  subject to the Code to invest in securities,  including  securities that may be purchased or held by the  Fund,  subject  to a number of  restrictions  and  controls.  Compliance  with the Code of  Ethics  is  carefully monitored and enforced by the Manager.

         The Code of Ethics  is an  exhibit  to the  Fund's  registration  statement  filed  with the  Securities  and
Exchange  Commission and can be reviewed and copied at the SEC's Public  Reference  Room in  Washington,  D.C. You can
obtain  information  about the hours of operation of the Public  Reference Room by calling the SEC at  1.202.942.8090.
The Code of Ethics can also be viewed as part of the Fund's  registration  statement  on the SEC's  EDGAR  database at the SEC's  internet  website at  www.sec.gov.  Copies may be obtained,  after paying a duplicating  fee, by electronic request at the following E-mail address:  publicinfo@sec.gov.,  or by writing to the SEC's Public  Reference  Section,
Washington, D.C. 20549-0102.

         |X| The Investment  Advisory  Agreement.  The Manager provides investment advisory and management services to the Fund under an investment  advisory  agreement between the Manager and the Fund. The Manager selects securities for the Fund's  portfolio  and handles its day-to day  business.  The  portfolio  managers of the Fund are employed by the
Manager and are the people who are  principally  responsible  for the day-to-day  management of the Fund's  investment portfolio.  Other members of the Manager's  Fixed-Income  Portfolio Team provide the portfolio  managers with research and counsel in managing the Fund's investments.

         The  agreement  requires  the  Manager,  at its  expense,  to provide the Fund with  adequate  office  space, facilities and equipment.  It also requires the Manager to provide and supervise the activities of all  administrative and clerical personnel  required to provide effective  corporate  administration for the Fund. Those  responsibilities include the compilation and maintenance of records with respect to the Fund's  operations,  the preparation and filing of specified  reports,  and the composition of proxy materials and registration  statements for continuous public sale of shares of the Fund.

         The Fund pays  expenses  not  expressly  assumed by the Manager  under the advisory  agreement.  The advisory agreement  lists  examples of expenses  paid by the Fund.  The major  categories  relate to interest,  taxes,  fees to disinterested Trustees,  legal and audit expenses,  custodian bank and transfer agent expenses,  share issuance costs, certain printing and registration costs,  brokerage  commissions,  and non-recurring  expenses,  including  litigation costs.  The management  fees paid by the Fund to the Manager are calculated at the rates  described in the Prospectus, which are  applied to the assets of the Fund as a whole.  The fees are  allocated  to each class of shares  based upon the relative  proportion of the Fund's net assets  represented by that class.  The management fees paid by the Fund to the Manager during its last three fiscal years are listed below.

---------------------------------------------- ---------------------------------------------------------------------

                                                          Management Fee Paid to OppenheimerFunds, Inc.
           Fiscal Year Ending 9/30

---------------------------------------------- ---------------------------------------------------------------------
---------------------------------------------- ---------------------------------------------------------------------

                    1999                                                    $ 756,823

---------------------------------------------- ---------------------------------------------------------------------
---------------------------------------------- ---------------------------------------------------------------------

                    2000                                                    $ 699,909

---------------------------------------------- ---------------------------------------------------------------------
---------------------------------------------- ---------------------------------------------------------------------

                    2001                                                    $ 651,264

---------------------------------------------- ---------------------------------------------------------------------

         The  investment  advisory  agreement  states that in the  absence of willful  misfeasance,  bad faith,  gross negligence  in the  performance  of its  duties,  or  reckless  disregard  for its  obligations  and duties  under the investment  advisory  agreement,  the Manager is not liable for any loss  sustained by reason of any investment of the
Fund assets made with due care and in good faith.

         The agreement  permits the Manager to act as investment  advisor for any other person,  firm or  corporation.
The  Manager  can use the name  "Oppenheimer"  in  connection  with  other  investment  companies  for  which it or an affiliate is the investment advisor or general  distributor.  If the Manager shall no longer act as investment advisor to the Fund, the Manager can withdraw its permission to the Fund (and to Oppenheimer  Municipal  Fund) to use the name
"Oppenheimer" as part of its name.

---------------------------------------------- ----------------------------------------------------------------------
Brokerage Policies of the Fund

                                                          Total Brokerage Commissions Paid by the Fund1

Brokerage   Provisions   of  the   Investment

Advisory  Agreement.  One of the  duties of the  Manager  under  the  investment advisory  agreement is to buy and sell  portfolio  securities for the Fund.
     The investment  advisory agreement allows the Manager to use broker-dealers to effect the  Fund's  portfolio  transactions.  Under the  agreement,  the
     Manager may employ those broker-dealers (including "affiliated" brokers, as that term is defined in the Investment  Company Act) that, in the Manager's best  judgment  based on all relevant  factors,  will  implement the Fund's policy to obtain, at reasonable expense,  the "best execution" of portfolio transactions.  "Best execution" refers to prompt and reliable  execution at the most favorable price obtainable.  The Manager need not seek competitive commission  bidding.  However,  the Manager is  expected  to  minimize  the commissions paid to the extent consistent with the interest and policies of the Fund as established by its Board of Trustees.

     Under the  investment  advisory  agreement,  the Manager may select brokers that provide  brokerage  and/or research  services for the Fund and/or the other accounts over which the Manager or its affiliates  have  investment  discretion.
The commissions paid to such brokers may be higher than another qualified broker would  charge,  if  the  Manager  makes  a good  faith  determination  that  the commission is fair and reasonable in relation to the services provided.  Subject to those other  considerations,  as a factor in selecting brokers for the Fund's portfolio  transactions,  the Manager may also  consider  sales of shares of the
Fund and other investment companies managed by the Manager or its affiliates.

Brokerage Practices Followed by the Manager. The Manager allocates brokerage for the Fund subject to the provisions of the investment advisory agreement and the procedures and rules described above. Generally the Manager's portfolio
     traders  allocate  brokerage  upon   recommendations   from  the  Manager's
     portfolio managers.  In certain instances,  portfolio managers may directly place  trades  and  allocate  brokerage.  In  either  case,  the  Manager's executive officers supervise the allocation of brokerage.

     Most securities purchases made by the Fund are in principal transactions at net prices.  The Fund  usually  deals  directly  with the selling or  purchasing principal or market maker without incurring charges for the services of a broker on its behalf unless the Manager determines that a better price or execution may be obtained  by using the  services  of a broker.  Therefore,  the Fund does not
incur  substantial   brokerage  costs.   Portfolio   securities  purchased  from
underwriters  include  a  commission  or  concession  paid by the  issuer to the underwriter in the price of the security.  Portfolio  securities  purchased from dealers include a spread between the bid and asked price.

     The Fund seeks to obtain prompt  execution of orders at the most  favorable net prices. In an option  transaction,  the Fund ordinarily uses the same broker for the purchase or sale of the option and any  transaction in the investment to which the option  relates.  Other funds  advised by the Manager have  investment objectives  and  policies  similar to those of the Fund.  Those  other funds may purchase or sell the same  securities  as the Fund at the same time as the Fund, which could affect the supply and price of the  securities.  When possible,  the
Manager tries to combine concurrent orders to purchase or sell the same security by more than one of the accounts  managed by the Manager or its affiliates.  The transactions  under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

     The investment advisory agreement permits the Manager to allocate brokerage for research services. The research services provided by a particular broker may be useful  only to one or more of the  advisory  accounts of the Manager and its affiliates. Investment research received by the Manager for the commissions paid by those  other  accounts  may be useful both to the Fund and one or more of the
Manager's other accounts.  Investment  research  services may be supplied to the
Manager by a third party at the  instance of a broker  through  which trades are placed.  Investment  research  services  include  information  and  analyses  on particular  companies and  industries  as well as market or economic  trends and portfolio  strategy,  market quotations for portfolio  evaluations,  information systems,  computer  hardware and similar  products and  services.  If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative  functions),  then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

     The Board  permits  the  Manager to use  stated  commissions  on  secondary fixed-income  agency trades to obtain  research if the broker  represents to the
Manager that: (i) the trade is not from or for the broker's own inventory,  (ii)
the  trade  was  executed  by the  broker  on an  agency  basis  at  the  stated
commission,  and (iii) the trade is not a riskless  principal  transaction.  The
Board  of  Trustees  permits  the  Manager  to use  concessions  on  fixed-price offerings  to obtain  research,  in the same manner as is  permitted  for agency transactions.

     The research  services provided by brokers broaden the scope and supplement the research activities of the Manager.  That research provides additional views and  comparisons  for  consideration  and helps  the  Manager  to obtain  market information  for the valuation of securities  that are either held in the Fund's portfolio or are being considered for purchase. The Manager provides information to the  Board of the Fund  about  the  commissions  paid to  brokers  furnishing research services, together with the Manager's representation that the amount of such  commissions  was  reasonably  related  to the  value  or  benefit  of such services.

           Fiscal Year Ended 9/30

---------------------------------------------- ----------------------------------------------------------------------
---------------------------------------------- ----------------------------------------------------------------------

                    1999                                                     $ 74,850

---------------------------------------------- ----------------------------------------------------------------------
---------------------------------------------- ----------------------------------------------------------------------

                    2000                                                      $11,510

---------------------------------------------- ----------------------------------------------------------------------
---------------------------------------------- ----------------------------------------------------------------------

                    2001                                                     $11,4702

---------------------------------------------- ----------------------------------------------------------------------

1.       Amounts do not include spreads or concessions on principal amounts on a net trade basis.
2.       In the fiscal year ended 9/30/01, there were no transactions directed to brokers for research services.

Distribution and Service Plans

The  Distributor.  Under its  General  Distributor's  Agreement  with the Fund,  the  Distributor  acts as the  Fund's principal  underwriter  in the  continuous  public  offering  of the  different  classes  of shares  of the Fund.  The
Distributor  bears the expenses  normally  attributable to sales,  including  advertising and the cost of printing and mailing prospectuses,  other than those furnished to existing  shareholders.  The Distributor is not obligated to sell a specific number of shares.

The sales charges and concessions  paid to, or retained by, the Distributor  from the sale of shares during the Fund's three most recent  fiscal  years,  and the  contingent  deferred  sales  charges  retained by the  Distributor  on the redemption of shares for the most recent fiscal year are shown in the tables below.

--------------- ------------------ ------------------- -------------------- ------------------- --------------------

                    Aggregate           Class A            Commissions         Commissions          Commissions
    Fiscal          Front-End          Front-End           on Class A           on Class B          on Class C
     Year         Sales Charges      Sales Charges           Shares               Shares              Shares
    Ended          on Class A         Retained by          Advanced by         Advanced by          Advanced by
    9/30:            Shares           Distributor2        Distributor1         Distributor1        Distributor1

--------------- ------------------ ------------------- -------------------- ------------------- --------------------
--------------- ------------------ ------------------- -------------------- ------------------- --------------------

     1999           $368,060            $78,085             $168,115             $184,312             $79,689

--------------- ------------------ ------------------- -------------------- ------------------- --------------------
--------------- ------------------ ------------------- -------------------- ------------------- --------------------

     2000            $90,064            $22,643              $20,322             $103,343             $25,677

--------------- ------------------ ------------------- -------------------- ------------------- --------------------
--------------- ------------------ ------------------- -------------------- ------------------- --------------------

     2001            $88,200            $24,230              $4,248              $65,219              $33,758

--------------- ------------------ ------------------- -------------------- ------------------- --------------------
1.       The  Distributor  advances  concession  payments to dealers for certain sales of Class A shares and for sales of Class B and Class C shares from its own resources at the time of sale.
2.       Includes amounts retained by a broker-dealer that is an affiliate or parent of the distributor.

------------------- ------------------------------ ------------------------------- ---------------------------------
                         Class A Contingent              Class B Contingent               Class C Contingent
Fiscal Year Ended      Deferred Sales Charges          Deferred Sales Charges           Deferred Sales Charges
      9/30:            Retained by Distributor        Retained by Distributor          Retained by Distributor
------------------- ------------------------------ ------------------------------- ---------------------------------
------------------- ------------------------------ ------------------------------- ---------------------------------

       2001                    $5,362                         $24,044                            $580

------------------- ------------------------------ ------------------------------- ---------------------------------

Distribution  and Service  Plans.  The Fund has  adopted a Service  Plan for its Class A shares and  Distribution  and
Service Plans for its Class B and Class C shares under Rule 12b-1 of the  Investment  Company Act.  Under those plans, the Fund makes payments to the Distributor in connection with the  distribution  and/or servicing of the shares of the particular class.

         Each plan has been  approved  by a vote of the Board of  Trustees  of the Fund,  including  a majority of the
Independent Trustees,2 cast in person at a meeting called for the purpose of voting on that plan.

         Under the  plans,  the  Manager  and the  Distributor  may make  payments  to  affiliates  and in their  sole discretion,  from time to time,  may use their own  resources  (at no  direct  cost to the Fund) to make  payments  to brokers,  dealers or other financial  institutions  for  distribution and  administrative  services they perform.  The
Manager may use profits from the  advisory  fee it receives  from the Fund.  The  Distributor  and the Manager may, in their sole  discretion,  increase  or  decrease  the amount of payments  they make to plan  recipients  from their own resources.

         Unless a plan is terminated as described  below,  the plan continues in effect from year to year, but only if the Fund's Board of Trustees and its  Independent  Trustees  specifically  vote  annually to approve its  continuance.
Approval  must be by a vote cast in person at a meeting  called for the purpose of voting on  continuing  the plan.  A plan may be  terminated  at any time by the  vote of a  majority  of the  Independent  Trustees  or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding shares of that class.

         The Board and the  Independent  Trustees  must approve all  material  amendments  to a plan.  An amendment to increase  materially  the amount of payments to be made under the plan must be approved by  shareholders  of the class affected by the  amendment.  Because  Class B shares  automatically  convert into Class A shares after six years,  the
Fund must  obtain the  approval of both Class A and Class B  shareholders  for an  amendment  to the Class A plan that would  materially  increase the amount to be paid under that plan.  That approval must be by a "majority"  (as defined in the Investment Company Act) of the shares of each class, voting separately by Class.

         While the plans are in effect,  the  Treasurer  of the Fund shall  provide  separate  written  reports on the plans to the Fund's Board of Trustees at least  quarterly  for its review.  The reports shall detail the amount of all payments made under a plan and the purpose for which the payments  were made.  Those reports are subject to the review and approval of the Independent Trustees in the exercise of their fiduciary duty.

         Each plan states that while it is in effect,  the selection or  replacement  and nomination of those Trustees of the Fund who are not "interested  persons" of the Fund is committed to the discretion of the Independent  Trustees.
This  provision  does not prevent the  involvement  of others in the selection and  nomination  process as long as the final decision as to selection or nomination is approved by a majority of the Independent Trustees.

         Under the plan for a class,  no payment will be made to any  recipient in any quarter in which the  aggregate net asset  value of all Fund  shares  held by the  recipient  for itself and its  customers  does not exceed a minimum amount,  if any,  that may be set from time to time by a majority  of the Fund's  Independent  Trustees.  The Board of
Trustees has set the fees at the maximum rate allowed  under the plans and has set no minimum  asset amount  needed to qualify for payments.

         |X|  Class A  Service  Plan.  Under the Class A service  plan,  the  Distributor  currently  uses the fees it receives  from  the  Fund  to pay  brokers,  dealers  and  other  financial  institutions  (they  are  referred  to as
"recipients") for personal services and account  maintenance  services they provide for their customers who hold Class
A shares. The services include,  among others,  answering customer inquiries about the Fund, assisting in establishing and maintaining  accounts in the Fund,  making the Fund's  investment  plans available and providing other services at the request of the Fund or the Distributor.  The Distributor makes payments to plan recipients  quarterly at an annual rate not to  exceed  0.25% of the  average  annual  net  assets  of Class A shares  held in  accounts  of the  service providers or their customers.

         For the fiscal year ended  September 30, 2001,  payments under the Plan for Class A shares totaled  $234,862, all of  which  was  paid  by the  Distributor  to  recipients.  That  included  $22,776  paid to an  affiliate  of the
Distributor.  Any unreimbursed  expenses the Distributor incurs with respect to Class A shares for any fiscal year may not be recovered in subsequent  years.  The  Distributor  may not use payments  received under the Class A plan to pay any of its interest expenses, carrying charges, other financial costs, or allocation of overhead.

         |X| Class B and Class C Service and Distribution  Plans.  Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the  respective  class,  determined as of the close of each  regular  business  day  during the  period.  The Class B and Class C plans  provide  for the  Distributor  to be compensated at a flat rate,  whether the  Distributor's  distribution  expenses are more or less than the amounts paid by the Fund under the plans  during that period.  The types of services  that  recipients  provide for the service fee are similar to the services provided under the Class A plan, described above.

         The Class B and Class C plans permit the  Distributor  to retain both the  asset-based  sales charges and the service fee on shares or to pay  recipients  the service fee on a quarterly  basis,  without  payment in advance.  The types of services  that  recipients  provide are similar to the services  provided  under the Class A plan,  described above.  However, the Distributor  presently intends to pay recipients the service fee on Class B and Class C shares in advance for the first year the shares are outstanding.  After the first year shares are  outstanding,  the Distributor makes service fee payments  quarterly on those shares.  The advance  payment is based on the net asset value of shares sold.  Shares  purchased by exchange do not qualify for an advance  service fee payment.  If Class B or Class C shares are redeemed  during the first year after their  purchase,  the  recipient of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment made on those shares.

         The  Distributor  retains  the  asset-based  sales  charge on Class B shares.  The  Distributor  retains  the asset-based  sales charge on Class C shares during the first year the shares are outstanding.  It pays the asset-based sales charge as an ongoing  concession  to the dealer on Class C shares  outstanding  for a year or more.  If a dealer has a special  agreement with the  Distributor,  the Distributor  will pay the Class B and/or Class C service fees and the  asset-based  sales  charge to the dealer  quarterly  in lieu of paying the sales  concession  and  service fee in advance at the time of purchase.

         The  asset-based  sales  charge  on Class B and  Class C shares  allows  investors  to buy  shares  without a
front-end  sales  charge  while  allowing  the  Distributor  to  compensate   dealers  that  sell  those  shares.  The
Distributor's  actual  expenses in selling  Class B and Class C shares may be more than the payments it receives  from contingent  deferred sales charges  collected on redeemed shares and from the Fund under the plans.  The Fund pays the asset-based  sales charge to the  Distributor for its services  rendered in  distributing  Class B and Class C shares.
The payments are made to the Distributor in recognition that the Distributor:
         |_|  pays sales  concessions  to authorized  brokers and dealers at the time of sale and pays service fees as described in the Prospectus,
         |_|  may finance  payment of sales  concessions  and/or the advance of the service fee payment to  recipients under the plans,  or may provide  such  financing  from its own  resources  or from the  resources of an affiliate,
         |_|  employs personnel to support distribution of shares, and
         |_|  bears the costs of sales  literature,  advertising  and  prospectuses  (other  than those  furnished  to current shareholders) and state "blue sky" registration fees and certain other distribution expenses.
         |_| may  not be  able to  adequately  compensate  dealers  that  sell  Class  B and  Class C  shares  without receiving  payment  under the plans and  therefore may not be able to offer such Classes for sale absent the plans,
         |_|  receives  payments under the plans  consistent with the service fees and asset-based  sales charges paid by other non-proprietary funds that charge 12b-1 fees,
         |_|  may use the payments  under the plan to include the Fund in various  third-party  distribution  programs that may increase sales of Fund shares,
         |_|  may  experience  increased  difficulty  selling  the  Fund's  shares  if  payments  under  the  plan are discontinued  because  most  competitor  funds have plans that pay  dealers for  rendering  distribution services as much or more than the amounts currently being paid by the Fund, and
         |_|  may not be able to continue  providing,  at the same or at a lesser cost, the same quality  distribution sales  efforts and services,  or to obtain such services from brokers and dealers,  if the plan payments were to be discontinued.

         When Class B or Class C shares are sold  without the  designation  of a  broker-dealer,  the  Distributor  is automatically  designated as the broker-dealer of record. In those cases, the Distributor  retains the service fee and asset-based sales charge paid on Class B and Class C shares.

         The  Distributor's  actual  expenses in selling  Class B and Class C shares may be more than the  payments it receives from the contingent  deferred sales charges  collected on redeemed  shares and from the Fund under the plans.
If  either  the  Class B or Class C plan is  terminated  by the  Fund,  the  Board of  Trustees  may allow the Fund to continue  payments of the  asset-based  sales charge to the Distributor  for  distributing  shares before the plan was terminated.

 ----------------------------------------------------------------------------------------------------------------
                   Distribution Fees Paid to the Distributor in the Fiscal Year Ended 9/30/01
 ----------------------------------------------------------------------------------------------------------------
 --------------------- --------------------- --------------------- ----------------------- ----------------------
 Class:                       Total                 Amount             Distributor's           Distributor's
                                                                         Aggregate             Unreimbursed
                                                                        Unreimbursed           Expenses as %
                             Payments            Retained by              Expenses             of Net Assets
                            Under Plan           Distributor             Under Plan              of Class
 --------------------- --------------------- --------------------- ----------------------- ----------------------
 --------------------- --------------------- --------------------------------------------- ----------------------

 Class B Plan
                             $184,625              $143,867               $201,494                 1.03%

 --------------------- --------------------- --------------------------------------------- ----------------------
 --------------------- --------------------- --------------------------------------------- ----------------------

 Class C Plan
                             $176,739               $24,154               $415,655                 2.12%

 --------------------- --------------------- --------------------------------------------- ----------------------

         All  payments  under the Class B and Class C plans are  subject to the  limitations  imposed  by the  Conduct
Rules of the National  Association of Securities  Dealers,  Inc. on payments of asset-based  sales charges and service fees to NASD members.

Performance of the Fund

Explanation of Performance  Terminology.  The Fund uses a variety of terms to illustrate its performance.  These terms include  "standardized  yield,"  "tax-equivalent  yield," "dividend yield," "average annual total return," "cumulative total  return,"  "average  annual  total  return at net asset  value"  and  "total  return  at net  asset  value."  An explanation  of how yields and total  returns are  calculated  is set forth  below.  The charts  below show the Fund's performance  as of its most recent  fiscal year end. You can obtain  current  performance  information  by calling the
Fund's   Transfer   Agent   at   1.800.525.7048   or  by   visiting   the   OppenheimerFunds   Internet   website   at
www.oppenheimerfunds.com.
------------------------

         The Fund's  illustrations of its performance data in advertisements  must comply with rules of the Securities and  Exchange  Commission.  Those rules  describe the types of  performance  data that may be used and how it is to be calculated.  In general,  any  advertisement by the Fund of its performance data must include the average annual total returns for the advertised  class of shares of the Fund.  Those returns must be shown for the 1, 5 and 10-year periods
(or the life of the class,  if less) ending as of the most recently  ended calendar  quarter prior to the  publication of the  advertisement (or its submission for  publication).  Certain types of yields may also be shown,  provided that they are accompanied by standardized average annual total returns.

         Use of standardized  performance  calculations  enables an investor to compare the Fund's  performance to the performance of other funds for the same periods.  However,  a number of factors should be considered  before using the
Fund's performance information as a basis for comparison with other investments:
         |_| Yields and total  returns  measure the  performance  of a  hypothetical  account in the Fund over various periods and do not show the performance of each shareholder's  account.  Your account's performance will vary from the model  performance  data if your  dividends are received in cash, or you buy or sell shares during the period,  or you bought your shares at a different time and price than the shares used in the model.
         |_| The Fund's performance returns do not reflect the effect of taxes on distributions.
         |_| An investment in the Fund is not insured by the FDIC or any other government agency.
         |_| The  principal  value of the Fund's  shares,  and its yields and total  returns  are not  guaranteed  and normally will fluctuate on a daily basis.
         |_| When an investor's shares are redeemed, they may be worth more or less than their original cost.
         |_| Yields and total returns for any given past period represent historical  performance  information and are not, and should not be considered, a prediction of future yields or returns.

         The  performance  of each  class of shares is shown  separately,  because  the  performance  of each class of shares will usually be  different.  That is because of the different  kinds of expenses  each class bears.  The yields and total  returns of each class of shares of the Fund are  affected by market  conditions,  the quality of the Fund's investments,  the maturity of those  investments,  the types of investments the Fund holds, and its operating expenses that are allocated to the particular class.

         |X| Yields.  The Fund uses a variety of different  yields to illustrate  its current  returns.  Each class of shares calculates its yield separately because of the different expenses that affect each class.

           |_| Standardized  Yield. The "standardized  yield"  (sometimes  referred to just as "yield") is shown for a class of shares for a stated 30-day period. It is not based on actual  distributions  paid by the Fund to shareholders in the 30-day period,  but is a  hypothetical  yield based upon the net  investment  income from the Fund's  portfolio investments  for that  period.  It may  therefore  differ  from the  "dividend  yield"  for the same  class of shares, described below.

         Standardized  yield is calculated  using the following  formula set forth in rules adopted by the  Securities and Exchange Commission, designed to assure uniformity in the way that all funds calculate their yields:

                                                   STANDARDIZED YIELD = 2 (A-B + 1) - 1
                                                                          ---------
                                                                           C D

         The symbols above represent the following factors:

         a =   dividends and interest earned during the 30-day period.

         b =   expenses accrued for the period (net of any expense assumptions).

         c =   the  average  daily  number of shares of that class  outstanding  during the  30-day  period  that were entitled to receive dividends.

         d =   the  maximum  offering  price  per  share of that  class on the last day of the  period,  adjusted  for undistributed net investment income.

         The standardized  yield for a particular  30-day period may differ from the yield for other periods.  The SEC formula assumes that the  standardized  yield for a 30-day period occurs at a constant rate for a six-month period and is annualized at the end of the six-month period.  Additionally,  because each class of shares is subject to different expenses,  it is likely  that the  standardized  yields of the  Fund's  classes of shares  will  differ for any 30-day period.

           |_| Dividend Yield. The Fund may quote a "dividend  yield" for each class of its shares.  Dividend yield is based on the dividends paid on a class of shares during the actual dividend period.  To calculate  dividend yield, the dividends  of a class  declared  during a stated  period  are  added  together,  and the sum is  multiplied  by 12 (to annualize the yield) and divided by the maximum  offering  price on the last day of the dividend  period.  The formula is shown below:
Dividend Yield = dividends paid x 12/maximum offering price (payment date)

         The maximum  offering  price for Class A shares  includes  the current  maximum  initial  sales  charge.  The maximum  offering  price for Class B and Class C shares is the net asset  value per  share,  without  considering  the effect of contingent  deferred  sales charges.  The Class A dividend  yield may also be quoted  without  deducting the maximum initial sales charge.

           |_|  Tax-Equivalent  Yield.  The  "tax-equivalent  yield" of a class of shares is the equivalent yield that would  have to be  earned  on a taxable  investment  to  achieve  the  after-tax  results  represented  by the  Fund's tax-equivalent  yield. It adjusts the Fund's  standardized  yield, as calculated  above, by a stated Federal tax rate.
Using  different tax rates to show different tax equivalent  yields shows  investors in different tax brackets the tax equivalent yield of the Fund based on their own tax bracket.

         The  tax-equivalent  yield is based on a 30-day period, and is computed by dividing the tax-exempt portion of the Fund's  current  yield (as  calculated  above) by one minus a stated  income tax rate.  The result is added to the portion (if any) of the Fund's current yield that is not tax-exempt.

         The  tax-equivalent  yield may be used to compare the tax effects of income derived from the Fund with income from taxable  investments at the tax rates stated.  Your tax bracket is determined by your Federal taxable income (the net amount subject to Federal income tax after  deductions and  exemptions).  The  tax-equivalent  yield table assumes that the investor is taxed at the highest  bracket,  regardless of whether a switch to non-taxable  investments  would cause a lower bracket to apply.

-----------------------------------------------------------------------------------------------------------------
                             The Fund's Yields for the 30-Day Periods Ended 9/30/01
-----------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------- -------------------------------

                                                                                       Tax-Equivalent Yield
                         Standardized Yield               Dividend Yield            (39.60% Fed. Tax Bracket)

Class of
Shares

------------------- ------------------------------------------------------------- -------------------------------
------------------- -------------- ---------------- ------------- --------------- --------------- ---------------
                       Without          After         Without         After          Without          After
                        Sales           Sales          Sales          Sales           Sales           Sales
                       Charge          Charge          Charge         Charge          Charge          Charge
------------------- -------------- ---------------- ------------- --------------- --------------- ---------------
------------------- -------------- ------------------------------ --------------- --------------- ---------------

Class A                 4.21%          4.06%           4.87%          4.70%           6.97%           6.72%

------------------- -------------- ------------------------------ --------------- --------------- ---------------
------------------- -------------- ---------------- ------------- --------------- --------------- ---------------

Class B                 3.45%            N/A           4.15%           N/A            5.70%            N/A

------------------- -------------- ---------------- ------------- --------------- --------------- ---------------
------------------- -------------- ---------------- ------------- --------------- --------------- ---------------

Class C                 3.44%            N/A           4.16%           N/A            5.70%            N/A

------------------- -------------- ---------------- ------------- --------------- --------------- ---------------

         |X|  Total  Return  Information.  There  are  different  types of  "total  returns"  to  measure  the  Fund's performance.  Total  return  is the  change in value of a  hypothetical  investment  in the Fund over a given  period, assuming  that all  dividends  and capital  gains  distributions  are  reinvested  in  additional  shares and that the investment  is redeemed at the end of the period.  Because of  differences  in expenses for each class of shares,  the total returns for each class are separately  measured.  The cumulative  total return measures the change in value over the entire period (for example,  ten years).  An average annual total return shows the average rate of return for each year in a period that would  produce the  cumulative  total return over the entire  period.  However,  average  annual total returns do not show actual  year-by-year  performance.  The Fund uses  standardized  calculations  for its total returns as prescribed by the SEC. The methodology is discussed below.

         In calculating  total returns for Class A shares,  the current  maximum sales charge of 3.5% (as a percentage of the  offering  price) is deducted  from the initial  investment  ("P")  (unless the return is shown  without  sales charge,  as described  below).  For Class B shares,  payment of the  applicable  contingent  deferred  sales charge is applied,  depending  on the period for which the return is shown:  4.0% in the first  year,  3.0% in the second  year,
2.0% in the third  and  fourth  years,  1.0% in the  fifth  year,  and none  thereafter.  For  Class C shares,  the 1%
contingent deferred sales charge is deducted for returns for the 1-year period.

           |_| Average  Annual Total  Return.  The "average  annual total  return" of each class is an average  annual compounded  rate of return for each year in a specified  number of years. It is the rate of return based on the change in value of a  hypothetical  initial  investment of $1,000 ("P" in the formula below) held for a number of years ("n")
to achieve an Ending Redeemable Value ("ERV" in the formula) of that investment, according to the following formula:

                                                   ERV - 1 = AVERAGE ANNUAL TOTAL RETURN
                                                 -----------
                                                      P

           |_| Cumulative Total Return.  The "cumulative total return"  calculation  measures the change in value of a hypothetical  investment of $1,000 over an entire period of years.  Its  calculation  uses some of the same factors as average annual total return,  but it does not average the rate of return on an annual basis.  Cumulative  total return is determined as follows:

                                                   ERV - P = TOTAL RETURN
                                                 ------------
                                                      P

           |_|  Total  Returns  at Net  Asset  Value.  From time to time the Fund may also  quote a  cumulative  or an average  annual total return "at net asset value"  (without  deducting  sales charges) for Class A, Class B or Class C shares.  Each is based on the  difference  in net asset value per share at the beginning and the end of the period for a  hypothetical  investment  in that class of shares  (without  considering  front-end or  contingent  deferred  sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

--------------------------------------------------------------------------------------------------------------------
                              The Fund's Total Returns for the Periods Ended 9/30/01
--------------------------------------------------------------------------------------------------------------------
---------------- ----------------------- ---------------------------------------------------------------------------
                    Cumulative Total                            Average Annual Total Returns
                   Returns (10 years
                   or life of class)

   Class of
    Shares
---------------- ----------------------- ---------------------------------------------------------------------------
---------------- ----------------------- ------------------------ ------------------------- ------------------------
                                                                           5-Year                   10-Year
                                                 1-Year              (or life of class)       (or life of class)
---------------- ----------------------- ------------------------ ------------------------- ------------------------
---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------
                 After       Without        After     Without        After       Without       After     Without
                 Sales       Sales          Sales     Sales          Sales        Sales        Sales     Sales
                   Charge      Charge      Charge       Charge      Charge       Charge       Charge       Charge
---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------
---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------

    Class A        71.58%      77.80%       4.43%       8.22%        4.47%        5.22%        5.55%       5.92%

---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------
---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------

    Class B       30.07%2     30.07%2       3.34%       7.34%        4.24%        4.41%       4.44%2       4.44%2

---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------
---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------

    Class C       36.94%3     36.94%3       6.43%       7.43%        4.43%        4.43%       4.10%3       4.10%3

---------------- ----------- ----------- ------------ ----------- ------------ ------------ ------------ -----------

1. Inception of Class A: 11/11/86.
2.  Inception of Class B: 9/11/95.  Because  Class B Shares  convert to Class A Shares 72 months after  purchase,  the
   "life-of-class" return for Class B uses Class A performance for the period after conversion.
Inception of Class C: 12/1/93.

Other  Performance  Comparisons.  The Fund compares its performance  annually to that of an appropriate  broadly based market index in its Annual Report to  shareholders.  You can obtain that  information by contacting the Transfer Agent at the addresses or telephone  numbers shown on the cover of this  Statement of Additional  Information.  The Fund may also compare its  performance  to that of other  investments,  including  other mutual  funds,  or use rankings of its performance by independent ranking entities. Examples of these performance comparisons are set forth below.

         |X| Lipper  Rankings.  From time to time the Fund may publish the ranking of the performance of its shares by
Lipper  ("Lipper").  Lipper is a  widely-recognized  independent mutual fund monitoring  service.  Lipper monitors the performance of regulated  investment  companies,  including the Fund, and ranks their  performance for various periods in  categories  based on  investment  styles.  The  performance  of the Fund is  ranked by  Lipper  against  all other intermediate  municipal  debt  funds.  The  Lipper  performance  rankings  are  in  total  returns  that  include  the reinvestment  of  capital  gain  distributions  and  income  dividends  but do not take  sales  charges  or taxes into consideration.  Lipper also publishes  "peer-group"  indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.
         |X|  Morningstar  Rankings.  From time to time the Fund may  publish  the  ranking  and/or star rating of the performance  of its  classes  of  shares  by  Morningstar,  Inc.,  an  independent  mutual  fund  monitoring  service.
Morningstar rates and ranks mutual funds in broad investment  categories:  domestic stock funds,  international  stock funds, taxable bond funds and municipal bond funds. The Fund is included in the municipal bond category.

         Morningstar  Proprietary star rankings reflect historical  risk-adjusted total investment return.  investment return. For each fund with at least a three-year history,  Morningstar  calculates a Morningstar  RatingTM metric each month by  subtracting  the return on a 90-day U.S.  Treasury  Bill from the fund's  load-adjusted  return for the same period,  and then  adjusting  this excess  return for risk.  The top 10% of funds in each broad asset class  receive 5 stars,  the next 22.5%  receive 4 stars,  the next 35% receive 3 stars,  the 22.5%  receive 2 stars and the bottom 10%
receive 1 star.  The  Overall  Morningstar  Rating for a fund is derived  from a weighted  average of the  performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Ratings metrics.

         The Fund may also compare its total return  ranking to that of other funds in its  Morningstar  category,  in addition to its star ratings.  Those total return  rankings are  percentages  from one percent to one hundred  percent and are not risk adjusted.  For example, if a fund is in the 94th percentile,  that means that 94% of the funds in the same category performed better than it did.

         |X| Performance  Rankings and Comparisons by Other Entities and Publications.  From time to time the Fund may include in its  advertisements  and sales literature  performance  information  about the Fund cited in newspapers and other  periodicals  such as The New York Times,  The Wall Street  Journal,  Barron's,  or similar  publications.  That information may include performance quotations from other sources,  including Lipper and Morningstar.  The performance of the  Fund's  Class A, Class B or Class C shares may be  compared  in  publications  to the  performance  of various market indices or other investments,  and averages,  performance  rankings or other benchmarks  prepared by recognized mutual fund statistical services.

         Investors  may also  wish to  compare  the  Fund's  Class A,  Class B or Class C  returns  to the  return  on fixed-income  investments  available  from banks and thrift  institutions.  Those  include  certificates  of  deposit, ordinary  interest-paying  checking and savings  accounts,  and other forms of fixed or variable  time  deposits,  and various other  instruments such as Treasury bills.  However,  the Fund's returns and share price are not guaranteed or insured by the FDIC or any other agency and will fluctuate  daily,  while bank  depository  obligations may be insured by the FDIC and may  provide  fixed  rates of return.  Repayment  of  principal  and  payment of  interest on Treasury securities is backed by the full faith and credit of the U.S. government.

         From time to time,  the Fund may publish  rankings or ratings of the  Manager or Transfer  Agent,  and of the investor services provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the
Oppenheimer  funds  themselves.  Those ratings or rankings of shareholder  and investor  services by third parties may include  comparisons  of their  services to those  provided by other  mutual fund  families  selected by the rating or ranking services.  They may be based upon the opinions of the rating or ranking service itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From  time to time  the Fund may  include  in its  advertisements  and  sales  literature  the  total  return performance of a hypothetical  investment  account that includes shares of the Fund and other  Oppenheimer  funds. The combined  account may be part of an illustration of an asset  allocation  model or similar  presentation.  The account performance  may combine total return  performance of the Fund and the total return  performance of other  Oppenheimer funds included in the account.  Additionally,  from time to time, the Fund's  advertisements  and sales literature may include,  for illustrative or comparative  purposes,  statistical data or other  information about general or specific market and economic conditions. That may include, for example:
o        information  about the  performance  of  certain  securities  or  commodities  markets or  segments  of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the  earnings of  companies  included in segments of  particular  industries,  sectors,  securities  markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating  to the  gross  national  or gross  domestic  product  of the  United  States  or other countries or regions,
o        comparisons of various market sectors or indices to demonstrate  performance,  risk, or other characteristics of the Fund.

ABOUT YOUR ACCOUNT

How to Buy Shares

Additional  information  is presented  below about the methods that can be used to buy shares of the Fund.  Appendix C contains more information  about the special sales charge  arrangements  offered by the Fund, and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are  purchased  through  AccountLink,  each  purchase  must be at least $25.  Shares will be purchased on the regular  business day the Distributor is instructed to initiate the Automated  Clearing House ("ACH")
transfer to buy the shares.  Dividends will begin to accrue on shares  purchased with the proceeds of ACH transfers on the business day the Fund receives  Federal Funds for the purchase  through the ACH system before the close of The New
York Stock  Exchange.  The Exchange  normally  closes at 4:00 P.M.,  but may close earlier on certain days. If Federal
Funds are  received on a business day after the close of the  Exchange,  the shares will be  purchased  and  dividends will begin to accrue on the next regular  business  day. The proceeds of ACH  transfers  are normally  received by the
Fund 3 days after the transfers are initiated.  The  Distributor  and the Fund are not  responsible  for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced  Sales  Charges.  As  discussed  in the  Prospectus,  a reduced  sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor,  dealers and brokers making such sales.  No sales charge is imposed in certain other  circumstances  described in Appendix C to this Statement of Additional  Information  because the Distributor or dealer or broker incurs little or no selling expenses.

         |X| Right of  Accumulation.  To qualify for the lower sales  charge  rates that apply to larger  purchases of
Class A shares, you and your spouse can add together:
o        Class A and Class B shares you purchase for your individual  accounts  (including IRAs and 403(b) plans),  or for your  joint  accounts,  or for trust or  custodial  accounts  on behalf of your  children  who are minors, and

o        Current  purchases of Class A and Class B shares of the Fund and other  Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o        Class A and  Class B  shares  of  Oppenheimer  funds  you  previously  purchased  subject  to an  initial  or contingent  deferred  sales  charge to reduce the sales  charge rate for current  purchases of Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee benefit plans of the same employer) that has multiple  accounts.  The Distributor will add the value, at current  offering  price, of the shares you previously  purchased and currently own to the value of current  purchases to determine the sales charge rate that applies.  The reduced sales charge will apply only to current  purchases.  You must request it when you buy shares.

         |X| The Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the Distributor  acts as the distributor or the sub-distributor and currently include the following:
Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer Multi-Sector Income Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Balanced Value Fund
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Opportunity Value Fund
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Quest Value Fund, Inc.
Oppenheimer Discovery Fund                                    Oppenheimer Real Asset Fund
Oppenheimer Emerging Growth Fund                              Oppenheimer Rochester National Municipals
Oppenheimer Emerging Technologies Fund                        Oppenheimer Senior Floating Rate Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Small Cap Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Special Value Fund
Oppenheimer Global Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Growth & Income Fund                   Oppenheimer Total Return Fund, Inc.
Oppenheimer Gold & Special Minerals Fund                  Oppenheimer Trinity Core Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer High Yield Fund                                   Oppenheimer Trinity Value Fund
Oppenheimer Intermediate Municipal Fund                       Oppenheimer U.S. Government Trust
Oppenheimer International Bond Fund                           Oppenheimer Value Fund
Oppenheimer International Growth Fund                         Limited-Term New York Municipal Fund
Oppenheimer International Small Company Fund                  Rochester Fund Municipals
Oppenheimer Limited-Term Government Fund                      OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Main Street Growth & Income Fund              OSM1 - Jennison Growth Fund
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors S &P 500 Index
Oppenheimer Main Street Small Cap Fund                        OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer MidCap Fund                                       OSM1 - QM Active Balanced Fund
Oppenheimer Multiple Strategies Fund                          OSM1 - Salomon Brothers Capital Fund

And the following money market funds:

Centennial America Fund, L. P.
Centennial California Tax Exempt Trust                        Centennial New York Tax Exempt Trust
Centennial Government Trust                                   Centennial Tax Exempt Trust
Centennial Money Market Trust                                 Oppenheimer Cash Reserves
                                                              Oppenheimer Money Market Fund, Inc.

1"OSM" stands for Oppenheimer Select Managers

         There is an initial  sales charge on the purchase of Class A shares of each of the  Oppenheimer  funds except the  money  market  funds.  Under  certain  circumstances  described  in this  Statement  of  Additional  Information, redemption proceeds of certain money market fund shares may be  subject to a contingent deferred sales charge.

Letters  of  Intent.  Under a Letter of Intent,  if you  purchase  Class A shares or Class A and Class B shares of the
Fund and other Oppenheimer  funds during a 13-month period,  you can reduce the sales charge rate that applies to your purchases  of Class A shares.  The total  amount of your  intended  purchases  of both Class A and Class B shares will determine  the  reduced  sales  charge  rate for the Class A shares  purchased  during  that  period.  You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an  investor's  statement in writing to the  Distributor  of the  intention to purchase
Class A shares or Class A and Class B shares of the Fund (and other  Oppenheimer  funds) during a 13-month period (the
"Letter of Intent  period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the  investor's  intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds,  will equal or exceed the amount specified in the Letter.  Purchases made by reinvestment of dividends or  distributions  of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables an  investor to count the Class A and Class B shares  purchased  under the Letter to obtain the reduced  sales charge rate on purchases of Class A shares of the Fund (and other  Oppenheimer  funds) that applies under the Right of  Accumulation  to current  purchases of Class A shares.  Each  purchase of Class A shares under the
Letter will be made at the offering price  (including the sales charge) that applies to a single lump-sum  purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter,  the investor  makes no commitment to purchase  shares.  However,  if the  investor's purchases  of shares  within  the  Letter of  Intent  period,  when  added to the  value  (at  offering  price) of the investor's  holdings of shares on the last day of that period,  do not equal or exceed the intended  purchase  amount, the  investor  agrees to pay the  additional  amount of sales  charge  applicable  to such  purchases.  That amount is described  in "Terms of  Escrow,"  below  (those  terms may be  amended  by the  Distributor  from time to time).  The investor  agrees  that  shares  equal in value to 5% of the  intended  purchase  amount  will be held in escrow by the
Transfer Agent subject to the Terms of Escrow.  Also, the investor  agrees to be bound by the terms of the Prospectus, this  Statement  of  Additional  Information  and the  Application  used for a Letter of  Intent.  If those  terms are amended,  as they may be from time to time by the Fund,  the  investor  agrees to be bounded by the amended  terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total  eligible  purchases made during the Letter of Intent period do not equal or exceed the intended purchase  amount,  the  commissions  previously  paid to the dealer of record for the  account and the amount of sales charge  retained by the  Distributor  will be adjusted to the rates  applicable  to actual total  purchases.  If total eligible  purchases  during the Letter of Intent  period  exceed the  intended  purchase  amount and exceed the amount needed to qualify for the next sales charge rate  reduction set forth in the  Prospectus,  the sales charges paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the  Distributor the excess of the amount of  commissions  allowed or paid to the dealer over the amount of  commissions  that apply to the  actual  amount of  purchases.  The  excess  commissions  returned  to the  Distributor  will be used to  purchase additional  shares  for the  investor's  account  at the net  asset  value  per  share in  effect  on the date of such purchase, promptly after the Distributor's receipt thereof.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination  of the Letter of Intent period will be deducted.  It is the  responsibility  of the dealer of record and/or the  investor  to advise the  Distributor  about the Letter in placing  any  purchase  orders for the  investor during the Letter of Intent period. All of such purchases must be made through the Distributor.

         |X| Terms of Escrow That Apply to Letters of Intent.

         1. Out of the initial  purchase (or subsequent  purchases if necessary) made pursuant to a Letter,  shares of the Fund equal in value up to 5% of the intended  purchase  amount  specified in the Letter shall be held in escrow by the Transfer Agent.  For example,  if the intended  purchase  amount is $50,000,  the escrow shall be shares valued in the amount of $2,500  (computed at the offering  price  adjusted for a $50,000  purchase).  Any  dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

         2. If the total minimum investment  specified under the Letter is completed within the thirteen-month  Letter of Intent period, the escrowed shares will be promptly released to the investor.

         3. If, at the end of the  thirteen-month  Letter of Intent period the total purchases  pursuant to the Letter are less than the intended  purchase  amount  specified in the Letter,  the investor must remit to the  Distributor an amount  equal to the  difference  between the dollar  amount of sales  charges  actually  paid and the amount of sales charges  which would have been paid if the total amount  purchased  had been made at a single time.  That sales charge adjustment  will apply to any shares  redeemed  prior to the  completion  of the Letter.  If the  difference  in sales charges is not paid within  twenty days after a request from the  Distributor  or the dealer,  the  Distributor  will, within sixty days of the  expiration  of the Letter,  redeem the number of escrowed  shares  necessary to realize such difference  in sales  charges.  Full and  fractional  shares  remaining  after such  redemption  will be released from escrow.  If a request is received to redeem escrowed shares prior to the payment of such additional sales charge,  the sales charge will be withheld from the redemption proceeds.

         4. By  signing  the  Letter,  the  investor  irrevocably  constitutes  and  appoints  the  Transfer  Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

         5. The  shares  eligible  for  purchase  under the Letter  (or the  holding  of which may be  counted  toward completion of a Letter) include:

         (a)  Class A shares sold with a front-end  sales  charge or subject to a Class A  contingent  deferred  sales charge,

(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and

(c)      Class A or Class B shares  acquired by exchange of either (1) Class A shares of one of the other  Oppenheimer funds that were acquired  subject to a Class A initial or contingent  deferred sales charge or (2) Class
              B shares of one of the other  Oppenheimer  funds that were  acquired  subject to a  contingent  deferred sales charge.

         6. Shares held in escrow  hereunder  will  automatically  be exchanged for shares of another fund to which an exchange is  requested,  as  described  in the section of the  Prospectus  entitled  "How to Exchange  Shares" and the escrow will be transferred to that other fund.

Asset Builder Plans. To establish an Asset Builder Plan to buy shares  directly from a bank account,  you must enclose a check (the minimum is $25) for the initial  purchase with your  application.  Shares purchased by Asset Builder Plan payments  from bank  accounts  are  subject to the  redemption  restrictions  for recent  purchases  described  in the
Prospectus.  Asset  Builder  Plans are  available  only if your bank is an ACH member.  Asset Builder Plans may not be used to buy shares for OppenheimerFunds  employer-sponsored  qualified  retirement accounts.  Asset Builder Plans also enable  shareholders  of Oppenheimer  Cash Reserves to use their fund account to make monthly  automatic  purchases of shares of up to four other Oppenheimer funds.

         If you make  payments  from your bank  account to  purchase  shares of the Fund,  your bank  account  will be debited  automatically.  Normally the debit will be made two business days prior to the investment  dates you selected on your Application.  Neither the Distributor,  the Transfer Agent nor the Fund shall be responsible for any delays in purchasing shares that result from delays in ACH transmissions.

         Before you establish  Asset  Builder  payments,  you should obtain a prospectus of the selected  fund(s) from your  financial  advisor  (or the  Distributor)  and  request  an  application  from  the  Distributor.  Complete  the application  and  return it. You may change  the  amount of your  Asset  Builder  payment or you can  terminate  these automatic  investments at any time by writing to the Transfer Agent.  The Transfer Agent requires a reasonable  period
(approximately  10 days) after receipt of your  instructions  to implement them. The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Cancellation of Purchase Orders.  Cancellation of purchase orders for the Fund's shares (for example,  when a purchase check is returned to the Fund unpaid)  causes a loss to be incurred  when the net asset value of the Fund's  shares on the  cancellation  date is less than on the purchase date.  That loss is equal to the amount of the decline in the net asset value per share  multiplied by the number of shares in the purchase order.  The investor is responsible for that loss. If the investor fails to compensate the Fund for the loss,  the  Distributor  will do so. The Fund may reimburse the Distributor for that amount by redeeming  shares from any account  registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents an interest in the same  portfolio of  investments of the Fund.  However,  each class has different  shareholder  privileges and features.  The net income  attributable  to
Class B or Class C shares  and the  dividends  payable on Class B or Class C shares  will be  reduced  by  incremental expenses borne solely by that class.  Those expenses include the asset-based  sales charges to which Class B and Class
C are subject.

         The  availability  of three classes of shares  permits an investor to choose the method of purchasing  shares that is more  appropriate  for the  investor.  That may depend on the amount of the  purchase,  the length of time the investor  expects to hold shares,  and other relevant  circumstances.  Class A shares  normally are sold subject to an initial  sales  charge.  While Class B and Class C shares have no initial  sales  charge,  the purpose of the deferred sales  charge and  asset-based  sales  charge on Class B and Class C shares is the same as that of the  initial  sales charge on Class A shares-to  compensate the  Distributor  and brokers,  dealers and financial  institutions  that sell shares of the Fund.  A  salesperson  who is entitled  to receive  compensation  from his or her firm for selling  Fund shares may receive different levels of compensation for selling one class of shares rather than another.

         The  Distributor  will not  accept  any  order in the  amount  of  $500,000  or more for Class B shares or $1 million or more for Class C shares on behalf of a single  investor  (not  including  dealer  "street  name" or omnibus accounts).  That is because  generally it will be more  advantageous  for that investor to purchase  Class A shares of the Fund.

         |X| Class B Conversion.  Under current  interpretations  of applicable federal income tax law by the Internal
Revenue  Service,  the  conversion  of Class B Shares to Class A Shares  after six years is not  treated  as a taxable event for the  Shareholder.  If those  laws or the IRS  interpretation  of those laws  should  change,  the  automatic conversion  feature may be suspended.  In that event, no further  conversions of Class B Shares would occur while that suspension  remained in effect.  Although  Class B shares could then be  exchanged  for Class A shares on the basis of relative net asset value of the two classes,  without the  imposition of a sales charge or fee,  such  exchange  could constitute a taxable event for the holder,  and absent such  exchange,  Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

         |X| Allocation of Expenses.  The Fund pays expenses related to its daily  operations,  such as custodian bank fees,  trustees' fees,  transfer agency fees, legal fees and auditing costs. Those expenses are paid out of the Fund's assets and are not paid directly by shareholders.  However,  those expenses reduce the net asset value of shares,  and therefore are indirectly borne by shareholders through their investment.

         The  methodology  for  calculating  the net asset  value,  dividends  and  distributions  of the Fund's share classes  recognizes  two types of expenses.  General  expenses that do not pertain  specifically  to any one class are allocated  pro rata to the shares of all  classes.  The  allocation  is based on the  percentage  of the Fund's  total assets that is  represented  by the assets of each class,  and then equally to each  outstanding  share within a given class. Such general expenses include  management fees, legal,  bookkeeping and audit fees,  printing and mailing costs of  shareholder  reports,  Prospectuses,  Statements  of  Additional  Information  and  other  materials  for  current shareholders,  fees to  unaffiliated  Trustees,  custodian  bank  expenses,  share issuance  costs,  organization  and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other  expenses  that  are  directly  attributable  to a  particular  class  are  allocated  equally  to each outstanding  share within that class.  Examples of such expenses  include  distribution and service plan (12b-1) fees, transfer and shareholder  servicing  agent fees and expenses,  and  shareholder  meeting  expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset  Values Per Share.  The net asset values per share of each class of shares of the Fund are determined  as of the close of business of The New York Stock  Exchange on each day that the  Exchange is open.  It is done by dividing the value of the Fund's net assets  attributable  to that class by the number of shares of that class that are  outstanding.  The Exchange  normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for example,  in case of weather  emergencies  or on days falling  before a U.S holiday).  The  Exchange's  most recent annual  announcement  (which is subject to change)  states that it will close on New Year's Day,  Martin Luther
King,  Jr. Day,  Presidents'  Day, Good Friday,  Memorial  Day,  Independence  Day,  Labor Day,  Thanksgiving  Day and
Christmas Day. It may also close on other days.

         Dealers  other than  Exchange  members  may  conduct  trading in  municipal  securities  on days on which the
Exchange is closed  (including  weekends and U.S holidays) or after 4:00 P.M. on a regular  business day.  Because the
Fund's  net  asset  values  will not be  calculated  on those  days,  the  Fund's  net asset  values  per share may be significantly affected on such days when shareholders may not purchase or redeem shares.

         |X| Securities  Valuation.  The Fund's Board of Trustees has established  procedures for the valuation of the
Fund's securities. In general those procedures are as follows:

         |_| Long-term debt securities  having a remaining  maturity in excess of 60 days are valued based on the mean between  the "bid" and "asked"  prices  determined  by a portfolio  pricing  service  approved by the Fund's  Board of
Trustees  or  obtained  by the  Manager  from two active  market  makers in the  security  on the basis of  reasonable inquiry.

         |_| The  following  securities  are valued at the mean between the "bid" and "asked"  prices  determined by a pricing  service  approved by the Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:

(1)      debt instruments that have a maturity of more than 397 days when-issued,

(2)      debt instruments  that had a maturity of 397 days or less  when-issued and have a remaining  maturity of more than 60 days, and

(3)      non-money  market  debt  instruments  that had a maturity  of 397 days or less  when-issued  and which have a remaining maturity of 60 days or less.

         |_| The  following  securities  are valued at cost,  adjusted for  amortization  of premiums and accretion of discounts:

(1)      money  market  debt  securities  held by a  non-money  market  fund that had a maturity of less than 397 days when-issued that have a remaining maturity of 60 days or less, and

(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

         |_| Securities not having  readily-available  market quotations are valued at fair value determined under the
Board's procedures.
         If the Manager is unable to locate two market  makers  willing to give  quotes,  a security  may be priced at the mean between the "bid" and "asked"  prices  provided by a single  active  market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the case of municipal securities,  when last sale information is not generally available,  the Manager may use pricing  services  approved by the Board of  Trustees.  The pricing  service may use "matrix"  comparisons  to the prices for comparable  instruments on the basis of quality,  yield,  maturity.  Other special  factors may be involved
(such as the tax-exempt  status of the interest paid by municipal  securities).  The Manager will monitor the accuracy of the pricing  services.  That monitoring may include  comparing prices used for portfolio  valuation to actual sales prices of selected securities.

         Puts,  calls,  interest  rate futures and  municipal  bond index futures are valued at the last sale price on the principal  exchange on which they are traded or on NASDAQ,  as  applicable,  as  determined  by a pricing  service approved  by the Board of  Trustees or by the  Manager.  If there were no sales that day,  they shall be valued at the last sale price on the  preceding  trading day if it is within the spread of the closing  "bid" and "asked"  prices on the  principal  exchange or on NASDAQ on the  valuation  date. If not, the value shall be the closing bid price on the principal  exchange or on NASDAQ on the valuation  date. If the put, call or future is not traded on an exchange or on
NASDAQ,  it shall be valued by the mean  between  "bid" and "asked"  prices  obtained  by the Manager  from two active market makers. In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund writes an option,  an amount equal to the premium  received is included in the Fund's Statement of Assets and  Liabilities  as an asset.  An  equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current market value of the option.  In determining  the Fund's gain on investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.
If a call or put written by the Fund  expires,  the Fund has a gain in the amount of the  premium.  If the Fund enters into a closing purchase  transaction,  it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing  transaction.  If the Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

The information below supplements the terms and conditions for redeeming shares set forth in the Prospectus.

Checkwriting.  When a check is  presented  to the Fund's  bank for  clearance,  the bank will ask the Fund to redeem a sufficient number of full and fractional  shares in the  shareholder's  account to cover the amount of the check. This enables the  shareholder  to continue to receive  dividends  on those shares until the check is presented to the Fund.
Checks may not be  presented  for payment at the  offices of the bank  listed on the check or at the Fund's  custodian bank.  That  limitation  does not affect the use of checks for the payment of bills or to obtain cash at other  banks.
The Fund reserves the right to amend,  suspend or discontinue offering  checkwriting  privileges at any time. The Fund will provide you notice whenever it is required to do so by applicable law.

         In choosing to take  advantage  of the  Checkwriting  privilege  by signing  the  Account  Application  or by completing a Checkwriting card, each individual who signs:

(1)      for individual  accounts,  represents that they are the registered owner(s) of the shares of the Fund in that account;

(2)      for  accounts  for  corporations,  partnerships,  trusts  and  other  entities,  represents  that they are an officer,  general  partner,  trustee or other fiduciary or agent, as applicable,  duly authorized to act on behalf of such registered owner(s);

(3)      authorizes  the Fund,  its Transfer  Agent and any bank through which the Fund's drafts  (checks) are payable to pay all checks  drawn on the Fund  account of such  person(s)  and to redeem a  sufficient  amount of shares from that account to cover payment of each check;

(4)      specifically  acknowledges  that if they choose to permit checks to be honored if there is a single signature on checks drawn against joint  accounts,  or accounts for  corporations,  partnerships,  trusts or other entities,  the  signature of any one  signatory on a check will be  sufficient  to authorize  payment of that check and  redemption  from the account,  even if that account is  registered  in the names of more than  one  person  or more  than  one  authorized  signature  appears  on the  Checkwriting  card or the
              Application, as applicable;

(5)      understands that the  Checkwriting  privilege may be terminated or amended at any time by the Fund and/or the
              Fund's bank; and

(6)      acknowledges  and agrees that neither the Fund nor its bank shall incur any liability  for that  amendment or termination of  checkwriting  privileges or for redeeming  shares to pay checks  reasonably  believed by them to be genuine, or for returning or not paying checks that have not been accepted for any reason.

Reinvestment  Privilege.  Within six months of a redemption,  a shareholder may reinvest all or part of the redemption proceeds of:

         |_|  Class A shares  purchased  subject to an initial  sales  charge or Class A shares on which a  contingent deferred sales charge was paid, or

         |_|  Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made  without  sales  charge only in Class A shares of the Fund or any of the other
Oppenheimer  funds into which shares of the Fund are  exchangeable  as described  in "How to Exchange  Shares"  below.
Reinvestment  will be at the net asset value next computed after the Transfer Agent receives the  reinvestment  order.
The shareholder  must ask the Transfer Agent for that privilege at the time of  reinvestment.  This privilege does not apply to Class C shares. The Fund may amend,  suspend or cease offering this reinvestment  privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital  gain that was  realized  when the shares were  redeemed is taxable,  and  reinvestment  will not alter any capital gains tax payable on that gain. If there has been a capital loss on the  redemption,  some or all of the loss may not be tax  deductible,  depending  on the  timing  and amount of the  reinvestment.  Under the  Internal
Revenue Code, if the  redemption  proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the Oppenheimer funds within 90 days of payment of the sales charge,  the  shareholder's  basis in the shares of the Fund that were  redeemed may not include the amount of the sales  charge paid.  That would reduce the loss or increase the gain recognized from the  redemption.  However,  in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind." The  Prospectus  states that payment for shares  tendered for  redemption  is  ordinarily  made in cash.  However,  under  certain  circumstances,  the  Board of  Trustees  of the Fund may  determine  that it would be detrimental  to the best  interests of the remaining  shareholders  of the Fund to make payment of a redemption  order wholly  or  partly  in  cash.  In that  case,  the  Fund  may pay the  redemption  proceeds  in  whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company  Act.  Under that rule,  the
Fund is  obligated  to redeem  shares  solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90-day period for any one  shareholder.  If shares are redeemed in kind,  the redeeming  shareholder  might incur  brokerage or other costs in selling the securities  for cash.  Additionally,  the  securities  received in kind are  subject  to  market  risk  until the  securities  are  liquidated.  The Fund will  value  securities  used to pay redemptions  in kind using the same  method the Fund uses to value its  portfolio  securities  described  above  under
"Determination  of Net Asset Values Per Share." That  valuation  will be made as of the time the  redemption  price is determined.

Involuntary  Redemptions.  The Fund's  Board of  Trustees  has the right to cause the  involuntary  redemption  of the shares held in any account if the  aggregate  net asset value of those shares is less than $200 or such lesser  amount as the Board may fix. The Board of Trustees will not cause the  involuntary  redemption of shares in an account if the aggregate  net  asset  value of such  shares  has  fallen  below  the  stated  minimum  solely  as a result  of market fluctuations.  If the Board exercises this right, it may also fix the  requirements  for any notice to be given to the shareholders in question (not less than 30 days).  The Board may  alternatively  set  requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers the payment of sales  charges.  Therefore,  shares are not subject to the payment of a contingent  deferred sales charge of any class at the time of transfer to the name of another  person or entity.  It does not matter  whether the transfer  occurs by absolute  assignment,  gift or bequest, as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares  subject to a contingent  deferred  sales charge are  transferred,  the  transferred  shares will remain subject to the contingent  deferred sales charge.  It will be calculated as if the transferee  shareholder  had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all  shares  held in an account  are  transferred,  and some but not all  shares in the  account would be subject to a contingent deferred sales charge if redeemed at the time of transfer,  the priorities  described in the  Prospectus  under "How to Buy Shares" for the  imposition of the Class B or Class C contingent  deferred sales charge will be followed in determining the order in which shares are transferred.

Special  Arrangements  for  Repurchase  of Shares from Dealers and  Brokers.  The  Distributor  is the Fund's agent to repurchase its shares from authorized  dealers or brokers on behalf of their  customers.  Shareholders  should contact their  broker or dealer to  arrange  this type of  redemption.  The  repurchase  price per share will be the net asset value  next  computed  after the  Distributor  receives  an order  placed by the  dealer or  broker.  However,  if the
Distributor  receives a repurchase  order from a dealer or broker after the close of The New York Stock  Exchange on a regular  business  day, it will be  processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes.  Normally,  the Exchange closes at 4:00 P.M., but may do so earlier on some days.  Additionally,  the order must have been  transmitted  to and received by the  Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for  accounts  redeemed by a  broker-dealer  under this  procedure,  payment will be made within three  business  days after the shares have been redeemed upon the  Distributor's  receipt of the required  redemption documents in proper form. The  signature(s)  of the registered  owners on the redemption  documents must be guaranteed as described in the Prospectus.

Automatic  Withdrawal and Exchange Plans.  Investors  owning shares of the Fund valued at $5,000 or more can authorize the  Transfer  Agent to  redeem  shares  (having  a value of at least  $50)  automatically  on a  monthly,  quarterly, semi-annual or annual basis under an Automatic  Withdrawal Plan.  Shares will be redeemed three business days prior to the date  requested by the  shareholder  for receipt of the payment.  Automatic  withdrawals of up to $1,500 per month may be requested by telephone if payments  are to be made by check  payable to all  shareholders  of record.  Payments must also be sent to the  address of record for the  account and the  address  must not have been  changed  within the prior 30 days.  Required minimum  distributions from  OppenheimerFunds-sponsored  retirement plans may not be arranged on this basis.

         Payments  are  normally  made by check,  but  shareholders  having  AccountLink  privileges  (see "How To Buy
Shares") may arrange to have Automatic  Withdrawal  Plan payments  transferred  to the bank account  designated on the
Account Application or by  signature-guaranteed  instructions sent to the Transfer Agent. Shares are normally redeemed pursuant to an Automatic  Withdrawal  Plan three business days before the payment  transmittal  date you select in the
Account  Application.  If a contingent  deferred  sales charge applies to the  redemption,  the amount of the check or payment will be reduced accordingly.

         The Fund cannot guarantee  receipt of a payment on the date requested.  The Fund reserves the right to amend, suspend or  discontinue  offering these plans at any time without prior notice.  Because of the sales charge  assessed on  Class A share  purchases,  shareholders  should  not  make  regular  additional  Class  A  share  purchases  while participating  in an Automatic  Withdrawal  Plan.  Class B and Class C  shareholders  should not  establish  automatic withdrawal  plans,  because of the potential  imposition of the contingent  deferred sales charge on such  withdrawals
(except  where the Class B or Class C  contingent  deferred  sales charge is waived as described in Appendix C to this
Statement of Additional Information).

         By requesting an Automatic  Withdrawal or Exchange Plan, the  shareholder  agrees to the terms and conditions that apply to such plans,  as stated below.  These  provisions may be amended from time to time by the Fund and/or the
Distributor. When adopted, any amendments will automatically apply to existing Plans.

         |X| Automatic  Exchange  Plans.  Shareholders  can authorize the Transfer Agent to exchange a  pre-determined amount of shares of the Fund for shares (of the same class) of other  Oppenheimer  funds  automatically  on a monthly, quarterly,  semi-annual or annual basis under an Automatic  Exchange Plan. The minimum amount that may be exchanged to
each  other  fund  account  is  $25.   Instructions  should  be  provided  on  the  OppenheimerFunds   Application  or
signature-guaranteed  instructions.  Exchanges  made under these plans are subject to the  restrictions  that apply to exchanges  as set forth in "How to  Exchange  Shares" in the  Prospectus  and below in this  Statement  of  Additional
Information.

         |X|  Automatic  Withdrawal  Plans.  Fund shares will be redeemed as  necessary to meet  withdrawal  payments.
Shares acquired without a sales charge will be redeemed first.  Shares acquired with reinvested  dividends and capital gains  distributions  will be redeemed next,  followed by shares acquired with a sales charge, to the extent necessary to make withdrawal payments.  Depending upon the amount withdrawn, the investor's principal may be depleted.  Payments made under these plans should not be considered as a yield or income on your investment.

         The Transfer Agent will administer the investor's  Automatic  Withdrawal Plan as agent for the shareholder(s)
(the  "Planholder") who executed the Plan authorization and application  submitted to the Transfer Agent.  Neither the
Fund nor the  Transfer  Agent shall incur any  liability  to the  Planholder  for any action taken or not taken by the
Transfer  Agent in good faith to administer  the Plan.  Share  certificates  will not be issued for shares of the Fund purchased  for and held under the Plan,  but the  Transfer  Agent will  credit all such  shares to the  account of the
Planholder on the records of the Fund. Any share  certificates  held by a Planholder may be surrendered  unendorsed to the Transfer Agent with the Plan  application so that the shares  represented by the certificate may be held under the
Plan.

         For accounts  subject to Automatic  Withdrawal  Plans,  distributions  of capital gains must be reinvested in shares of the Fund,  which will be done at net asset value  without a sales  charge.  Dividends  on shares held in the account may be paid in cash or reinvested.

         Shares will be  redeemed to make  withdrawal  payments  at the net asset  value per share  determined  on the redemption  date.  Checks or  AccountLink  payments  representing  the proceeds of Plan  withdrawals  will normally be transmitted  three  business  days prior to the date  selected  for receipt of the  payment,  according  to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The amount and the  interval of  disbursement  payments  and the address to which  checks are to be mailed or
AccountLink  payments are to be sent may be changed at any time by the  Planholder  by writing to the Transfer  Agent.
The Planholder  should allow at least two weeks' time after mailing such  notification  for the requested change to be put in effect.  The Planholder  may, at any time,  instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case, the Transfer Agent will redeem the number of shares requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

         The  Planholder  may  terminate a Plan at any time by writing to the Transfer  Agent.  The Fund may also give directions to the Transfer  Agent to terminate a Plan.  The Transfer Agent will also terminate a Plan upon its receipt of evidence  satisfactory to it that the Planholder has died or is legally  incapacitated.  Upon termination of a Plan by the Transfer  Agent or the Fund,  shares that have not been  redeemed  will be held in  uncertificated  form in the name of the  Planholder.  The account will  continue as a  dividend-reinvestment,  uncertificated  account  unless and until proper  instructions are received from the Planholder,  his or her executor or guardian,  or another  authorized person.
         To use shares  held under the Plan as  collateral  for a debt,  the  Planholder  may  request  issuance  of a portion of the shares in  certificate  form.  Upon  written  request  from the  Planholder,  the  Transfer  Agent will determine the number of shares for which a certificate  may be issued without  causing the withdrawal  checks to stop.
However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the Transfer Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

As stated in the Prospectus,  shares of a particular  class of Oppenheimer  funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer  funds.  Shares of Oppenheimer funds that have a single class without a class  designation  are deemed  "Class A" shares for this  purpose.  You can obtain a current list showing which funds offer which classes by calling the Distributor at 1.800.525.7048.
o        All of the Oppenheimer  funds currently offer Class A, B and C shares except  Oppenheimer  Money Market Fund,
         Inc., Centennial Money Market Trust,  Centennial Tax Exempt Trust,  Centennial  Government Trust,  Centennial
         New York Tax Exempt Trust,  Centennial  California Tax Exempt Trust, and Centennial America Fund, L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of  Oppenheimer  Cash Reserves are generally  available  only by exchange from the same  class of  shares  of other  Oppenheimer  funds or  through  OppenheimerFunds-sponsored  401(k)
         plans.
o        Only certain  Oppenheimer  funds  currently  offer Class Y shares.  Class Y shares of Oppenheimer  Real Asset
         Fund may not be exchanged for shares of any other fund.

o        Only certain  Oppenheimer  funds currently offer Class N shares,  which are only offered to retirement  plans as described in the  prospectuses  of those funds  offering  Class N shares.  Class N shares can be exchanged only for Class N shares of other Oppenheimer funds.

o        Class M shares of Oppenheimer  Convertible  Securities Fund may be exchanged only for Class A shares of other
         Oppenheimer  funds.  They may not be acquired  by  exchange  of shares of any class of any other  Oppenheimer funds except  Class A shares of  Oppenheimer  Money  Market Fund or  Oppenheimer  Cash  Reserves  acquired by exchange of Class M shares.
o        Class X shares of Limited  Term New York  Municipal  Fund can be  exchanged  only for Class B shares of other
         Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer  Capital  Preservation Fund may not be exchanged for shares of Oppenheimer Money Market
         Fund, Inc.,  Oppenheimer  Cash Reserves or Oppenheimer  Limited-Term  Government  Fund. Only  participants in certain  retirement  plans may purchase  shares of  Oppenheimer  Capital  Preservation  Fund,  and only those participants may exchange shares of other  Oppenheimer funds for shares of Oppenheimer  Capital  Preservation
         Fund.
o        Class A shares  of  Oppenheimer  Senior  Floating  Rate  Fund are not  available  by  exchange  of  shares of
         Oppenheimer  Money  Market  Fund or Class A shares of  Oppenheimer  Cash  Reserves.  If any Class A shares of another  Oppenheimer fund that are exchanged for Class A shares of Oppenheimer  Senior Floating Rate Fund are subject  to the  Class A  contingent  deferred  sales  charge of the  other  Oppenheimer  fund at the time of exchange,  the holding period for that Class A contingent  deferred sales charge will carry over to the Class
         A shares  of  Oppenheimer  Senior  Floating  Rate  Fund  acquired  in the  exchange.  The  Class A shares  of
         Oppenheimer  Senior  Floating  Rate Fund  acquired  in that  exchange  will be  subject  to the Class A Early
         Withdrawal Charge of Oppenheimer  Senior Floating Rate Fund if they are repurchased  before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer  Select Managers  Mercury Advisors S&P Index Fund
         and  Oppenheimer  Select  Managers QM Active  Balanced Fund are only  available to  retirement  plans and are available  only by  exchange  from the same class of shares of other  Oppenheimer  funds  held by  retirement plans.

         Class A shares of  Oppenheimer  funds may be exchanged at net asset value for shares of any money market fund offered by the  Distributor.  Shares of any money market fund  purchased  without a sales charge may be exchanged  for shares of  Oppenheimer  funds offered with a sales charge upon payment of the sales  charge.  They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal charge or contingent deferred sales charge.

         Shares of Oppenheimer  Money Market Fund,  Inc.  purchased  with the  redemption  proceeds of shares of other mutual funds (other than funds managed by the Manager or its  subsidiaries)  redeemed within the 30 days prior to that purchase may  subsequently  be exchanged  for shares of other  Oppenheimer  funds  without being subject to an initial sales charge or  contingent  deferred  sales charge.  To qualify for that  privilege,  the investor or the  investor's dealer must notify the  Distributor  of eligibility  for this  privilege at the time the shares of  Oppenheimer  Money
Market Fund, Inc. are purchased. If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions  from any of the other  Oppenheimer funds or from any unit investment trust for which  reinvestment  arrangements  have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend,  suspend or terminate  the exchange  privilege at any time.  Although the Fund may impose these  changes at any time,  it will  provide  you with  notice of those  changes  whenever it is required to do so by applicable  law. It may be  required  to provide 60 days  notice  prior to  materially  amending  or  terminating  the exchange privilege. That 60 day notice is not required in extraordinary circumstances.

         |X| How Exchanges Affect Contingent  Deferred Sales Charges.  No contingent  deferred sales charge is imposed on exchanges of shares of any class purchased  subject to a contingent  deferred sales charge.  However,  when Class A shares acquired by exchange of Class A shares of other  Oppenheimer  funds  purchased  subject to a Class A contingent deferred sales charge are redeemed  within 18 months of the end of the calendar  month of the initial  purchase of the exchanged Class A shares,  the Class A contingent  deferred sales charge is imposed on the redeemed shares.  The Class
B contingent  deferred  sales charge is imposed on Class B shares  acquired by exchange if they are redeemed  within 6 years of the initial  purchase of the  exchanged  Class B shares.  The Class C  contingent  deferred  sales  charge is imposed on Class C shares  acquired by exchange if they are redeemed  within 12 months of the initial  purchase of the exchanged Class C shares.

         When Class B or Class C shares are redeemed to effect an exchange,  the  priorities  described in "How To Buy
Shares" in the Prospectus  for the  imposition of the Class B or the Class C contingent  deferred sales charge will be followed in determining the order in which the shares are exchanged.  Before exchanging  shares,  shareholders  should take into  account how the  exchange  may affect any  contingent  deferred  sales  charge that might be imposed in the subsequent  redemption  of remaining  shares.  Shareholders  owning  shares of more than one class must specify  which class of shares they wish to exchange.

         |X| Limits on Multiple  Exchange Orders.  The Fund reserves the right to reject telephone or written exchange requests  submitted in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

         |X| Telephone  Exchange  Requests.  When exchanging shares by telephone,  a shareholder must have an existing account in the fund to which the exchange is to be made.  Otherwise,  the  investors  must obtain a Prospectus of that fund before the exchange  request may be submitted.  If all telephone lines are busy (which might occur,  for example, during periods of substantial market  fluctuations),  shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |X|  Processing  Exchange  Requests.  Shares to be  exchanged  are  redeemed on the regular  business day the
Transfer Agent receives an exchange request in proper form (the "Redemption  Date").  Normally,  shares of the fund to be  acquired  are  purchased  on the  Redemption  Date,  but such  purchases  may be delayed by either fund up to five business days if it determines that it would be  disadvantaged  by an immediate  transfer of the redemption  proceeds.
The Fund  reserves  the right,  in its  discretion,  to refuse any  exchange  request  that may  disadvantage  it. For example,  if the receipt of multiple  exchange  requests  from a dealer  might  require the  disposition  of portfolio securities at a time or at a price that might be  disadvantageous  to the Fund,  the Fund may refuse the request.  For full or partial  exchanges of an account made by telephone,  any special account  features such as Asset Builder Plans and  Automatic  Withdrawal  Plans  will be  switched  to the new  account  unless  the  Transfer  Agent is  instructed otherwise.  When you exchange some or all of your shares from one fund to another,  any special  account  feature such as an Asset Builder Plan or Automatic  Withdrawal  Plan,  will be switched to the new fund account unless you tell the
Transfer Agent not to do so. However,  special  redemption and exchange features such as Automatic  Exchange Plans and
Automatic Withdrawal Plans cannot be switched to an account in Oppenheimer Senior Floating Rate Fund.

         In  connection  with any  exchange  request,  the  number of  shares  exchanged  may be less than the  number requested  if the  exchange  or the number  requested  would  include  shares  subject to a  restriction  cited in the
Prospectus or this Statement of Additional  Information,  or would include shares covered by a share  certificate that is not tendered with the request.  In those cases, only the shares available for exchange without  restriction will be exchanged.

         The different  Oppenheimer funds available for exchange have different  investment  objectives,  policies and risks.  A shareholder  should assure that the fund selected is  appropriate  for his or her  investment  and should be aware of the tax consequences of an exchange.  For federal income tax purposes,  an exchange transaction is treated as a redemption of shares of one fund and a purchase of shares of another.  "Reinvestment  Privilege,"  above,  discusses some of the tax  consequences of reinvestment of redemption  proceeds in such cases.  The Fund, the  Distributor,  and the Transfer  Agent are unable to provide  investment,  tax or legal advice to a  shareholder  in  connection  with an exchange request or any other investment transaction.

Dividends and Taxes

Dividends  and  Distributions.  Dividends  will be  payable  on  shares  held of  record  at the time of the  previous determination  of net asset value,  or as otherwise  described in "How to Buy  Shares."  Daily  dividends  will not be declared or paid on newly  purchased  shares  until such time as Federal  Funds  (funds  credited  to a member  bank's account at the Federal  Reserve  Bank) are available  from the purchase  payment for such shares.  Normally,  purchase checks  received from  investors are converted to Federal  Funds on the next business day.  Shares  purchased  through dealers or brokers normally are paid for by the third business day following the placement of the purchase order.

         Shares redeemed  through the regular  redemption  procedure will be paid dividends  through and including the day on which the redemption  request is received by the Transfer  Agent in proper form.  Dividends will be declared on shares  repurchased  by a dealer or broker  for three  business  days  following  the trade  date  (that is, up to and including  the day prior to  settlement of the  repurchase).  If all shares in an account are redeemed,  all dividends accrued on shares of the same class in the account will be paid together with the redemption proceeds.

         The Fund's  practice of  attempting  to pay  dividends  on Class A shares at a constant  level  requires  the
Manager to monitor the Fund's  portfolio and, if necessary,  to select  higher-yielding  securities  when it is deemed appropriate  to seek  income at the level  needed to meet the  target.  Those  securities  must be within  the  Fund's investment  parameters,  however. The Fund expects to pay dividends at a targeted level from its net investment income and other distributable income without any impact on the net asset values per share.

         Dividends,  distributions  and the proceeds of the redemption of Fund shares  represented by checks  returned to the Transfer Agent by the Postal Service as  undeliverable  will be invested in shares of Oppenheimer  Money Market
Fund,  Inc.  Reinvestment  will be made as promptly as possible after the return of such checks to the Transfer Agent, to enable  the  investor  to earn a return on  otherwise  idle  funds.  Unclaimed  accounts  may be  subject  to state escheatment  laws, and the Fund and the Transfer  Agent will not be liable to  shareholders  or their  representatives for compliance with those laws in good faith.

         The  amount of a  distribution  paid on a class of shares  may vary  from  time to time  depending  on market conditions,  the composition of the Fund's  portfolio,  and expenses borne by the Fund or borne separately by a class.
Dividends are calculated in the same manner,  at the same time and on the same day for shares of each class.  However, dividends  on Class B and Class C shares are  expected to be lower than  dividends  on Class A shares.  That is due to the effect of the asset-based  sales charge on Class B and Class C shares.  Those dividends will also differ in amount as a consequence of any difference in net asset value among the different class of shares.

Tax Status of the Fund's  Dividends and  Distributions.  The Fund intends to qualify  under the Internal  Revenue Code during each fiscal year to pay  "exempt-interest  dividends" to its shareholders.  Exempt-interest  dividends that are derived from net investment  income earned by the Fund on municipal  securities  will be excludable  from gross income of shareholders for Federal income tax purposes.

         Net  investment  income  includes the  allocation of amounts of income from the  municipal  securities in the
Fund's  portfolio that are free from federal income taxes.  This  allocation will be made by the use of one designated percentage  applied  uniformly to all income dividends paid during the Fund's tax year. That designation will normally be made  following  the end of each  fiscal year as to income  dividends  paid in the prior year.  The  percentage  of income  designated  as  tax-exempt  may  substantially  differ  from the  percentage  of the  Fund's  income  that was tax-exempt for a given period.
         A  portion  of the  exempt-interest  dividends  paid  by  the  Fund  may be an  item  of tax  preference  for shareholders  subject to the  alternative  minimum tax. The amount of any  dividends  attributable  to tax  preference items for purposes of the alternative minimum tax will be identified when tax information is distributed by the Fund.

         A shareholder  receiving a dividend from income earned by the Fund from one or more of the following  sources treats the dividend as a receipt of either  ordinary  income or long-term  capital  gain in the  computation  of gross income, regardless of whether the dividend is reinvested:

(1)      certain taxable temporary  investments (such as certificates of deposit,  repurchase  agreements,  commercial paper and obligations of the U.S. government, its agencies and instrumentalities);

(2)      income from securities loans; or

(3)      an excess of net short-term capital gain over net long-term capital loss from the Fund.
(4)      for certain hedging transactions

         The  Fund's  dividends  will  not  be  eligible  for  the  dividends-received   deduction  for  corporations.
Shareholders  receiving  Social  Security  benefits  should be aware that  exempt-interest  dividends  are a factor in determining  whether  such  benefits  are  subject to federal  income tax.  Losses  realized  by  shareholders  on the redemption  of Fund  shares  within six months of purchase  (which  period may be  shortened  by  regulation)  will be disallowed for federal income tax purposes to the extent of exempt-interest dividends received on such shares.

         If the Fund qualifies as a "regulated  investment  company"  under the Internal  Revenue Code, it will not be liable for federal income taxes on amounts paid by it as dividends and distributions.  That qualification  enables the
Fund to "pass through" its income and realized  capital gains to  shareholders  without having to pay tax on them. The
Fund qualified as a regulated  investment  company in its last fiscal year and intends to qualify in future years, but reserves the right not to qualify.  The Internal Revenue Code contains a number of complex tests to determine  whether the Fund qualifies.  The Fund might not meet those tests in a particular  year. If it does not qualify,  the Fund will be treated for tax purposes as an ordinary  corporation  and will receive no tax  deduction  for payments of dividends and distributions made to shareholders.

         Under the  Internal  Revenue  Code,  by  December  31 each year the Fund must  distribute  98% of its taxable investment  income earned from January 1 through  December 31  of that year and 98% of its capital  gains  realized in the period from  November 1 of the prior year through  October 31 of the current  year.  If it does not, the Fund must pay an excise  tax on the  amounts  not  distributed.  It is  presently  anticipated  that the Fund  will  meet  those requirements.  However,  the Fund's Board of Trustees  and the Manager  might  determine in a particular  year that it would be in the best interest of shareholders  not to make  distributions at the required levels and to pay the excise tax on the undistributed  amounts.  That would reduce the amount of income or capital gains available for distribution to shareholders.

Dividend  Reinvestment in Another Fund.  Shareholders  of the Fund may elect to reinvest all dividends  and/or capital gains  distributions  in shares of the same class of any of the other  Oppenheimer  funds listed  above.  Reinvestment will be made at net asset value without sales charge.  To elect this option,  the shareholder must notify the Transfer
Agent in writing and must have an existing  account in the fund selected for  reinvestment.  Otherwise the shareholder must first obtain a prospectus for that fund and an application  from the Transfer Agent to establish an account.  The investment  will be made at the net asset value per share in effect at the close of  business  on the payable  date of the dividend or  distribution.  Dividends  and/or  distributions  from certain of the other  Oppenheimer  funds may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through  dealers,  brokers and other financial  institutions  that have a sales  agreement  with  OppenheimerFunds  Distributor,  Inc.  a  subsidiary  of the  Manager  that acts as the  Fund's
Distributor.  The Distributor also distributes shares of the other Oppenheimer funds and is sub-distributor  for funds managed by a subsidiary of the Manager.

The Transfer  Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent,  is a division of the  Manager.  It is responsible  for maintaining  the Fund's  shareholder  registry and  shareholder  accounting  records,  and for paying dividends and distributions to shareholders.  It also handles shareholder servicing and administrative  functions.  It serves as the  Transfer  Agent for an annual per  account  fee.  It also acts as  shareholder-servicing  agent for the other  Oppenheimer  funds.  Shareholders  should direct  inquiries  about their  accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The  Custodian.  Citibank,  N.A. is the custodian  bank of the Fund's assets.  The custodian  bank's  responsibilities include  safeguarding and controlling the Fund's portfolio  securities and handling the delivery of such securities to and from the Fund.  It is the practice of the Fund to deal with the  custodian  bank in a manner  uninfluenced  by any banking  relationship  the custodian bank may have with the Manager and its affiliates.  The Fund's cash balances with the custodian bank in excess of $100,000 are not protected by Federal  Deposit  Insurance.  Those  uninsured  balances may at times be substantial.

Independent  Auditors.  Deloitte  & Touche  LLP are the  independent  auditors  of the Fund.  They  audit  the  Fund's financial  statements  and perform  other related  audit  services.  They also act as auditors for certain other funds advised by the Manager and its affiliates.

INDEPENDENT AUDITORS' REPORT

================================================================================
 To the Shareholders and Board of Trustees of
 Oppenheimer Intermediate Municipal Fund:

 We have audited the accompanying statement of assets and liabilities of
 Oppenheimer Intermediate Municipal Fund, a series of Oppenheimer Municipal
 Fund, including the statement of investments, as of September 30, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended.
 These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
 We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
 Oppenheimer Intermediate Municipal Fund, a series of Oppenheimer Municipal
 Fund, as of September 30, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

 Deloitte & Touche LLP

 Denver, Colorado
 October 19, 2001

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS September 30, 2001
--------------------------------------------------------------------------------

                                                        Ratings: Moody's/
                                                                S&P/Fitch          Principal        Market Value
                                                              (Unaudited)             Amount          See Note 1
==================================================================================================================

Municipal Bonds and Notes--98.0%
------------------------------------------------------------------------------------------------------------------
Alaska--3.3%
AK HFA RB, Series A-2, 5.65%, 12/1/10                         Aaa/AAA/AAA         $1,300,000        $  1,385,436
------------------------------------------------------------------------------------------------------------------
Northern Tobacco Securitization Corp./AK
Tobacco Settlement Asset-Backed RB, 6.20%, 6/1/22                Aa3/A/A+          3,000,000           3,208,140
                                                                                                    --------------
                                                                                                       4,593,576
------------------------------------------------------------------------------------------------------------------
California--11.0%
Berkeley, CA HF RRB, Alta Bates Medical Center,
Prerefunded, Series A, 6.50%, 12/1/11                               A2/A+          2,680,000           2,846,106
------------------------------------------------------------------------------------------------------------------
CA SCDAU Revenue REF COP, Cedars-Sinai
Medical Center, 5.26%, 11/1/15/1/                                   A1/NR          2,000,000           2,064,240
------------------------------------------------------------------------------------------------------------------
CA SCDAU Revenue REF COP, Cedars-Sinai
Medical Center, Inverse Floater, 7.98%, 11/1/15/2/                  A1/NR          2,500,000           2,659,375
------------------------------------------------------------------------------------------------------------------
CA SCDAU Revenue REF COP, Cedars-Sinai
Medical Center, MBIA Insured, 6.50%, 8/1/12/3/                    Aaa/AAA          1,000,000           1,170,400
------------------------------------------------------------------------------------------------------------------
Folsom, CA CFD No. 10 SPTX Bonds, 6.30%, 9/1/12                     NR/NR          1,625,000           1,762,670
------------------------------------------------------------------------------------------------------------------
Irvine, CA Improvement Bond Act 1915 Assessment
District No. 97-17 GOLB, 5.90%, 9/2/23                              NR/NR            500,000             502,920
------------------------------------------------------------------------------------------------------------------
Placer, CA USD CAP GOUN, Series A, FGIC Insured,
Zero Coupon, 5.20%, 8/1/18/4/                                 Aaa/AAA/AAA          1,550,000             669,739
------------------------------------------------------------------------------------------------------------------
Riverside Cnty., CA REF COP, Air Force Village
West, Inc., Prerefunded, Series A, 8.125%, 6/15/12                  NR/NR          2,290,000           2,428,934
------------------------------------------------------------------------------------------------------------------
Sacramento, CA Cogeneration RB, Procter & Gamble
Cogeneration Project, Prerefunded, 6.375%, 7/1/10                  NR/AAA            600,000             689,472
------------------------------------------------------------------------------------------------------------------
Sacramento, CA Cogeneration RB, Procter & Gamble
Cogeneration Project, Unrefunded Balance,
6.375%, 7/1/10                                                 NR/BBB/BBB            500,000             540,140
                                                                                                    --------------
                                                                                                      15,333,996
------------------------------------------------------------------------------------------------------------------
Colorado--2.5%
Denver, CO City & Cnty. Airport RB, 9.376%, 11/15/14/1,5/           NR/NR          1,000,000           1,201,240
------------------------------------------------------------------------------------------------------------------
Denver, CO City & Cnty. Airport RB, 9.376%, 11/15/15/1,5/           NR/NR          1,500,000           1,780,815
------------------------------------------------------------------------------------------------------------------
Meridian Metropolitan District, CO GORB, 7.50%,12/1/11            Baa1/NR            500,000             509,595
                                                                                                    --------------
                                                                                                       3,491,650
------------------------------------------------------------------------------------------------------------------
Connecticut--3.2%
CT DAU RB, Mystic Marinelife Aquarium Project,
Series A, 6.875%, 12/1/17                                           NR/NR          1,000,000           1,027,770
------------------------------------------------------------------------------------------------------------------
Mashantucket, CT Western Pequot Tribe Special RB,
Prerefunded, Series A, 6.50%, 9/1/05/5/                           Aaa/AAA          1,240,000           1,402,229
------------------------------------------------------------------------------------------------------------------
Mashantucket, CT Western Pequot Tribe Special RB,
Sub. Lien, Series B, 5.60%, 9/1/09/5/                             Baa3/NR            600,000             627,684
------------------------------------------------------------------------------------------------------------------
Mashantucket, CT Western Pequot Tribe Special RB,
Unrefunded Balance, Series A, 6.50%, 9/1/05/5/                  Baa2/BBB-          1,260,000           1,382,434
                                                                                                    --------------
                                                                                                       4,440,117

12 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

                                                        Ratings: Moody's/
                                                                S&P/Fitch          Principal        Market Value
                                                              (Unaudited)             Amount          See Note 1
------------------------------------------------------------------------------------------------------------------

Delaware--0.8%
DE EDAU RB, Student Housing University Courtyard
Project, Series A, 5.75%, 8/1/14                                 NR/AA/AA         $1,080,000        $  1,164,488
------------------------------------------------------------------------------------------------------------------
Florida--3.4%
FL BOE Lottery RB, Series B, FGIC Insured,
5.25%, 7/1/18                                                 Aaa/AAA/AAA          1,500,000           1,552,905
------------------------------------------------------------------------------------------------------------------
FL HFA MH RRB, Series C, 6%, 8/1/11                                NR/AAA          1,000,000           1,083,390
------------------------------------------------------------------------------------------------------------------
Grand Haven, FL CDD SPAST Bonds, Series A,
6.30%, 5/1/02                                                       NR/NR          1,111,000           1,114,266
------------------------------------------------------------------------------------------------------------------
Miami Beach, FL HFAU RRB, Mount Sinai Medical Center,
Series A, 6.125%, 11/15/11                                      Baa3/BBB-          1,000,000           1,044,020
                                                                                                    --------------
                                                                                                       4,794,581
------------------------------------------------------------------------------------------------------------------
Hawaii--0.8%
HI Airport System RRB, Series B, FGIC Insured,
6.50%, 7/1/15                                                 Aaa/AAA/AAA          1,000,000           1,131,890
------------------------------------------------------------------------------------------------------------------
Illinois--6.8%
Chicago, IL BOE GOB, Chicago School Reform Project,
MBIA Insured, 6.25%, 12/1/11                                  Aaa/AAA/AAA          1,000,000           1,170,520
------------------------------------------------------------------------------------------------------------------
Chicago, IL Metropolitan Water Reclamation
District RB, Capital Improvement, Series A,
5.25%, 12/1/09                                                Aa1/AA+/AAA          1,500,000           1,630,110
------------------------------------------------------------------------------------------------------------------
Du Page Cnty., IL Forest Preserve GOLB, Zero Coupon,
5.70%, 11/1/17/4/                                                 Aaa/AAA          4,000,000           1,773,160
------------------------------------------------------------------------------------------------------------------
IL Education FA RB, DePaul University,
5.625%, 10/1/16                                               Aaa/AAA/AAA          1,000,000           1,070,290
------------------------------------------------------------------------------------------------------------------
IL HFAU RRB, Franciscan Sisters Health Care Project,
Escrowed to Maturity, Series C, MBIA Insured,
6%, 9/1/09                                                    Aaa/AAA/AAA          2,000,000           2,222,960
------------------------------------------------------------------------------------------------------------------
IL Regional Transportation Authority RB,
MBIA Insured, 6.25%, 7/1/14                                   Aaa/AAA/AAA          1,005,000           1,181,187
------------------------------------------------------------------------------------------------------------------
Southwestern IL DAU Hospital RB, St. Elizabeth
Medical Center, 8%, 6/1/10                                           NR/A            500,000             507,050
                                                                                                    --------------
                                                                                                       9,555,277
------------------------------------------------------------------------------------------------------------------
Indiana--2.8%
IN Bond Bank RB, State Revolving Fund Program,
Series A, 6.875%, 2/1/12                                           NR/AAA          1,135,000           1,273,039
------------------------------------------------------------------------------------------------------------------
Indianapolis, IN Airport Authority RB, SPF Federal
Express Corp. Project, 7.10%, 1/15/17                            Baa2/BBB          2,500,000           2,638,600
                                                                                                    --------------
                                                                                                       3,911,639
------------------------------------------------------------------------------------------------------------------
Kentucky--0.5%
Kenton Cnty., KY AB RB, SPF Delta Airlines Project,
Series A, 6.125%, 2/1/22                                          Ba2/BB+            910,000             742,196
------------------------------------------------------------------------------------------------------------------
Maine--0.6%
ME Educational LMC Student Loan RRB, Series A-4,
6.05%, 11/1/04                                                     Aaa/NR            750,000             797,347

13 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS Continued
--------------------------------------------------------------------------------

                                                        Ratings: Moody's/
                                                                S&P/Fitch        Principal        Market Value
                                                              (Unaudited)             Amount          See Note 1
------------------------------------------------------------------------------------------------------------------

Massachusetts--1.6%
MA POAU RB, Series 1999A, 5.75%, 10/1/29                           B2/BB-         $2,500,000          $2,228,075
------------------------------------------------------------------------------------------------------------------
Michigan--5.3%
Detroit, MI GORB, Series B, FGIC Insured, 7%, 4/1/04              Aaa/AAA          2,000,000           2,198,280
------------------------------------------------------------------------------------------------------------------
Jackson, MI Downtown Development GOB,
FSA Insured, 5.75%, 6/1/13                                    Aaa/AAA/AAA          1,195,000           1,311,536
------------------------------------------------------------------------------------------------------------------
MI Hospital FAU RRB, Greater Detroit Sinai Hospital,
Series 1995, 6%, 1/1/08                                           Baa3/NR          2,500,000           2,488,150
------------------------------------------------------------------------------------------------------------------
Romulus, MI Community Schools RB, 6%, 5/1/12                  Aaa/AAA/AAA          1,250,000           1,424,975
                                                                                                    --------------
                                                                                                       7,422,941
------------------------------------------------------------------------------------------------------------------
Minnesota--0.7%
Minneapolis/St. Paul, MN Metro Airports Commission
SPF RB, Northwest Airlines, Series B, 6.50%, 4/1/25                 NR/NR          1,000,000             941,260
------------------------------------------------------------------------------------------------------------------
Missouri--1.8%
St. Louis, MO Airport RB, 6%, 1/1/04                            Baa3/BBB-          1,250,000           1,294,763
------------------------------------------------------------------------------------------------------------------
St. Louis, MO Airport RB, 6%, 1/1/08                            Baa3/BBB-          1,250,000           1,282,213
                                                                                                    --------------
                                                                                                       2,576,976
------------------------------------------------------------------------------------------------------------------
Nebraska--0.6%
NE Higher Education Loan Program RB, Jr. Sub. Lien,
Series A-6, MBIA Insured, 5.90%, 6/1/03                       Aaa/AAA/AAA            760,000             791,950
------------------------------------------------------------------------------------------------------------------
Nevada--0.7%
Henderson, NV WSS GOB, Series A, FGIC Insured,
5.25%, 9/1/14                                                 Aaa/AAA/AAA          1,000,000           1,039,040
------------------------------------------------------------------------------------------------------------------
New Hampshire--1.6%
Manchester, NH Redevelopment & HAU RB,
Series A, 6.75%, 1/1/14                                            NR/A/A          2,000,000           2,264,220
------------------------------------------------------------------------------------------------------------------
New Jersey--3.9%
NJ EDAU RRB, First Mtg. Franciscan Oaks Project,
5.60%, 10/1/12                                                      NR/NR          2,500,000           2,397,525
------------------------------------------------------------------------------------------------------------------
NJ EDAU RRB, First Mtg. Franciscan Oaks Project,
5.75%, 10/1/23                                                      NR/NR          1,000,000             867,740
------------------------------------------------------------------------------------------------------------------
NJ EDAU SPF RB, Continental Airlines, Inc. Project,
6.25%, 9/15/19                                                     B2/BB-          1,500,000           1,212,555
------------------------------------------------------------------------------------------------------------------
NJ HCF FAU RB, Columbus Hospital, Series A,
7.50%, 7/1/21                                                        B2/B          1,265,000             998,060
                                                                                                    --------------
                                                                                                       5,475,880
------------------------------------------------------------------------------------------------------------------
New York--15.1%
Nassau Cnty., NY Improvement District REF GOUN,
Series F, 7%, 3/1/14                                          Aaa/AAA/AAA          2,000,000           2,393,040
------------------------------------------------------------------------------------------------------------------
NYC GOB, Prerefunded, Series F, 8.40%, 11/15/07               Aaa/AAA/AAA          2,500,000           2,557,850
------------------------------------------------------------------------------------------------------------------
NYC IDAU SPF RB, Terminal One Group Assn. Project,
6%, 1/1/08                                                       A3/A-/A-          2,000,000           2,071,020
------------------------------------------------------------------------------------------------------------------
NYC IDAU SPF RB, Terminal One Group Assn. Project,
6.10%, 1/1/09                                                    A3/A-/A-          2,000,000           2,047,840
------------------------------------------------------------------------------------------------------------------
NYS DA RRB, CUS, Series B, 6%, 7/1/14                              A3/AA-          1,000,000           1,150,100

14 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

                                                        Ratings: Moody's/
                                                                S&P/Fitch       Principal        Market Value
                                                              (Unaudited)             Amount          See Note 1
------------------------------------------------------------------------------------------------------------------

New York Continued
NYS DA RRB, Lenox Hill Hospital Obligation
Group, 5.75%, 7/1/17                                             A3/NR/A-         $1,000,000          $1,058,750
------------------------------------------------------------------------------------------------------------------
NYS DA RRB, Mount Sinai Health, Series A,
6.50%, 7/1/15                                                    Baa2/BBB          1,000,000           1,111,350
------------------------------------------------------------------------------------------------------------------
NYS HFA RRB, NYC HF, Series A, 6.375%, 11/1/04                       A3/A          2,000,000           2,188,220
------------------------------------------------------------------------------------------------------------------
NYS MTAU Dedicated Tax Fund RB, Series A,
FGIC Insured, 6.125%, 4/1/14                                  Aaa/AAA/AAA          1,000,000           1,143,670
------------------------------------------------------------------------------------------------------------------
NYS Thruway Authority Service Contract RRB,
6%, 4/1/11                                                         A3/AA-          2,500,000           2,821,000
------------------------------------------------------------------------------------------------------------------
Onondaga Cnty., NY IDA SWD Facility RRB, Solvay
Paperboard LLC Project, 6.80%, 11/1/14                              NR/NR          2,500,000           2,595,825
                                                                                                    --------------
                                                                                                      21,138,665
------------------------------------------------------------------------------------------------------------------
Ohio--3.3%
Montgomery Cnty., OH HCF RRB, Series B, 6%, 2/1/10                  NR/NR          1,000,000             865,550
------------------------------------------------------------------------------------------------------------------
OH Air Quality DAU PC RRB, Ohio Edison,
Series C, 5.80%, 6/1/04                                         Baa3/BBB-          2,000,000           2,086,800
------------------------------------------------------------------------------------------------------------------
OH Air Quality DAU PC RRB, Series A, 6.10%, 8/1/20               Baa3/BBB          1,500,000           1,532,625
------------------------------------------------------------------------------------------------------------------
OH Solid Waste RB, Republic Engineered Steels,
Inc. Project, 9%, 6/1/21/6,7/                                       NR/NR          1,600,000              64,000
                                                                                                    --------------
                                                                                                       4,548,975
------------------------------------------------------------------------------------------------------------------
Oklahoma--2.2%
OK Industrial Authority Health Systems RB, Baptist
Medical Center, Series C, AMBAC Insured,
7%, 8/15/05                                                   Aaa/AAA/AAA            955,000           1,094,478
------------------------------------------------------------------------------------------------------------------
Tulsa, OK Municipal Airport Trust RRB, American
Airlines/AMR Corp., 7.35%, 12/1/11                                 Ba2/BB          2,000,000           1,934,540
                                                                                                    --------------
                                                                                                       3,029,018
------------------------------------------------------------------------------------------------------------------
Pennsylvania--11.1%
Allegheny Cnty., PA HDAU RB, West Pennsylvania
Health System, Series B, 9.25%, 11/15/22                         B1/B+/B+          1,250,000           1,318,238
------------------------------------------------------------------------------------------------------------------
Carbon Cnty., PA IDAU RRB, Panther Creek Partners
Project, 6.65%, 5/1/10                                            NR/BBB-          2,000,000           2,134,520
------------------------------------------------------------------------------------------------------------------
Lehigh Cnty., PA GP RRB, Kidspeace Obligation Group,
6%, 11/1/18                                                        Ba2/NR          3,500,000           3,166,905
------------------------------------------------------------------------------------------------------------------
PA EDFAU RR RB, Northampton Generating, Sr. Lien,
Series A, 6.40%, 1/1/09                                           NR/BBB-          2,500,000           2,552,675
------------------------------------------------------------------------------------------------------------------
Philadelphia, PA Airport RB, FGIC Insured,
5.375%, 6/15/14                                               Aaa/AAA/AAA          2,000,000           2,087,320
------------------------------------------------------------------------------------------------------------------
Philadelphia, PA Airport RRB, FGIC Insured,
5.375%, 6/15/12                                               Aaa/AAA/AAA          1,500,000           1,588,650
------------------------------------------------------------------------------------------------------------------
Schuylkill Cnty., PA IDAU RR RRB, Schuylkill Energy
Resources, Inc., 6.50%, 1/1/10                                      NR/NR          2,670,000           2,694,484
                                                                                                    --------------
                                                                                                      15,542,792

15 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS Continued
--------------------------------------------------------------------------------

                                                        Ratings: Moody's/
                                                                S&P/Fitch       Principal        Market Value
                                                              (Unaudited)             Amount          See Note 1
------------------------------------------------------------------------------------------------------------------

South Carolina--1.7%
Florence Cnty., SC IDV RB, Stone Container Project,
7.375%, 2/1/07                                                      NR/NR         $  710,000            $711,889
------------------------------------------------------------------------------------------------------------------
SC Tobacco Settlement Revenue Management
Authority RB, Series 850-A, 8.80%, 5/15/22/1,5/                     NR/NR          1,500,000           1,658,805
                                                                                                    --------------
                                                                                                       2,370,694
------------------------------------------------------------------------------------------------------------------
Tennessee--1.3%
Memphis & Shelby Cnty., TN Airport Authority
RRB, Series A, MBIA Insured, 6.25%, 2/15/11                       Aaa/AAA          1,000,000           1,148,750
------------------------------------------------------------------------------------------------------------------
Shelby Cnty., TN REF CAP GOUN, Series B, Zero Coupon,
4.36%, 12/1/11/4/                                                 Aa3/AA+          1,000,000             640,290
                                                                                                    --------------
                                                                                                       1,789,040
------------------------------------------------------------------------------------------------------------------
Texas--3.3%
Brazos River Authority, TX PC RRB, Texas Utilities
Electric Co., Series B, 5.05%, 6/1/30                            Baa1/BBB          1,000,000           1,023,540
------------------------------------------------------------------------------------------------------------------
Dallas-Fort Worth, TX International Airport Facilities
Improvement Corp. RB, American Airlines, Inc.,
7.25%, 11/1/30                                                     Ba2/BB          1,000,000             903,020
------------------------------------------------------------------------------------------------------------------
North Central TX HFDC RB, Series A, 7%, 11/15/10                    NR/NR          1,100,000           1,113,167
------------------------------------------------------------------------------------------------------------------
Terrell, TX ISD REF CAP GOUN, Zero Coupon,
5.46%, 8/1/16/4/                                                  Aaa/AAA          2,000,000             945,780
------------------------------------------------------------------------------------------------------------------
Willis, TX ISD CAP GOUN, Zero Coupon,
4.99%, 2/15/12/4/                                                  Aaa/NR          1,000,000             621,800
                                                                                                    --------------
                                                                                                       4,607,307
------------------------------------------------------------------------------------------------------------------
Utah--1.5%
Davis Cnty., UT Solid Waste Management & Recovery RRB,
Special Service District, Prerefunded, 6.125%, 6/15/09              Aaa/A          2,000,000           2,164,620
------------------------------------------------------------------------------------------------------------------
Vermont--0.7%
VT SAC Educational Loan RB, Series A-3, FSA Insured,
6.25%, 6/15/03                                                    Aaa/AAA            900,000             935,586
------------------------------------------------------------------------------------------------------------------
Washington--2.6%
Port Seattle, WA SPF RB, Series B, 5.75%, 9/1/14              Aaa/AAA/AAA          1,280,000           1,379,827
------------------------------------------------------------------------------------------------------------------
WA GOUN, Series S-5, FGIC Insured, Zero Coupon,
5.34%, 1/1/18/4/                                              Aaa/AAA/AAA          2,000,000             860,400
------------------------------------------------------------------------------------------------------------------
WA PP Supply System RRB, Nuclear Project No. 2,
Series A, FGIC Insured, Zero Coupon, 4.49%, 7/1/09/4/         Aaa/AAA/AAA          2,000,000           1,438,840
                                                                                                    --------------
                                                                                                       3,679,067
------------------------------------------------------------------------------------------------------------------
District of Columbia--0.8%
DC Hospital RRB, Medlantic Healthcare Group,
Series A, MBIA Insured, 6%, 8/15/12                           Aaa/AAA/AAA          1,000,000           1,154,440

16 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

                                                        Ratings: Moody's/
                                                                S&P/Fitch       Principal        Market Value
                                                              (Unaudited)             Amount          See Note 1
------------------------------------------------------------------------------------------------------------------

U.S. Possessions--2.5%
PR Municipal FAU GOB, Series PA-638A, 9.241%, 8/1/13/1,5/           NR/NR         $1,925,000          $2,372,351
------------------------------------------------------------------------------------------------------------------
Virgin Islands PFAU RB, Series A, 5.625%, 10/1/10                 NR/BBB-          1,000,000           1,081,410
                                                                                                    --------------
                                                                                                       3,453,761
                                                                                                    --------------
Total Municipal Bonds and Notes (Cost $132,965,630)                                                  137,111,064

==================================================================================================================

Short-Term Tax-Exempt Obligations--0.3%
MO Educational & HFAU RB, Washington University,
Series C, 2.60%, 10/1/01/1/ (Cost $400,000)                                          400,000             400,000
------------------------------------------------------------------------------------------------------------------
Total Investments, at Value (Cost $133,365,630)                                         98.3%        137,511,064
------------------------------------------------------------------------------------------------------------------
Other Assets Net of Liabilities                                                          1.7           2,346,776
                                                                                   -------------------------------
Net Assets                                                                            100.0%        $139,857,840
                                                                                   ===============================

Footnotes to Statement of Investments

To simplify the listings of securities, abbreviations are used per the table below:

AB        Airport Board
BOE       Board of Education
CAP       Capital Appreciation
CDD       Community Development District
CFD       Community Facilities District
COP       Certificates of Participation
CUS       City University System
DA        Dormitory Authority
DAU       Development Authority
EDAU      Economic Development Authority
EDFAU     Economic Development Finance Authority
FA        Facilities Authority
FAU       Finance Authority
GP        General Purpose
GOB       General Obligation Bonds
GOLB      General Obligation Limited Bonds
GORB      General Obligation Refunding Bonds
GOUN      General Obligation Unlimited Nts.
HAU       Housing Authority
HCF       Health Care Facilities
HDAU      Hospital Development Authority
HF        Health Facilities
HFA       Housing Finance Agency
HFAU      Health Facilities Authority
HFDC      Health Facilities Development Corp.
IDV       Industrial Development
IDA       Industrial Development Agency
IDAU      Industrial Development Authority
ISD       Independent School District
LMC       Loan Marketing Corp.
MH        Multifamily Housing
MTAU      Metropolitan Transportation Authority
NYC       New York City
NYS       New York State
PC        Pollution Control
PFAU      Public Finance Authority
POAU      Port Authority
PP        Public Power
RB        Revenue Bonds
REF       Refunding
RR        Resource Recovery
RRB       Revenue Refunding Bonds
SAC       Student Assistance Corp.
SCDAU     Statewide Communities Development Authority
SPAST     Special Assessment
SPF       Special Facilities
SPTX      Special Tax
SWD       Solid Waste Disposal
USD       Unified School District
WSS       Water & Sewer System

17 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS Continued
--------------------------------------------------------------------------------

Footnotes to Statement of Investments Continued

1. Represents the current interest rate for a variable or increasing rate security.
2. Represents the current interest rate for a variable rate bond known as an
"inverse floater". See Note 1 of Notes to Financial Statements.
3. Securities with an aggregate market value of $485,716 are held in collateralized accounts to cover initial margin requirements on open futures sales contracts. See Note 5 of Notes to Financial Statements.
4. Zero coupon bond reflects the effective yield on the date of purchase.
5. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of
Trustees. These securities amount to $10,425,558 or 7.45% of the Fund's net assets as of September 30, 2001.
6. Identifies issues considered to be illiquid--See Note 6 of Notes to Financial
Statements.
7. Issuer is in default.

As of September 30, 2001, securities subject to the alternative minimum tax amount to $35,605,452 or 25.46% of the Fund's net assets. See accompanying Notes to Financial Statements.

18 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

--------------------------------------------------------------------------------
STATEMENT OF ASSETS AND LIABILITIES September 30, 2001
--------------------------------------------------------------------------------

==============================================================================================================

 Assets
 Investments, at value (cost $133,365,630)--see accompanying statement                          $137,511,064
--------------------------------------------------------------------------------------------------------------
 Cash                                                                                                332,840
--------------------------------------------------------------------------------------------------------------
 Receivables and other assets:
 Interest                                                                                          2,308,442
 Shares of beneficial interest sold                                                                  390,010
 Other                                                                                                16,839
                                                                                                --------------
 Total assets                                                                                    140,559,195
==============================================================================================================
 Liabilities
 Payables and other liabilities:
 Dividends                                                                                           364,370
 Shares of beneficial interest redeemed                                                              129,378
 Distribution and service plan fees                                                                   84,657
 Shareholder reports                                                                                  74,344
 Daily variation on futures contracts                                                                 33,313
 Transfer and shareholder servicing agent fees                                                         5,609
 Trustees' compensation                                                                                  123
 Other                                                                                                 9,561
                                                                                                 -------------
 Total liabilities                                                                                   701,355
==============================================================================================================
 Net Assets                                                                                     $139,857,840
                                                                                                ==============
==============================================================================================================
 Composition of Net Assets
 Paid-in capital                                                                                $142,045,398
--------------------------------------------------------------------------------------------------------------
 Undistributed (overdistributed) net investment income                                               104,098
--------------------------------------------------------------------------------------------------------------
 Accumulated net realized gain (loss) on investment transactions                                  (6,529,715)
--------------------------------------------------------------------------------------------------------------
 Net unrealized appreciation (depreciation) on investments                                         4,238,059
                                                                                                --------------
 Net Assets                                                                                     $139,857,840
                                                                                                ==============
==============================================================================================================
 Net Asset Value Per Share
 Class A Shares:

 Net asset value and redemption price per share (based on net assets of
 $100,734,074 and 6,849,259 shares of beneficial interest outstanding)                               $14.71
 Maximum offering price per share (net asset value plus sales charge
 of 3.50% of offering price)                                                                         $15.24
--------------------------------------------------------------------------------------------------------------
 Class B Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $19,519,486
 and 1,327,924 shares of beneficial interest outstanding)                                            $14.70
--------------------------------------------------------------------------------------------------------------
 Class C Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $19,604,280
 and 1,335,892 shares of beneficial interest outstanding)                                            $14.68

See accompanying Notes to Financial Statements.

19 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

STATEMENT OF OPERATIONS For the Year Ended September 30, 2001

==============================================================================================================

 Investment Income
 Interest                                                                                        $ 7,947,984
==============================================================================================================
 Expenses
 Management fees                                                                                     651,264
--------------------------------------------------------------------------------------------------------------
 Distribution and service plan fees:
 Class A                                                                                             234,862
 Class B                                                                                             184,625
 Class C                                                                                             176,739
--------------------------------------------------------------------------------------------------------------
 Shareholder reports                                                                                 109,554
--------------------------------------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees                                                        74,202
--------------------------------------------------------------------------------------------------------------
 Custodian fees and expenses                                                                          17,679
--------------------------------------------------------------------------------------------------------------
 Accounting service fees                                                                              12,000
--------------------------------------------------------------------------------------------------------------
 Trustees' compensation                                                                                5,356
--------------------------------------------------------------------------------------------------------------
 Other                                                                                                59,378
                                                                                                --------------
 Total expenses                                                                                    1,525,659
 Less reduction to custodian expenses                                                                (11,722)
                                                                                                --------------
 Net expenses                                                                                      1,513,937
==============================================================================================================
 Net Investment Income                                                                             6,434,047
==============================================================================================================
 Realized and Unrealized Gain (Loss)
 Net realized gain (loss) on:
 Investments                                                                                        (251,938)
 Closing of futures contracts                                                                       (143,583)
                                                                                                --------------
 Net realized gain (loss)                                                                           (395,521)
--------------------------------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation) on investments                               4,240,189
                                                                                                --------------
 Net realized and unrealized gain (loss)                                                           3,844,668
==============================================================================================================
 Net Increase in Net Assets Resulting from Operations                                            $10,278,715
                                                                                                ==============

See accompanying Notes to Financial Statements.

20 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

 Year Ended September 30,                                                            2001               2000
==============================================================================================================

 Operations
 Net investment income (loss)                                                $  6,434,047       $  7,113,195
--------------------------------------------------------------------------------------------------------------
 Net realized gain (loss)                                                        (395,521)        (6,134,194)
--------------------------------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation)                           4,240,189          1,698,137
                                                                             ---------------------------------
 Net increase (decrease) in net assets resulting from operations               10,278,715
2,677,138
==============================================================================================================
 Dividends and/or Distributions to Shareholders
 Dividends from net investment income:
 Class A                                                                       (4,855,308)        (5,444,951)
 Class B                                                                         (773,935)          (801,595)
 Class C                                                                         (742,695)          (821,842)
--------------------------------------------------------------------------------------------------------------
 Distributions from net realized gain:
 Class A                                                                               --           (770,641)
 Class B                                                                               --           (124,867)
 Class C                                                                               --           (137,356)
==============================================================================================================
 Beneficial Interest Transactions
 Net increase (decrease) in net assets resulting from
 beneficial interest transactions:
 Class A                                                                       (1,180,556)       (21,194,571)
 Class B                                                                        1,024,890           (237,454)
 Class C                                                                        1,820,600         (3,862,911)
==============================================================================================================
 Net Assets
 Total increase (decrease)                                                      5,571,711        (30,719,050)
--------------------------------------------------------------------------------------------------------------
 Beginning of period                                                          134,286,129        165,005,179
                                                                             ---------------------------------
 End of period [including undistributed (overdistributed)
 net investment income of $104,098 and $41,989, respectively]                $139,857,840       $134,286,129
                                                                             =================================

See accompanying Notes to Financial Statements.

21 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

FINANCIAL HIGHLIGHTS

 Class A    Year Ended September 30,                  2001        2000       1999         1998         1997
==============================================================================================================

 Per Share Operating Data
 Net asset value, beginning of period               $  14.28    $  14.76  $   15.65   $    15.16      $ 14.69
--------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                   .73         .72        .72          .69          .80
 Net realized and unrealized gain (loss)                 .42        (.39)      (.88)         .51          .45
                                                    ----------------------------------------------------------
 Total income (loss) from investment operations         1.15         .33       (.16)        1.20         1.25
--------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to
 shareholders:
 Dividends from net investment income                   (.72)       (.72)      (.71)        (.71)        (.78)
 Distributions from net realized gain                     --        (.09)      (.02)          --           --
                                                    ----------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                        (.72)       (.81)      (.73)        (.71)        (.78)
--------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                     $  14.71    $  14.28  $   14.76   $    15.65      $ 15.16
                                                    ==========================================================

==============================================================================================================
 Total Return, at Net Asset Value/1/                    8.22%       2.48%     (1.08)%       8.14%        8.72%

==============================================================================================================
 Ratios/Supplemental Data
 Net assets, end of period (in thousands)           $100,734    $ 99,032  $ 124,273   $  106,909      $87,111
--------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                  $ 97,558    $106,818  $ 118,906   $   97,001      $85,590
--------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:/2/
 Net investment income                                  5.02%       5.13%      4.72%        4.58%        5.35%
 Expenses                                               0.94%       0.94%      0.90%        0.94%/3/     1.02%/3/
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   32%         74%        10%          53%          31%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

22 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

 Class B   Year Ended September 30,                    2001        2000        1999        1998         19971/1/
==============================================================================================================

 Per Share Operating Data
 Net asset value, beginning of period               $ 14.28     $ 14.76     $ 15.65     $ 15.16       $ 14.69
--------------------------------------------------------------------------------------------------------------
 Income (loss) from investment
 operations:
 Net investment income                                  .62         .62         .62         .59           .67
 Net realized and unrealized gain (loss)                .41        (.39)       (.89)        .50           .46
                                                  ------------------------------------------------------------
 Total income (loss) from investment operations        1.03         .23        (.27)       1.09          1.13
--------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to
 shareholders:
 Dividends from net investment income                  (.61)       (.62)       (.60)       (.60)         (.66)
 Distributions from net realized gain                    --        (.09)       (.02)         --            --
                                                  ------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (.61)       (.71)       (.62)       (.60)         (.66)
--------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                     $ 14.70     $ 14.28     $ 14.76     $ 15.65        $15.16
                                                  ============================================================
==============================================================================================================
 Total Return, at Net Asset Value/2/                  7.34%       1.71%      (1.83)%      7.32%          7.88%
==============================================================================================================
 Ratios/Supplemental Data
 Net assets, end of period (in thousands)           $19,519     $17,972     $18,856     $13,537        $7,690
--------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                  $18,479     $18,498     $17,203     $10,830        $4,763
--------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:/3/
 Net investment income                                 4.25%       4.36%       3.96%       3.92%         4.54%
 Expenses                                              1.70%       1.70%       1.66%       1.69%/4/      1.79%/4/
--------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                 32%         74%         10%         53%           31%

1. Per share amounts calculated based on the average shares outstanding during the period.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

23 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

FINANCIAL HIGHLIGHTS Continued

 Class C Year Ended September 30,                        2001        2000        1999        1998        1997
==============================================================================================================
 Per Share Operating Data
 Net asset value, beginning of period                $  14.25   $   14.73   $   15.62   $   15.13   $   14.67
--------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                    .62         .62         .61         .58         .66
 Net realized and unrealized gain (loss)                  .42        (.39)       (.88)        .51         .47
                                                     --------------------------------------------------------
 Total income (loss) from investment operations          1.04         .23        (.27)       1.09        1.13
--------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to
 shareholders:
 Dividends from net investment income                    (.61)       (.62)       (.60)       (.60)       (.67)
 Distributions from net realized gain                      --        (.09)       (.02)         --          --
--------------------------------------------------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                         (.61)       (.71)       (.62)       (.60)       (.67)
--------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                      $  14.68   $   14.25   $   14.73   $   15.62   $   15.13
                                                     ========================================================
==============================================================================================================
 Total Return, at Net Asset Value/1/                     7.43%       1.71%      (1.84)%      7.34%       7.85%
==============================================================================================================
 Ratios/Supplemental Data
 Net assets, end of period (in thousands)            $ 19,604   $  17,282   $  21,876   $  17,673   $  13,940
--------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                   $ 17,692   $  18,906   $  21,036   $  16,367   $  11,970
--------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:2
 Net investment income                                  4.25%       4.37%       3.96%       3.85%       4.57%
 Expenses                                               1.70%       1.70%       1.66%       1.69%/3/    1.77%/3/
--------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                  32%         74%         10%         53%         31%

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

24 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

NOTES TO FINANCIAL STATEMENTS

================================================================================
 1. Significant Accounting Policies
 Oppenheimer Intermediate Municipal Fund (the Fund) is a separate series of
 Oppenheimer Municipal Fund, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek a high level of current income exempt from federal income tax. The Fund's investment advisor is OppenheimerFunds, Inc.
 (the Manager).

       The Fund offers Class A, Class B and Class C shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-
 end sales charge. Class B and Class C shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B and C have separate distribution and/or service plans.
 Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.
--------------------------------------------------------------------------------
 Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities
 (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value.
 Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type"
 debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
--------------------------------------------------------------------------------
 Inverse Floating Rate Securities. The Fund invests in inverse floating rate securities that pay interest at a rate that varies inversely with short-term interest rates. Certain of these securities may be leveraged, whereby the interest rate varies inversely at a multiple of the change in short-term rates.
 As interest rates rise, inverse floaters produce less current income. The price of such securities is more volatile than comparable fixed rate securities. The
 Fund intends to invest no more than 20% of its total assets in inverse floaters. Inverse floaters amount to $2,659,375 as of September 30, 2001.
 Including the effect of leverage, inverse floaters represent 1.89% of the
 Fund's total assets as of September 30, 2001.
--------------------------------------------------------------------------------
 Security Credit Risk. The Fund invests in high yield securities, which may be subject to a greater degree of credit risk, greater market fluctuations and risk of loss of income and principal, and may be more sensitive to economic conditions than lower yielding, higher rated fixed income securities. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of September 30, 2001, securities with an aggregate market value of $64,000, representing 0.05% of the
 Fund's net assets, were in default.

25 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

NOTES TO FINANCIAL STATEMENTS Continued

================================================================================
 1. Significant Accounting Policies Continued
 Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

--------------------------------------------------------------------------------
 Federal Taxes. The Fund intends to continue to comply with provisions of the
 Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.

 As of September 30, 2001, the Fund had available for federal income tax purposes unused capital loss carryovers as follows:

      Expiring
      --------------------------
      2008            $  196,064
      2009             5,988,174
                      ----------
      Total           $6,184,238
                      ==========

 As of September 30, 2001, the Fund had approximately $253,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010.

--------------------------------------------------------------------------------
 Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

--------------------------------------------------------------------------------
 Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

--------------------------------------------------------------------------------
 Investment Income. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

--------------------------------------------------------------------------------
 Security Transactions. Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
 Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

26 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

=====================================================================================================
2. Shares of Beneficial Interest

 The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:
                                  Year Ended September 30, 2001     Year Ended September 30, 2000
                                      Shares             Amount         Shares             Amount
-----------------------------------------------------------------------------------------------------

 Class A
 Sold                               1,491,339      $  21,763,611      1,163,684      $  16,634,283
 Dividends and/or
 distributions reinvested             245,277          3,571,928        326,801          4,681,187
 Redeemed                          (1,822,371)       (26,516,095)    (2,974,289)       (42,510,041)
                                  -------------------------------------------------------------------
 Net increase (decrease)              (85,755)     $  (1,180,556)    (1,483,804)     $ (21,194,571)
                                   ==================================================================
-----------------------------------------------------------------------------------------------------
 Class B
 Sold                                 344,374      $   5,029,852        332,417      $   4,772,600
 Dividends and/or
 distributions reinvested              32,863            478,430         42,695            611,338
 Redeemed                            (308,042)        (4,483,392)      (394,129)        (5,621,392)
-----------------------------------------------------------------------------------------------------
 Net increase (decrease)               69,195      $   1,024,890        (19,017)     $    (237,454)
                                   ==================================================================
-----------------------------------------------------------------------------------------------------
 Class C

 Sold                                 376,581      $   5,480,486        311,943      $   4,469,853
 Dividends and/or
 distributions reinvested              34,545            502,143         47,117            673,935
 Redeemed                           (287,855)         (4,162,029)      (631,187)        (9,006,699)
                                   ------------------------------------------------------------------
 Net increase (decrease)              123,271      $   1,820,600       (272,127)     $  (3,862,911)
                                   ==================================================================
=====================================================================================================
 3. Purchases and Sales of Securities

 The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended September 30, 2001, were
 $43,979,399 and $42,128,936, respectively.

 As of September 30, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $133,365,630 was:

             Gross unrealized appreciation                       $ 7,418,496
             Gross unrealized depreciation                        (3,273,062)
                                                                 -----------
             Net unrealized appreciation (depreciation)          $ 4,145,434
                                                                 ===========
=====================================================================================================
 4. Fees and Other Transactions with Affiliates
 Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of 0.50% of the first $100 million of average annual net assets, 0.45% of the next $150 million, 0.425% of the next $250 million and 0.40% of average annual net assets in excess of $500 million. The Fund's management fee for the year ended
 September 30, 2001, was an annualized rate of 0.49%.

27 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS Continued
--------------------------------------------------------------------------------

================================================================================
4. Fees and Other Transactions with Affiliates Continued

Accounting Fees. The Manager acts as the accounting agent for the Fund at an annual fee of $12,000, plus out-of-pocket costs and expenses reasonably incurred.
--------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed upon per account fee.
--------------------------------------------------------------------------------
Distribution and Service Plan Fees. Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                          Aggregate         Class A    Commissions      Commissions      Commissions
                          Front-End       Front-End     on Class A       on Class B       on Class C
                      Sales Charges   Sales Charges         Shares           Shares           Shares
                         on Class A     Retained by    Advanced by      Advanced by      Advanced by
 Year Ended                  Shares     Distributor   Distributor/1/   Distributor/1/   Distributor/1/
-----------------------------------------------------------------------------------------------------

 September 30, 2001         $88,200         $24,230         $4,248          $65,219          $33,758

 1. The Distributor Advances commission payments to dealers for certain sales of
 Class A shares and for sales of Class B and Class C shares from its own resources at the time of sale.

                                 Class A                      Class B                        Class C
                     Contingent Deferred          Contingent Deferred            Contingent Deferred
                           Sales Charges                Sales Charges                  Sales Charges
Year Ended       Retained by Distributor      Retained by Distributor        Retained by Distributor
-----------------------------------------------------------------------------------------------------

September 30, 2001                $5,362                     $24,044                            $580

 The Fund has adopted a Service Plan for Class A shares and Distribution and
 Service Plans for Class B and Class C shares under Rule 12b-1 of the Investment
 Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.
--------------------------------------------------------------------------------
 Class A Service Plan Fees. Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the year ended September 30, 2001, payments under the Class A plan totaled
 $234,862, all of which were paid by the Distributor to recipients, and included
 $22,776 paid to an affiliate of the Manager. Any unreimbursed expenses the
 Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

28 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

--------------------------------------------------------------------------------
 Class B and Class C Distribution and Service Plan Fees. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B and Class C plans provide for the Distributor to be compensated at a flat rate, whether the Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.

       The Distributor retains the asset-based sales charge on Class B shares.
 The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The asset-based sales charges on
 Class B and Class C shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.

       The Distributor's actual expenses in selling Class B and Class C shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the
 Fund under the plans. If any plan is terminated by the Fund, the Board of
 Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

 Distribution fees paid to the Distributor for the year ended September 30,
 2001, were as follows:

                                                           Distributor's               Distributor's
                                                               Aggregate                   Aggregate
                                                            Unreimbursed                Unreimbursed
                      Total Payments      Amount Retained       Expenses            Expenses as % of
                          Under Plan       by Distributor     Under Plan         Net Assets of Class
-----------------------------------------------------------------------------------------------------

Class B Plan                $184,625             $143,867       $201,494                       1.03%
Class C Plan                 176,739               24,154        415,655                       2.12
=====================================================================================================

 5. Futures Contracts
 A futures contract is a commitment to buy or sell a specific amount of a commodity or financial instrument at a particular price on a stipulated future date at a negotiated price. Futures contracts are traded on a commodity exchange. The Fund may buy and sell futures contracts that relate to broadly based securities indices "financial futures" or debt securities "interest rate futures" in order to gain exposure to or to seek to protect against changes in market value of stock and bonds or interest rates. The Fund may also buy or write put or call options on these futures contracts.

       The Fund generally sells futures contracts to hedge against increases in interest rates and decreases in market value of portfolio securities. The Fund may also purchase futures contracts to gain exposure to market changes as it may be more efficient or cost effective than actually buying fixed income securities.

29 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

NOTES TO FINANCIAL STATEMENTS Continued

================================================================================
 5. Futures Contracts Continued

      Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

      Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of
 Investments. The Statement of Assets and Liabilities reflects a receivable and/or payable for the daily mark to market for variation margin. Realized gains and losses are reported on the Statement of Operations as closing and expiration of futures contracts.

     Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

     As of September 30, 2001, the Fund had outstanding futures contracts as follows:

                                                                                        Unrealized
                               Expiration       Number of         Valuation as of     Appreciation
Contract Description                Dates       Contracts      September 30, 2001    (Depreciation)
-----------------------------------------------------------------------------------------------------

Contracts to Purchas
U.S. Treasury Nts., 5 yr.        12/19/01              38              $4,111,125          $92,625
                                                                                         ============

================================================================================
6. Illiquid Securities

 As of September 30, 2001, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The
 Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of
 September 30, 2001, was $64,000, which represents 0.05% of the Fund's net assets.

================================================================================
 7. Bank Borrowings

 The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
 Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of
 0.08% per annum.

 The Fund had no borrowings outstanding during the year ended or at September
 30, 2001.

30 | OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

                                                      Appendix A

                                          MUNICIPAL BOND RATINGS DEFINITIONS

Below are summaries of the rating  definitions  used by the  nationally-recognized  rating  agencies  listed below for municipal  securities.  Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc. ("Moody's")

LONG-TERM BOND RATINGS

Aaa:  Bonds  rated  "Aaa" are  judged to be the best  quality.  They carry the  smallest  degree of  investment  risk.
Interest  payments are protected by a large or by an  exceptionally  stable margin and principal is secure.  While the various  protective  elements are likely to change,  the changes that can be expected are most  unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by all standards.  Together with the "Aaa" group,  they comprise what are generally known as high-grade  bonds.  They are rated lower than the best bonds because margins of protection may not be as large as with Aaa  securities  or  fluctuation  of  protective  elements may be of greater  amplitude or there  may be  other  elements  present  which  make the  long-term  risk  appear  somewhat  larger  than the of "Aaa"
securities.

A: Bonds rated "A" possess  many  favorable  investment  attributes  and are to be  considered  as  upper-medium-grade obligations.  Factors giving  security to principal and interest are  considered  adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa:  Bonds rated "Baa" are  considered  medium-grade  obligations;  that is, they are neither  highly  protected  nor poorly  secured.  Interest  payments and principal  security  appear  adequate for the present but certain  protective elements  may be  lacking  or may be  characteristically  unreliable  over any great  length of time.  Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have speculative elements.  Their future cannot be considered  well-assured.  Often the protection of interest and principal  payments may be very moderate and thereby not well  safeguarded  during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally lack  characteristics  of the desirable  investment.  Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa:  Bonds  rated  "Caa" are of poor  standing.  Such  issues may be in default or there may be present  elements  of danger with respect to principal or interest.

Ca: Bonds rated "Ca" represent  obligations  which are speculative in a high degree.  Such issues are often in default or have other marked shortcomings.
C: Bonds  rated "C" are the lowest  class of rated bonds and can be regarded as having  extremely  poor  prospects  of ever attaining any real investment standing.

Con. (...):  Bonds for which the security  depends on the  completion of some act or the  fulfillment  of some condition are rated  conditionally.  These bonds are secured by (a)  earnings of projects  under  construction,  (b) earnings of projects  unseasoned in operating  experience,  (c) rentals that begin when facilities are completed,  or (d) payments to which some other  limiting  condition  attaches.  The  parenthetical  rating denotes  probable  credit stature upon completion of construction or elimination of the basis of the condition.

Moody's applies  numerical  modifiers 1, 2, and 3 in each generic rating  classification  from "Aa" through "Caa." The modifier "1" indicates that the obligation  ranks in the higher end of its generic rating  category;  the modifier "2"
indicates a mid-range  ranking;  and the  modifier  "3"  indicates a ranking in the lower end of that  generic  rating category. Advanced refunded issues that are secured by certain assets are identified with a # symbol.

SHORT-TERM RATINGS - U.S. TAX-EXEMPT MUNICIPALS

There are three ratings for short-term obligations that are investment grade.  Short-term speculative  obligations are designated "SG." For variable rate demand  obligations,  a two-component  rating is assigned.  The first (MIG) element represents an evaluation by Moody's of the degree of risk associated with scheduled  principal and interest  payments.
The second element (VMIG) represents an evaluation of the degree of risk associated with the demand feature.

MIG 1/VMIG 1: Denotes  superior credit quality.  Excellent  protection is afforded by established  cash flows,  highly reliable liquidity support or demonstrated broad-based access to the market for refinancing..

MIG  2/VMIG 2:  Denotes  strong  credit  quality.  Margins of  protection  are ample  although  not as large as in the preceding group.

MIG 3/VMIG 3: Denotes acceptable credit quality.  Liquidity and cash-flow  protection may be narrow, and market access for refinancing is likely to be less well established.

SG:  Denotes speculative-grade credit quality. Debt instruments in this category may lack margins of protection.

Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's")

LONG-TERM CREDIT RATINGS

AAA:  Bonds rated `AAA' has the highest  rating  assigned  by Standard & Poor's.  The  obligor's  capacity to meet its financial commitment on the obligation is extremely strong.
AA: Bonds rated `AA' differs from the highest-rated  obligations only in small degree.  The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated `A' are somewhat  more  susceptible  to the adverse  effects of changes in  circumstances  and economic conditions  than  obligations  in  higher-rated  categories.  However,  the  obligor's  capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated `BBB' exhibits  adequate  protection  parameters.  However,  adverse economic  conditions or changing circumstances  are more likely to lead to a weakened  capacity of the obligor to meet its financial  commitment on the obligation.

BB, B, CCC, CC, and C

Obligations  rated `BB', `B', `CCC',  `CC', and `C' are regarded as having  significant  speculative  characteristics.
`BB'  indicates the least degree of  speculation  and `C' the highest.  While such  obligations  will likely have some quality and protective  characteristics,  these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB:  Bonds rated `BB' are less  vulnerable  to  nonpayment  than other  speculative  issues.  However,  it faces major ongoing  uncertainties or exposure to adverse business,  financial,  or economic  conditions,  which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated `B' are more vulnerable to nonpayment than  obligations  rated `BB', but the obligor  currently has the capacity to meet its financial  commitment on the obligation.  Adverse  business,  financial,  or economic  conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated `CCC' are currently  vulnerable to nonpayment and are dependent upon favorable  business,  financial, and economic  conditions for the obligor to meet its financial  commitment on the obligation.  In the event of adverse business,  financial,  or economic  conditions,  the obligor is not likely to have the capacity to meet its  financial commitment on the obligation.

CC: Bonds rated `CC' are currently highly vulnerable to nonpayment.

C: The `C' rating may be used to cover a situation  where a bankruptcy  petition has been filed or similar  action has been taken, but payments on this obligation are being continued.

D: Bonds rated `D' are in payment  default.  The `D' rating  category is used when payments on an  obligation  are not made on the date due even if the  applicable  grace period has not expired,  unless  Standard & Poor's  believes  that such  payments  will be made  during  such  grace  period.  The `D'  rating  also  will be used  upon the  filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

The  ratings  from `AA' to `CCC' may be modified by the  addition  of a plus or minus sign to show  relative  standing within the major rating categories.

c: The `c'  subscript  is used to  provide  additional  information  to  investors  that the  bank may  terminate  its obligation  to purchase  tendered  bonds if the  long-term  credit  rating of the issuer is below an  investment-grade level and/or the issuer's bonds are deemed taxable.
p: The letter `p' indicates that the rating is  provisional.  A provisional  rating assumes the successful  completion of the project  financed by the debt being rated and indicates  that payment of debt service  requirements  is largely or entirely dependent upon the successful,  timely completion of the project. This rating,  however,  while addressing credit quality  subsequent to completion of the project,  makes no comment on the likelihood of or the risk of default upon failure of such  completion.  The investor  should  exercise his own judgment with respect to such likelihood and risk.

r: The `r'  highlights  derivative,  hybrid,  and  certain  other  obligations  that  Standard & Poor's  believes  may experience high volatility or high variability in expected  returns as a result of noncredit  risks.  Examples of such obligations  are  securities  with  principal or interest  return  indexed to equities,  commodities,  or  currencies;
certain swaps and options;  and interest-only and  principal-only  mortgage  securities.  The absence of an `r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

SHORT-TERM ISSUE CREDIT RATINGS

SP-1:  Strong  capacity to pay  principal and  interest.  An issue with a very strong  capacity to pay debt service is given a (+) designation.

SP-2:  Satisfactory capacity to pay principal and interest,  with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

Fitch, Inc.

INTERNATIONAL LONG-TERM CREDIT RATINGS

Investment Grade:

AAA:  Highest Credit  Quality.  "AAA" ratings denote the lowest  expectation of credit risk. They are assigned only in the case of  exceptionally  strong  capacity for timely  payment of  financial  commitments.  This  capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit  Quality.  "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial  commitments.  This capacity is not  significantly  vulnerable to foreseeable events.

A: High Credit  Quality.  "A" ratings  denote a low  expectation  of credit risk.  The capacity for timely  payment of financial  commitments  is  considered  strong.  This  capacity may,  nevertheless,  be more  vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB:  Good Credit  Quality.  "BBB"  ratings  indicate that there is currently a low  expectation  of credit risk.  The capacity for timely payment of financial  commitments is considered  adequate,  but adverse  changes in  circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB:  Speculative.  "BB" ratings  indicate that there is a possibility of credit risk  developing,  particularly as the result of adverse  economic change over time.  However,  business or financial  alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly  Speculative.  "B" ratings indicate that significant credit risk is present,  but a limited margin of safety remains.  Financial commitments are currently being met. However,  capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk.  Default is a real  possibility.  Capacity for meeting  financial  commitments is solely reliant upon sustained,  favorable  business or economic  developments.  A "CC" rating  indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D:  Default.  The ratings of  obligations  in this  category are based on their  prospects  for achieving partial or full recovery in a  reorganization  or  liquidation  of the obligor.  While  expected  recovery  values are highly  speculative  and cannot be estimated  with any precision,  the following  serve as general  guidelines.  "DDD"
obligations  have the highest  potential for recovery,  around 90%-100% of outstanding  amounts and accrued  interest.
"DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

Entities  rated in this category have  defaulted on some or all of their  obligations.  Entities  rated "DDD" have the highest  prospect for  resumption  of  performance  or  continued  operation  with or without a formal  reorganization process.  Entities rated "DD" and "D" are generally undergoing a formal  reorganization or liquidation process;  those rated "DD" are likely to satisfy a higher portion of their  outstanding  obligations,  while entities rated "D" have a poor prospect for repaying all obligations.

Plus (+) and minus (-) signs may be appended to a rating  symbol to denote  relative  status  within the major  rating categories.  Plus and minus signs are not added to the "AAA" category or to categories  below "CCC," nor to short-term ratings other than "F1" (see below).

INTERNATIONAL SHORT-TERM CREDIT RATINGS

F1: Highest credit quality.  Strongest capacity for timely payment of financial commitments.  May have an added "+" to denote any exceptionally strong credit feature.

F2: Good credit  quality.  A  satisfactory  capacity for timely  payment of financial  commitments,  but the margin of safety is not as great as in the case of higher ratings.
F3: Fair credit  quality.  Capacity  for timely  payment of financial  commitments  is  adequate.  However,  near-term adverse changes could result in a reduction to non-investment grade.

B:  Speculative.  Minimal  capacity  for timely  payment of financial  commitments,  plus  vulnerability  to near-term adverse changes in financial and economic conditions.

C: High default risk.  Default is a real  possibility.  Capacity for meeting  financial  commitments is solely reliant upon a sustained, favorable business and economic environment.

D: Default. Denotes actual or imminent payment default.

                                                      Appendix B

                                               Industry Classifications

Aerospace/Defense                                            Food and Drug Retailers
Air Transportation                                           Gas Utilities
Asset-Backed                                                 Health Care/Drugs
Auto Parts and Equipment                                     Health Care/Supplies & Services
Automotive                                                   Homebuilders/Real Estate
Bank Holding Companies                                       Hotel/Gaming
Banks                                                        Industrial Services
Beverages                                                    Information Technology
Broadcasting                                                 Insurance
Broker-Dealers                                               Leasing & Factoring
Building Materials                                           Leisure
Cable Television                                             Manufacturing
Chemicals                                                    Metals/Mining
Commercial Finance                                           Nondurable Household Goods
Communication Equipment                                      Office Equipment
Computer Hardware                                            Oil - Domestic
Computer Software                                            Oil - International
Conglomerates                                                Paper
Consumer Finance                                             Photography
Consumer Services                                            Publishing
Containers                                                   Railroads & Truckers
Convenience Stores                                           Restaurants
Department Stores                                            Savings & Loans
Diversified Financial                                        Shipping
Diversified Media                                            Special Purpose Financial
Drug Wholesalers                                             Specialty Printing
Durable Household Goods                                      Specialty Retailing
Education                                                    Steel
Electric Utilities                                           Telecommunications - Long Distance
Electrical Equipment                                         Telephone - Utility
Electronics                                                  Textile, Apparel & Home Furnishings
Energy Services                                              Tobacco
Entertainment/Film                                           Trucks and Parts
Environmental                                                Wireless Services
Food

                                                      Appendix C

                            OppenheimerFunds Special Sales Charge Arrangements and Waivers
                            --------------------------------------------------------------

In certain cases, the initial sales charge that applies to purchases of Class A shares1 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.2  That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans.
Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional
Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
              1)  plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
              2)  non-qualified deferred compensation plans,
              3)  employee benefit plans3
              4)  Group Retirement Plans4
              5)  403(b)(7) custodial plan accounts
              6)  Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
I.

                     Applicability of Class A Contingent Deferred Sales Charges in Certain Cases
----------------------------------------------------------------------------------------------------------------------

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject to
the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months (24 months in the case of Oppenheimer Rochester National Municipals and Rochester Fund
Municipals) of the beginning of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."5 This waiver provision applies to:
|_|      Purchases of Class A shares aggregating $1 million or more.
|_|      Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001. That included plans
              (other than IRA or 403(b)(7) Custodial Plans) that: 1) bought shares costing $500,000 or more, 2) had at the time of purchase 100 or more eligible employees or total plan assets of $500,000 or more, or 3)
              certified to the Distributor that it projects to have annual plan purchases of $200,000 or more.
|_|      Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
              1)  through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or
              2)  by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
|_|      Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
              1)  The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") on
                  a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch
                  Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between
                  Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable
                  Investments").
              2)  The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and
                  Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with
                  Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.
              3)  The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees
                  (as determined by the Merrill Lynch plan conversion manager).
|_|      Purchases by a Retirement  Plan whose record keeper had a  cost-allocation  agreement with the Transfer Agent on or before March 1, 2001.
II.

                                Waivers of Class A Sales Charges of Oppenheimer Funds
----------------------------------------------------------------------------------------------------------------------

A.   Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
|_|      The Manager or its affiliates.
|_|      Present or former officers, directors, trustees and employees (and their "immediate families") of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term
              "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
|_|      Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
|_|      Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
|_|      Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the
              Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
|_|      Investment advisors and financial planners who have entered into an agreement for this purpose with the
              Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
|_|      "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
|_|      Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
|_|      Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
|_|      A unit investment trust that has entered into an appropriate agreement with the Distributor.
|_|      Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the
              Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
|-|

         Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal
              Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
|_|      A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through
              DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.   Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
|_|      Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
|_|      Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other
              Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
|_|      Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market
              Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
|_|      Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid
              Trust Series.
|_|      Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the
              Manager or an affiliate acts as sponsor.

C.   Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
|_|      To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
|_|      Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
|_|      For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
              2)  To return excess contributions.
              3)  To return contributions made due to a mistake of fact.
              4)  Hardship withdrawals, as defined in the plan.6
              5)  Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal
                  Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make "substantially equal periodic payments" as described in Section 72(t) of the Internal
                  Revenue Code.
              8)  For loans to participants or beneficiaries.
              9)  Separation from service.7
              10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made special arrangements with the
                  Distributor.
              11) Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
|_|      For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver.
|_|      For distributions from retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor.
|_|      For distributions from retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or record keepers which have entered into a special agreement with the Distributor.
III.                      Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds
----------------------------------------------------------------------------------------------------------------------

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.   Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
|_|      Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the applicable
              Prospectus.
|_|      Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the
              Social Security Administration.
|_|      Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
|_|      Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
|_|      Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $500,000 or more and made more than 12 months after the Retirement Plan's first purchase of
              Class C shares, if the redemption proceeds are invested in Class N shares of one or more Oppenheimer funds.
|_|      Distributions8 from Retirement Plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
              2)  To return excess contributions made to a participant's account.
              3)  To return contributions made due to a mistake of fact.
              4)  To make hardship withdrawals, as defined in the plan.9
              5)  To make distributions required under a Qualified Domestic Relations Order or, in the case of an
                  IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make "substantially equal periodic payments" as described in Section 72(t) of the Internal
                  Revenue Code.
              8)  For loans to participants or beneficiaries.10
              9)  On account of the participant's separation from service.11
              10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
              11) Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
              12) For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed
                  10% of the account's value, adjusted annually.
              13) Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a
                  Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
              14) For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares or Class C shares under an Automatic Withdrawal Plan from an account other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B.   Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
|_|      Shares sold to the Manager or its affiliates.
|_|      Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Shares issued in plans of reorganization to which the Fund is a party.
|_|      Shares sold to present or former officers, directors, trustees or employees (and their "immediate families"
              as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

IV.

   Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of Former
                                                     Quest for Value Funds
----------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds. Those funds include:
     Oppenheimer Quest Value Fund, Inc.                       Oppenheimer Small Cap Value Fund
     Oppenheimer Quest Balanced Value Fund                    Oppenheimer Quest Global Value Fund, Inc.
     Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized)
into various Oppenheimer funds on November 24, 1995:

     Quest for Value U.S. Government Income Fund              Quest for Value New York Tax-Exempt Fund
     Quest for Value Investment Quality Income Fund           Quest for Value National Tax-Exempt Fund
     Quest for Value Global Income Fund                       Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an
Oppenheimer fund that are either:
|_|      acquired by such shareholder pursuant to an exchange of shares of an Oppenheimer fund that was one of the
              Former Quest for Value Funds, or
|_|      purchased by such shareholder by exchange of shares of another Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on November
              24, 1995.

A.   Reductions or Waivers of Class A Sales Charges.

|X|      Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

-------------------------------- ---------------------------- --------------------------------- ---------------------
Number of Eligible Employees     Initial Sales Charge as a    Initial Sales Charge as a % of    Concession as % of
or Members                       % of Offering Price          Net Amount Invested               Offering Price
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
9 or Fewer                                  2.50%                          2.56%                       2.00%
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
At least  10 but not more  than             2.00%                          2.04%                       1.60%
49
-------------------------------- ---------------------------- --------------------------------- ---------------------

----------------------------------------------------------------------------------------------------------------------
         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

        Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals who
qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

|X|      Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
o        Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA Family of Funds.
o        Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.

|X|      Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee
Retirement Income Security Act of 1974 and regulations adopted under that law.

B.   Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

|X|      Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund.
The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
o        withdrawals under an automatic withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

|X|      Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24, 1995. In
the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or
Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value
Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such
Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to
November 24, 1995:
o        redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S. Social Security Administration);
o        withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.
V.         Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                      Connecticut Mutual Investment Accounts, Inc.
------------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:
     Connecticut Mutual Liquid Account                          Connecticut Mutual Total Return Account
     Connecticut Mutual Government Securities Account           CMIA LifeSpan Capital Appreciation Account
     Connecticut Mutual Income Account                          CMIA LifeSpan Balanced Account
     Connecticut Mutual Growth Account                          CMIA Diversified Income Account

A.   Prior Class A CDSC and Class A Sales Charge Waivers.

|X|      Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former Connecticut
Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a
Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
              1)  persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were
                  $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the
                  Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
              2)  persons whose intended purchases under a Statement of Intention entered into prior to March 18,
                  1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior
Class A CDSC.

|X|

         Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18, 1996, and still holds Class A shares:
              1)  any purchaser, provided the total initial amount invested in the Fund or any one or more of the
                  Former Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the Combined Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former
                  Connecticut Mutual Funds or a Fund into which such Fund merged;
              2)  any participant in a qualified plan, provided that the total initial amount invested by the plan in the Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
              3)  Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
              4)  employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the
                  prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
              5)  one or more members of a group of at least 1,000 persons (and persons who are retirees from such group) engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
              6)  an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the Panorama Separate
Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.   Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or
Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
     1)  by the estate of a deceased shareholder;
     2)  upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
     3)  for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under
         Section 457 of the Code, or other employee benefit plans;
     4)  as tax-free returns of excess contributions to such retirement or employee benefit plans;
     5)  in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
     6)  in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
     7)  in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
     8)  in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
     9)  as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's
         Articles of Incorporation, or as adopted by the Board of Directors of the Fund.
VI.                   Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.
----------------------------------------------------------------------------------------------------------------------

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income
Fund and Oppenheimer Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%.
VII.            Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities Fund
----------------------------------------------------------------------------------------------------------------------

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
|_|      the Manager and its affiliates,
|_|      present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
|_|      registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
|_|      dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
|_|      employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
|_|      dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
|_|      dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

Oppenheimer Intermediate Municipal Fund

Internet Website:

         www.oppenheimerfunds.com
         ------------------------

Investment Advisor
       OppenheimerFunds, Inc.
       498 Seventh Avenue
       New York, New York 10018

Distributor
       OppenheimerFunds Distributor, Inc.
       498 Seventh Avenue
       New York, New York 10018

Transfer Agent
       OppenheimerFunds Services
       P.O. Box 5270
       Denver, Colorado 80217-5270
       1-800-525-7048

Custodian Bank
       Citibank, N.A.
       399 Park Avenue
       New York, New York 10043

Independent Auditors
       Deloitte & Touche LLP
       555 Seventeenth Street
       Denver, Colorado 80202

Legal Counsel
       Myer, Swanson, Adams & Wolf, P.C.
       1600 Broadway
       Denver, Colorado 80202

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